UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
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Polaris Industries Inc.

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Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
763-542-0500
Fax: 763-542-0599

March 10, 2011

Dear Fellow Shareholder:

The Board of Directors of Polaris Industries Inc. joins me in extending a cordial invitation to attend our 2011 Annual Meeting of Shareholders which will be held at our corporate headquarters, 2100 Highway 55, Medina, Minnesota, 55340, on Thursday, April 28, 2011 at 9:00 a.m. local time.

In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris’ 2010 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

Again this year, we will be using the “Notice and Access” method of furnishing proxy materials to you over the Internet. We believe that this process will provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our annual meeting and the costs of printing and distributing the proxy materials. On or about March 10, 2011 we will mail to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and vote electronically over the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials. We will not be mailing the Notice to shareholders who previously elected to receive paper copies of the proxy materials, but rather will mail them a full set of the proxy materials.

It is important that your shares be represented at the meeting whether or not you plan to attend in person. Please vote electronically over the Internet or, if you receive a paper copy of the proxy card by mail, by telephone or by returning your signed proxy card in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so by following the procedures described in the Proxy Statement even though you have previously sent a proxy.

We hope that you will be able to attend the meeting and we look forward to seeing you.

Sincerely,

Gregory R. Palen
Chairman of the Board

Enclosures

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
March 10, 2011

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Polaris Industries Inc. will hold its 2011 Annual Meeting of Shareholders at its corporate headquarters located at 2100 Highway 55, Medina, Minnesota, 55340, on Thursday, April 28, 2011. The meeting will begin at 9:00 a.m. local time. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about March 10, 2011. At the meeting, our shareholders will:

1. Elect four Class II directors for three-year terms ending in 2014.

2. Vote on the approval of the Amended and Restated 2007 Omnibus Incentive Plan.

3. Vote on the approval of the material terms of the Amended Long Term Incentive Plan.

4. Vote on ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011.

5. Submit an advisory vote on approval of the compensation of our Named Executive Officers (as defined in the accompanying Proxy Statement).

6. Submit an advisory vote on whether future votes to approve the compensation of our Named Executive Officers should occur every one, two or three years.

7. Act on any other matters that may properly come before the meeting.

The Board recommends that shareholders vote FOR each of the following:

1. The director nominees named in the accompanying Proxy Statement.

2. The approval of the Amended and Restated 2007 Omnibus Incentive Plan.

3. The approval of the material terms of the Amended Long Term Incentive Plan.

4. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011.

5. The advisory vote to approve the compensation of our Named Executive Officers.

The Board recommends that shareholders vote that future votes to approve the compensation of our Named Executive Officers should occur every three years; however, shareholders are not voting to approve or disapprove the Board’s recommendation on this matter and may vote for any of the available choices on the matter.

Only shareholders of record at the close of business on February 28, 2011 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/  Stacy L. Bogart

Stacy L. Bogart
Vice President-General Counsel and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote as soon as possible via the Internet as described in the Notice. If you received a copy of the proxy card by mail, you may vote by Internet or telephone as instructed on the proxy card, or you may sign, date and mail the proxy card in the envelope provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2011.

Our Proxy Statement for the 2011 Annual Meeting of Shareholders, our Annual Report to Shareholders for the fiscal year ended December 31, 2010 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.proxydocs.com/pii.

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:	You can vote if you were a shareholder at the close of business on the record date of February 28, 2011. There were a total of 34,053,032 shares of our common stock outstanding on February 28, 2011. The Notice of Internet Availability of Proxy Materials, this Proxy Statement and any accompanying proxy card, along with the Annual Report for 2010, were first made available to you beginning on or about March 10, 2011. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

• Election of four nominees as Class II directors for three-year terms ending in 2014. The Board of Directors’ nominees are Gary E. Hendrickson, John R. Menard, R. M. Schreck, and William Grant Van Dyke.

• Approval of the Amended and Restated 2007 Omnibus Incentive Plan (the “Omnibus Plan”) to, among other things, increase the reserve for all awards under the plan by 4,000,000 shares.

• Approval of the material terms of the Polaris Industries Inc. Amended Long Term Incentive Plan (the “LTIP”).

• Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011.

• Advisory vote on approval of the compensation of our Named Executive Officers (as defined below).

• Advisory vote on whether future votes to approve the compensation of our Named Executive Officers should occur every one, two or three years.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote FOR the director nominees, FOR the approval of the Amended and Restated Omnibus Plan, FOR the approval of the material terms of the Amended LTIP, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011, and FOR the advisory vote on approval of the compensation of our Named Executive Officers. In addition, the Board recommends that you vote that future votes to approve the compensation of our Named Executive Officers should occur every three years; however, you may vote for any of the frequency options and are not voting on the Board’s recommendation.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

“Notice and Access” rules adopted by the United States Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and our Annual Report for 2010, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the

Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:	How many shares must be voted to approve each proposal?

A:	Quorum. A majority of the outstanding shares of our common stock represented in person or by proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 34,053,032 shares of our common stock were issued and outstanding. A majority of those shares, or 17,026,517 shares of our common stock, will constitute a quorum for the purpose of electing directors, adopting proposals and submitting advisory votes at the Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.

Vote Required. Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes will have no effect on the voting for the election of directors.

The proposals to ratify the selection of our independent registered public accounting firm, to approve the Omnibus Plan and to approve the material terms of the LTIP will be determined by the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote, assuming the presence of a quorum (provided that the number of shares voted in favor of such proposals constitutes more than 25% of the outstanding shares of our common stock). In addition, holders of a majority of the outstanding shares of our common stock must vote on the proposal to amend the Omnibus Plan. We will consider the shareholders to have approved the compensation of our Named Executive Officers if there are more votes cast “FOR” the proposal than “AGAINST.” We will consider the shareholders to have selected the frequency of future votes to approve the compensation of our Named Executive Officers that receive the greatest number of votes. The advisory votes to approve the compensation of our Named Executive Officers and the frequency of future votes to approve the compensation of our Named Executive Officers are not binding on the Board, but the Compensation Committee will consider the shareholders’ advisory input on these matters when establishing compensation for our Named Executive Officers in future years and determining whether future votes to approve the compensation of our Named Executive Officers should occur every one, two or three years. We will disclose the Board’s determination as to whether future votes to approve the compensation of our Named Executive Officers will occur every one, two or three years in a Form 8-K filed with 150 days of the Annual Meeting.

Q:	What is the effect of broker non-votes and abstentions?

A:	A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or does not exercise discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to that proposal. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Broker non-votes will have no effect on the election of directors, the approval of the material terms of the LTIP, the ratification of the independent registered public accounting firm, the advisory vote to approve the compensation of our Named Executive Officers or the advisory vote regarding the frequency of future votes to approve the compensation of our Named Executive Officers. Because a majority of the outstanding shares of our common stock must vote on the proposal to approve the Omnibus Plan, broker non-votes could have the effect of precluding the matter from passing.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Abstentions will have the same effect as voting against the proposals to approve the Omnibus Plan, to approve the material terms of the LTIP, and to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the advisory vote to approve the compensation of our Named Executive Officers or the advisory vote regarding the frequency of future votes to approve the compensation of our Named Executive Officers.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. We do not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the Annual Meeting or by using one of the three following methods:

• Vote by Internet, by going to the web address http://www.eproxy.com/pii and following the instructions for Internet voting shown on the Notice, or if you requested printed proxy materials or you receive a paper copy of the proxy card, by following the instructions provided with your proxy materials and on your proxy card.

If you elected to receive printed proxy materials, you may also:

• Vote by phone by dialing 1-800-560-1965 and following the instructions for telephone voting provided with your printed proxy materials and on your proxy card.

• Vote by completing, signing, dating and mailing the proxy card in the envelope provided. If you vote by phone or Internet, please do not mail your proxy card.

If you are a street-name shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the proxy will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

Q:	Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the meeting.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted by:

• Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions or (2) following the Internet voting instructions or (3) completing, signing, dating and returning a new proxy card to us; or

• Giving written notice before the vote at the meeting to our Secretary, stating that you are revoking your proxy.

Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it — that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:	Wells Fargo Bank, N.A., our independent proxy tabulator, will count the votes. A representative of Wells Fargo Bank, N.A. and Mark McCormick, our corporate controller, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

• To allow Wells Fargo Bank, N.A. to tabulate the vote;

• To allow Mark McCormick, our corporate controller, and a representative of Wells Fargo Bank, N.A. to certify the results of the vote; and

• To meet applicable legal requirements.

Q:	What shares are included on my proxy?

A:	Your proxy will represent all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Polaris 2007 Omnibus Incentive Plan, the Polaris Restricted Stock Plan, the Polaris Employee Stock Purchase Plan, as well as shares you own through the Polaris Employee Stock Ownership Plan and the Polaris 401(k) Retirement Savings Plan.

Q:	What happens if I don’t vote shares that I own?

A:	For shares registered in your name. If you do not vote shares that are registered in your name by voting in person at the Annual Meeting or by proxy through the Internet, telephone or mail as described on the Notice, the Internet voting site or, if you requested printed proxy materials or receive a paper copy of the proxy card, by following the instructions therein, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See effect of “broker non-votes” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

For shares held in certain employee plans. If you hold shares in the Employee Stock Ownership Plan or the 401(k) Retirement Savings Plan and you do not submit your voting instructions by proxy through the mail, telephone or Internet as described on the proxy card, those shares will be voted in the manner described in the following two questions.

Q:	How are common shares in the Polaris Employee Stock Ownership Plan voted?

A:	If you hold shares of common stock through the Polaris Employee Stock Ownership Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account as directed by the committee that administers the plan. Votes under the Polaris Employee Stock Ownership Plan receive the same confidentiality as all other votes.

Q:	How are common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:	If you hold shares of our common stock through the Polaris 401(k) Retirement Savings Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k) Retirement Savings Plan participants vote their shares. Votes under the Polaris 401(k) Retirement Savings Plan receive the same confidentiality as all other votes.

Q:	What does it mean if I get more than one Notice or proxy card?

A:	Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals and nominees due for the 2012 Annual Meeting of the Shareholders?

A:	If you want to submit a shareholder proposal or nominee for the 2012 Annual Meeting of Shareholders, you must submit the proposal in writing to our Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota, 55340, so it is received by the relevant date set forth below under “Submission of Shareholder Proposals and Nominations”.

Q:	How is this proxy solicitation being conducted?

A:	We hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $15,000, plus out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. In addition, some of our employees may solicit proxies. D.F. King & Co., Inc. and employees may solicit proxies in person, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 16, 2011 by each person known to us who then beneficially owned more than 5% of the outstanding shares of common stock, each director, each nominee for director, each Named Executive Officer named in the Summary Compensation Table appearing below and all current executive officers and directors as a group. As of February 16, 2011, there were 34,097,865 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to common stock equivalents credited as of February 16, 2011 to the accounts of each director under our Deferred Compensation Plan for Directors that is described in this Proxy Statement under the heading “Director Compensation.”

	Shares
	Beneficially	Percent	Common Stock	Deferred Stock
Name and Address of Beneficial Owner	Owned	of Class	Equivalents(12)	Units(13)

BlackRock, Inc.(1)	2,528,568	7.4%
Wells Fargo and Company(2)	2,224,239	6.5%
Fuji Heavy Industries Ltd.(3)	1,980,000	5.8%
Scott W. Wine(4)(5)(6)	124,500	*
Chief Executive Officer and Director
Michael W. Malone(5)(7)	179,195	*
Vice President—Finance and Chief Financial Officer
Bennett J. Morgan(4)(5)(8)	309,078	*
President and Chief Operating Officer
John B. Corness(5)	89,332	*
Vice President—Human Resources
Suresh Krishna(4)	12,000	*
Vice President—Global Operations and Integration
Robert L. Caulk	0	*	6,311	6,442
Director
Annette K. Clayton	0	*	11,866	6,442
Director
Gary E. Hendrickson	0	*	0	0
Director Nominee
Bernd F. Kessler	0	*	1,356	1,282
Director
John R. Menard, Jr.	0	*	13,670	6,442
Director
Gregory R. Palen(9)(10)	33,427	*	51,941	6,442
Non-executive Chairman of the Board of Directors
R. M. (Mark) Schreck(9)	19,890	*	17,694	6,442
Director
William Grant Van Dyke(11)	1,000	*	9,234	6,442
Director
John P. Wiehoff	0	*	6,383	5,050
Director
All directors and current executive officers as a group (21 persons)(4)-(11)	986,362	2.8%	118,455	44,984

*	Indicates ownership of less than 1%.

(1)	The address for BlackRock, Inc. and its affiliates (collectively, “BlackRock”) is 40 East 52nd Street, New York, NY 10022. BlackRock, an investment advisor, has sole voting and dispositive power with respect to 2,528,568 shares. This information was reported on the Schedule 13G/A filed by BlackRock with the SEC on February 8, 2011.

(2)	The address for Wells Fargo and Company and its subsidiaries (collectively, “Wells Fargo”) is 420 Montgomery Street, San Francisco, CA 94104. Wells Fargo, a holding company, has sole voting power with respect to 1,839,588 shares, shared voting power with respect to 550 shares, sole dispositive power with respect to 2,192,715 shares and shared dispositive power with respect to 1,550 shares. This information was reported on a Schedule 13G filed by Wells Fargo with the SEC on January 25, 2011.

(3)	The address for Fuji Heavy Industries Ltd. (“Fuji”) is Subaru Building, 1-7-2 Nishi-Shinjuku, Shinjuku-ku, Tokyo, Japan. Fuji, a long time engine supplier to Polaris, has sole voting and dispositive power with respect to 1,980,000 shares. This information was reported on a Schedule 13G filed by Fuji with the SEC on February 9, 2011.

(4)	Includes 80,000, 25,000 and 12,000 restricted shares of common stock awarded to Messrs. Wine, Morgan and Krishna, respectively, and 140,500 aggregate restricted shares of common stock awarded to all directors and current executive officers as a group under the Polaris Industries Inc. 2007 Omnibus Incentive Plan. All of the 140,500 restricted shares except 30,000 shares granted to Mr. Wine in January 2011 become freely tradable only if we achieve certain financial targets provided that the holder continues to be an employee. The 30,000 restricted shares granted to Mr. Wine become freely tradable on a ratable basis over five years.

(5)	Includes 37,500, 115,326, 222,500 and 74,000 shares subject to stock options that were granted to Messrs. Wine, Malone, Morgan and Corness, respectively, and 607,758 aggregate shares subject to stock options that were granted to all directors and executive officers as a group under the Polaris Industries Inc. 1995 Stock Option Plan, the Director Stock Option Plan and the Polaris 2007 Omnibus Incentive Plan which are or will become vested and exercisable on or before May 9, 2011.

(6)	Includes 7,000 shares over which Mr. Wine shares voting and investment power with his spouse.

(7)	Includes 26,850 shares which are held in a revocable trust in the name of Mr. Malone’s spouse.

(8)	Includes 180 shares held by Mr. Morgan’s daughter, as to which beneficial ownership is disclaimed.

(9)	Includes 16,000 shares for each of Messrs. Palen and Schreck, subject to annual stock option grants under the Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan, which are vested and exercisable. This plan was frozen in April 2007 and no additional grants will be made under this plan.

(10)	Includes 27 shares held by Mr. Palen’s daughter, as to which beneficial ownership is disclaimed.

(11)	Includes 1,000 shares which are held in a revocable trust, over which Mr. Van Dyke, as trustee, has sole voting and dispositive power.

(12)	Represents the number of common stock equivalents credited as of February 16, 2011 to the accounts of each non-employee director and the accompanying dividend equivalent units, as maintained by us under the Polaris Industries Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board or upon a change of control of our company. The plan is described in this Proxy Statement under the heading “Director Compensation.”

(13)	Represents the number of deferred stock units awarded in May 2007, May 2008, April 2009 and April 2010 to each of the non-employee directors under the Polaris Industries Inc. 2007 Omnibus Incentive Plan and the accompanying dividend equivalent units. A director will receive one share of common stock for every deferred stock unit upon his or her termination of service as a director or upon a change in control of our company. The grant of deferred stock units is described in this Proxy Statement under the heading “Director Compensation.”

CORPORATE GOVERNANCE

Board Leadership Structure

Since 2002, when Mr. Palen was elected Chairman, we have separated the roles of Chairman of the Board and Chief Executive Officer (the “CEO”) of our company. Although the separation of roles has been appropriate for the company during that time period, in the view of the Board, the advisability of the separation of these roles depends upon the specific circumstances and dynamics of our leadership. Separation of the two offices is not mandated by our Corporate Governance Guidelines.

As non-executive Chairman of the Board, Mr. Palen serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the Board, committee chairs and management, he develops the agenda for Board meetings, sets meeting schedules of the Board and presides over meetings of the Board and executive sessions of the independent directors. Mr. Palen directs the Board and CEO evaluation processes. As a Board member for over 15 years, Mr. Palen has developed an extensive knowledge of our company, its challenges and opportunities and has a productive working relationship with our senior management team.

The Board, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect the Chairman to organize those functions. Our primary rationale for separating the positions of Board Chairman and the CEO is the recognition of the time commitments and activities required to function effectively as Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles has also permitted the Board to recruit senior executives into the CEO position with skills and experience that meet the Board’s planning for the position who may not have extensive public company board experience.

Risk Oversight

Our Audit Committee is primarily responsible for reviewing and discussing with management on a regular basis our major financial risk exposures and the steps management has taken to monitor and control such exposures, including management’s guidelines and policies with respect to risk assessment and risk management. In some instances, when the Board deems it appropriate, responsibility of oversight of a specific risk is assigned to another of the Board’s committees.

We engage in an Enterprise Risk Management (“ERM”) process. The ERM process consists of periodic risk assessments performed by various functional management groups during the year. Executive management reviews the risk assessments and presents these assessments to the Audit Committee at least twice per year to ensure completeness of the process, appropriate oversight and review of the risks and risk assessments. In addition, the Audit Committee reports regularly to the full Board, which also considers our risk profile. While our management is responsible for day-to-day risk management identification and mitigation, the Board, directly and through its committees, oversees the execution of such process. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Board Diversity

In consultation with other members of Board, the Corporate Governance and Nominating Committee is responsible for identifying individuals who it considers qualified to become Board members. In considering whether to recommend an individual for election to the Board, the Corporate Governance and Nominating Committee considers, as required by its charter, the Board’s overall balance of diversity of perspectives, backgrounds and experiences, although it does not have a formal policy regarding the consideration of diversity of Board members. The Corporate Governance and Nominating Committee views diversity expansively and considers among other things, functional areas of experience, educational background, employment experience and leadership performance as well as those intangible factors that it deems appropriate to develop a heterogeneous and cohesive Board such as integrity, achievements, judgment, intelligence, personal character, the interplay of the candidate’s relevant experience with the experience of other Board members, the willingness of the candidate to devote adequate time to Board duties, and likelihood that he or she will be willing and able to serve on the Board for a sustained period.

Our Board and each of its committees engage in an annual self-evaluation process. As part of that process, directors, including the CEO, provide feedback on, among other things, whether the Board is meeting its diversity objectives and how the composition of the Board should be changed or supplemented in order to enhance its value to our company and shareholders.

Corporate Governance Guidelines and Independence

Our Board has adopted Corporate Governance Guidelines, which may be viewed online on our website at www.polarisindustries.com. Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the New York Stock Exchange (“NYSE”), a majority of the members of the Board must be independent as determined by the Board. In making its determination of independence, among other things, the Board must have determined that the director has no material relationship with the company either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with us. The Board of Directors has determined that Ms. Clayton and Messrs. Caulk, Hendrickson, Kessler, Menard, Palen, Schreck, Van Dyke and Wiehoff are independent. Mr. Wine, our CEO, is the only director who is not independent.

The Board based its independence determinations, in part, upon a review by the Corporate Governance and Nominating Committee and the Board of certain transactions between the company and companies with which certain of our directors or director nominee have relationships, each of which was made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to our business or the business of such unaffiliated corporation, and in which the director had no direct or indirect personal interest, nor received any personal benefit. Specifically, such transactions reviewed by the Corporate Governance and Nominating Committee and the Board included: (a) ordinary course of business purchases by us from C. H. Robinson Worldwide, where Mr. Wiehoff is, and during fiscal 2010 was, the CEO, in the aggregate amount of approximately $42,000; (b) ordinary course of business purchases by us from Dell Marketing, a subsidiary of Dell Inc., where Ms. Clayton is, and during fiscal 2010 was, an officer, in the aggregate amount of approximately $283,000; (c) ordinary course of business purchases by us from Donaldson Company Inc., where Mr. Wiehoff is, and during fiscal 2010 was, a director, in the aggregate amount of approximately $75,000; (d) ordinary course of business purchases by us from The Valspar Corporation, where Mr. Palen is, and during fiscal 2010 was, a director, and where Mr. Hendrickson is, and during fiscal 2010 was, an executive officer, in the aggregate amount of approximately $151,000; and (e) tuition payments by us on behalf of certain employees to Carlson School of Management of the University of Minnesota, where Mr. Van Dyke is, and during fiscal 2010 was, a member of the Board of Overseers, in the aggregate amount of approximately $53,000. In all cases, the payments were less than the greater of $1,000,000 or 2% of the recipients’ gross revenues. Accordingly, a majority of our Board is considered to be independent. Additionally, all current members of our Audit, Compensation and Corporate Governance and Nominating Committees are considered to be independent.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all employees, including our CEO, our Chief Financial Officer (“CFO”) and all other executive officers, and the Board. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at www.polarisindustries.com.

Communications with the Board

Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the Board. Any shareholder or other interested party who desires to communicate with the Board, individually or as a group, may do so by writing to the intended member or members of the Board, c/o Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota, 55340.

All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine that the communication is a message to one or more of our directors and will be relayed to the appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement or other promotional material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate.

Board Meetings

During 2010, the full Board met four times in person. Each of the in-person meetings was preceded and/or followed by an executive session of the Board without management in attendance, chaired by Mr. Palen. Each of our directors attended at least 75% percent of the meetings of the Board and any committee on which they served in 2010. The Board also took action in writing seven times in 2010. We do not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the committees on which they serve as well as the annual shareholder meetings. All members of the Board attended our 2010 Annual Meeting.

Committees of the Board and Meetings

The Board has designated four standing committees. The Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Technology Committee each operate under a written charter which is available on our website at www.polarisindustries.com. The current membership of each committee and its principal functions, as well as the number of times it met during fiscal 2010, are described below.

Audit Committee

Members:	William Grant Van Dyke, Chair Bernd F. Kessler Gregory R. Palen John P. Wiehoff
All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board in accordance with our Corporate Governance Guidelines, SEC rules and the applicable listing requirements of the NYSE. Additionally, Messrs. Van Dyke, Kessler and Wiehoff have each been determined by the Board to be an “Audit Committee Financial Expert” as that term has been defined by the SEC. None of the members of the Audit Committee currently serve on the audit committees of more than three public companies.
Functions:	The Audit Committee assists the Board in fulfilling its fiduciary responsibilities by overseeing our financial reporting and public disclosure activities. The Audit Committee’s primary purposes and responsibilities are to:

•   Assist the Board of Directors in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, (d) the responsibilities, performance, budget and staffing of our internal audit function and (e) the performance of our independent registered public accounting firm;

• Prepare the Audit Committee Report that appears later in this Proxy Statement;
• Serve as an independent and objective party to oversee our financial reporting process and internal control system; and
• Provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal auditors and the Board.

The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, and oversight of the work of any independent registered public accounting firm employed by us (including resolution of any disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us, and each such independent registered public accounting firm reports directly to the Audit Committee. This committee met nine times during 2010.

Compensation Committee

Members:	Robert L. Caulk, Chair Annette K. Clayton William Grant Van Dyke
All members of the Compensation Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Functions:	The Compensation Committee’s duties and responsibilities include, among other things, the responsibility to:
• Assist the Board in establishing a philosophy and policies regarding executive and director compensation;
• Provide oversight to the administration of our director and executive compensation programs;
• Administer our stock option, restricted stock and other equity-based and cash incentive plans;
• Review and approve the compensation of directors, executive officers and senior management;

•   Review and discuss the Compensation Discussion and Analysis that appears later in this Proxy Statement and prepare any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including the Compensation Committee Report that appears later in this Proxy Statement; and

•   Review the process for managing executive development and succession, assist the Board in management development and succession planning and review with the CEO the confidential written procedure for the timely and efficient transfer of his or her responsibilities in the event of his or her sudden incapacitation or departure.

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain independent counsel and other independent experts or consultants. The committee has the sole authority to select, retain and terminate a compensation consultant and to approve the consultant’s fees and other retention terms. The committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 of the Securities Exchange Act, as in effect from time to time, and/or (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

The Compensation Committee engaged The Delves Group (“Delves”) to act as its compensation consultant beginning in May 2009. The Compensation Committee uses Delves in an advisory role for various technical, analytical, and plan design issues related to compensation and benefit programs. Delves does not recommend or determine compensation for any of our executives, which role is reserved to the Compensation Committee. The Compensation Committee provides the material elements of the instructions to Delves with respect to the performance of Delves’s duties under the engagement. For 2010, the Compensation Committee instructed Delves to (a) collect market information on a variety of executive pay and design issues, including the types and amounts of compensation paid to executives at similarly situated companies; (b) assist in the design and review of programs such as our long-term incentive plan and annual cash incentive plan that affect the compensation of executives and other employees; (c) consult on various technical issues related to compensation and benefits; and (d) review and assist the Compensation Committee in the development of employment contracts with our CEO from time to time. When necessary, Delves works with management to fully understand the details of various compensation programs and the underlying business and human resource issues they address. We did not use Delves for any non-executive compensation consulting in 2010.
The Compensation Committee works with our CEO, our President and Chief Operating Officer (“COO”) and our Vice President—Human Resources in determining the base salary and annual and long-term incentive targets and opportunities of our executive officers. The Compensation Committee also has the power to delegate the approval of grants of certain stock options and performance restricted share awards. The Compensation Committee has delegated to our CEO the approval of the issuance of a limited number of equity awards in connection with the employment of new non-executive employees and the promotion or outstanding achievements of current non-executive employees. The Compensation Committee met five times during 2010 and took action in writing five times.

Corporate Governance and Nominating Committee

Members:	John P. Wiehoff, Chair John R. Menard, Jr. R. M. (Mark) Schreck
All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.
Functions:	The Corporate Governance and Nominating Committee provides oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of our company. The committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of possible candidates for the Board and recommends the nominees for directors to the Board for approval. The committee will consider individuals recommended by shareholders for nomination as a director, applying the standards described in the Corporate Governance and Nominating Committee Charter. The committee also is responsible for recommending to the Board any revisions to our Corporate Governance Guidelines. This committee met four times and took action in writing once during 2010.

Technology Committee

Members:	R. M. (Mark) Schreck, Chair Robert L. Caulk Annette K. Clayton Bernd F. Kessler John R. Menard, Jr. Gregory R. Palen Scott W. Wine
Functions:	The Technology Committee provides oversight of our product plans, technology development and related business processes. The committee reviews (a) product and technology development plans to ensure the continuous flow of innovative, differentiated, leadership products in the markets we currently serve, (b) plans for growth through new products serving adjacent markets, (c) new technology development and plans for insertion of new technology into the long-range product plan, (d) major competitive moves and our response plan, (e) the adequacy of the processes, tools, facilities and technology leadership of our product and technology development, (f) the costs, benefits and risks associated with major product development programs and related facility investments, (g) plans to address changing regulatory requirements, (h) strategic sourcing plans for products and technology and (i) quality initiatives to ensure that the quality of our products meets or exceeds customer expectations. This committee met two times during 2010.

Certain Relationships and Related Transactions

During 2010, we did not engage in any transactions with related persons that are required to be described in this Proxy Statement pursuant to applicable SEC regulations.

Our written Related-Person Transactions Policy, which is applicable to all of our directors, nominees for directors, executive officers and five-percent shareholders and their respective immediate family members, prohibits “related-person transactions” unless approved or ratified by the Corporate Governance and Nominating Committee.

Matters considered to be a related-person transaction subject to the policy include any transaction in which we are directly or indirectly a participant and the amount involved exceeds or reasonably can be expected to exceed $120,000, and in which a director, nominee for director, executive officer or five-percent shareholder, or any of their respective family members, has or will have a direct or indirect material interest.

Any potential related-person transaction that is raised will be analyzed by the General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship constitutes a related-person transaction requiring compliance with the policy. The potential related-person transaction and the General Counsel’s conclusion and the analysis thereof is also to be reported to the chair of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee shall review the material facts of all related-person transactions that require the committee’s approval and either approve or disapprove of the related person transaction. If advance committee approval of a related-person transaction is not feasible, then the related-person transaction shall be considered and, if the committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. Any related-person transaction that is not approved or ratified, as the case may be, shall be voided, terminated or amended, or such other actions shall be taken, in each case as determined by the committee, so as to avoid or otherwise address any resulting conflict of interest.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are considered independent under our Corporate Governance Guidelines. During fiscal year 2010, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officers served on our Compensation Committee or Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act, requires our directors and executive officers to file initial reports of ownership and reports of changes of ownership of our common stock with the SEC. Executive officers and directors are required to furnish us with copies of all Section 16(a) reports that they file. To our knowledge, based solely upon a review of the reports filed by the executive officers and directors during 2010 and written representations that no other reports were required, we believe that, during the year ended December 31, 2010, all filing requirements applicable to its directors, executive officers and 10% beneficial owners, if any, were complied with.

PROPOSAL 1 — ELECTION OF DIRECTORS

General Information

The Board is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms. The Class II directors currently serving on the Board, whose terms expire at the 2011 Annual Meeting, are Messrs. John R. Menard, R. M. (Mark) Schreck and William Grant Van Dyke.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board proposes that the following nominees be elected as Class II directors for three-year terms expiring in 2014:

Gary E. Hendrickson
John R. Menard
R. M. (Mark) Schreck
William Grant Van Dyke

Each of the nominees currently serves as a member of the Board, except Mr. Hendrickson who is a nominee standing for election to the Board. The persons named in the proxy intend to vote your proxy for the election of each of the four nominees, unless you indicate on the proxy that your vote should be withheld from any or all of the nominees. If you are voting by telephone or on the Internet, you will be told how to withhold your vote from some or all of the nominees. Each nominee elected as a director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

We expect each nominee standing for election as a Class II director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy. There are no family relationships between or among any of our executive officers, directors or director nominees.

The Board, upon recommendation of the Corporate Governance and Nominating Committee, unanimously recommends a vote FOR the election of these nominees as directors.

Information Concerning Nominees and Directors

Our directors bring a broad range of leadership and experience to the boardroom and regularly contribute to the dialogue involved in effectively overseeing and guiding our business and affairs. Other than our CEO, all of the members of the Board are independent. Though the members of the Board have been selected to provide a wide range of viewpoints, the atmosphere of our Board is collegial. Preparation, engagement and participation are expected from our directors. We insist on high personal and professional ethics, integrity and values. All of our current directors and the director nominees satisfy such requirements. The Board has adopted Corporate Governance Guidelines which are observed by all directors. With a diverse mix of experience, backgrounds and skill sets, the Board believes it is well positioned to represent the best interests of the shareholders. The principal occupation, specific experience, qualifications, attributes or skills and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

In January 2011, the Board determined to increase the size of the Board effective as of the date of the Annual Meeting. Mr. Hendrickson is included in the group of nominees for election by our shareholders at the 2011 Annual Meeting of the Shareholders as a Class II director. The Corporate Governance and Nominating Committee led the process for selecting the director nominee and recommending the selected nominees to the Board. Based upon the composition and qualifications of the current Board members, the Corporate Governance and Nominating Committee focused on individuals who have experience in global expansion and mergers and acquisitions, have proven strategic leadership with a large public company, and have operational and manufacturing experience. A slate of candidates was identified including Mr. Gary E. Hendrickson who was specifically identified by a current independent director. Mr. Hendrickson was subsequently interviewed by the Chair of the Corporate Governance and Nominating Committee and certain other Board members including our CEO.

If a shareholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the shareholder’s notice must include the information specified in our bylaws, including the shareholder’s name and address, the information required to be disclosed by the SEC’s proxy rules, a written consent of the candidate to be named in the proxy statement and to serve as a director if elected, specified information regarding the shareholder’s interests in our capital stock, and the representations specified in our bylaws. The Corporate Governance and Nominating Committee will evaluate recommended nominees based on the factors identified in the Corporate Governance and Nominating Committee Charter, a copy of which is available on our website at www.polarisindustries.com.  Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the SEC and any applicable laws.

Director Nominees — Class II (Term Ending 2014)

Gary E. Hendrickson	Director Nominee
Mr. Hendrickson, 54, has been the President and Chief Operating Officer of The Valspar Corporation, a global paints and coatings manufacturer, since February 2008 and he will become the Chief Executive Officer of The Valspar Corporation effective June 1, 2011. From 2005 to February 2008, Mr. Hendrickson served as the Senior Vice President responsible for several significant business divisions and President, Asia Pacific of The Valspar Corporation and was the Group Vice President, Global Wood Coatings and President, Asia Pacific of The Valspar Corporation from 2004 to 2005. Prior to that, he served as Corporate Vice President and President, Asia Pacific of The Valspar Corporation from 2001 to 2004. He has been a director of The Valspar Corporation since 2009. Mr. Hendrickson’s experience as president and chief operating officer of a global company provides expertise in corporate leadership and development and execution of business growth strategy. Mr. Hendrickson will also bring to the Board significant global experience and knowledge of competitive strategy and international competition. As a director for other public companies, Mr. Hendrickson also provides significant board experience.

John R. Menard, Jr.	Director since 2001
Mr. Menard, 71, has been the President and a director of Menard, Inc., a building materials and home improvement retailing business, since February 1960. Mr. Menard serves as a member of our Corporate Governance and Nominating Committee and our Technology Committee. Mr. Menard brings more than 50 years of experience in marketing and retail sales to the Board. He is a successful entrepreneur, with extensive experience in business expansion. Mr. Menard also serves as a director of Countertops Inc. With his direct experience in addressing complex issues facing growing companies today and his understanding of what makes business work effectively and efficiently, Mr. Menard provides valuable insight to our Board.

R. M. (Mark) Schreck	Director since 2000
Mr. Schreck, 66, is a registered professional engineer and retired Vice President, Technology, General Electric Company. He is currently on the staff of the University of Louisville Speed School of Engineering, and consults through his business, RMS Engineering, LLC. Mr. Schreck also serves as a director of the Kentucky Science and Technology Corporation, a private, nonprofit organization. Mr. Schreck serves as the Chair of our Technology Committee and is also a member of our Corporate Governance and Nominating Committee. He has 35 years experience in engineering and product development as well as in large scale manufacturing processes. He also brings knowledge of the latest practices in technology and innovation to our boardroom. Mr. Schreck’s expertise in consumer durables design and manufacturing makes him a key contributor to our Board in the product area and as the Chair of the Technology Committee.

William Grant Van Dyke	Director since 2006
Mr. Van Dyke, 65, was the Chairman of the Board of Donaldson Company, Inc., a leading worldwide provider of filtration systems and replacement parts, from August 2004 until his retirement in 2005. He was Chairman, President and Chief Executive Officer of Donaldson Company from 1996 to August 2004 and held various financial and management positions with that company from 1980 to 1996. He served on the board of Black Hills Corp. from 2005 to 2006. Mr. Van Dyke also serves as a director of Graco Inc. and Alliant Techsystems Inc. He also serves on the Board of Overseers of the Carlson School of Management at the University of Minnesota. Mr. Van Dyke serves as the Chair of our Audit Committee and is also a member of our Compensation Committee. Mr. Van Dyke brings many years of board and management experience to the Board. He is also an Audit Committee financial expert and an effective leader of the Audit Committee. By previously serving as the CEO and CFO of Donaldson and serving on the Audit, Compensation and Corporate Governance Committees of other companies, Mr. Van Dyke gained valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a large corporation as well as risk management, complex succession plans, and innovative cost effective compensation models.

Directors Continuing in Office — Class III (Term Ending 2012)

Gregory R. Palen	Director since 1994
Mr. Palen, 55, was elected to serve as the non-executive Chairman of our Board of Directors in May 2002. He has been Chairman of Spectro Alloys, an aluminum manufacturing company, since 1989 and Chairman of Botanic Oil Innovations, a pharmaceutical and food supplement company, since 2006. He is a director of The Valspar Corporation, a global paints and coatings manufacturer. Mr. Palen also serves as a director of various private and non-profit organizations. Mr. Palen is a member of our Audit Committee and our Technology Committee. As a successful entrepreneur with extensive experience as a board member on numerous public and private companies, Mr. Palen has a comprehensive understanding of the role of an effective board of directors. With more than 15 years of experience on the Board, Mr. Palen is well positioned to serve as the Chairman of the Board.

Annette K. Clayton	Director since 2003
Ms. Clayton, 47, has been the Vice President, Global Operations and Supply Chain for Dell Inc., a provider of worldwide innovative technology, business products and services, since May 2008. From February 2006 to May 2008, she was the Vice President, Dell Americas Operations. From June 2005 until February 2006, Ms. Clayton served as Vice President, General Motors North American Quality and a member of the GM North American Strategy Board. Prior to that assignment she was the President and a director of Saturn Corporation, a subsidiary of General Motors Corporation, since April 2001. She was the Executive Director of Global Manufacturing Systems--Quality of General Motors Corporation from April 2000 to April 2001. From 1983 to 2000, Ms. Clayton held a number of production, engineering and management positions at several General Motors assembly plants. She serves on the Massachusetts Institute of Technology (MIT) Leaders for Global Operations governing board and is a member of the External Advisory Board for the College of Engineering and Computer Science at Wright State University. She also serves as a director of Dell Asia Holdings Pte Ltd. Ms. Clayton is a member of our Compensation Committee and our Technology Committee. As President of Saturn Corporation, Ms. Clayton gained experience leading a large corporation which included overseeing financial and accounting matters as well as profit and loss responsibility. With many years of experience running large scale supply chain manufacturing companies with global presence, Ms. Clayton brings to the Board expertise in supply chain, global expansion and consumer durable areas. She also has experience in engineering, production and manufacturing.

John P. Wiehoff	Director since 2007
Mr. Wiehoff, 49, has been Chairman and Chief Executive Officer of C.H. Robinson Worldwide since 2007 and Chief Executive Officer of that company since May 2002, following a three-year succession process during which he was named President in December 1999. He has been a director of C.H. Robinson since December 2001. He was Vice President and Chief Financial Officer from June 1998 to December 1999. Previous positions with C.H. Robinson include Treasurer and Corporate Controller. Prior to joining C.H. Robinson in 1992, he was employed by Arthur Andersen LLP. Mr. Wiehoff also serves on the Board of Directors of Donaldson Company, Inc. Mr. Wiehoff is a member of our Audit Committee and serves as the Chair of our Corporate Governance and Nominating Committee. Mr. Wiehoff is an experienced financial leader with skills necessary to serve on our Audit Committee. His previous position as Chief Financial Officer of C.H. Robinson and employment at Arthur Andersen make him a valuable asset, on our Board of Directors, Corporate Governance and Nominating Committee and our Audit Committee, and his exposure to complex financial issues at such large corporations makes him a skilled advisor. Further, his expertise as a CEO and expertise in logistics adds significant value to the Board.

Robert L. Caulk	Director since 2004
Mr. Caulk, 59, is the Chairman of Bushnell Outdoor Products, a global manufacturer and marketer of sports optics and outdoor accessories. He was the Chairman and Chief Executive Officer of United Industries Corporation, a manufacturer and marketer of consumer products, from 2001 through 2005 and was its President and Chief Executive Officer from 1999 to 2001. He served as the President and Chief Executive Officer of Spectrum Brands, North America, following its acquisition of United Industries in 2005, until February 2006. Mr. Caulk also serves as a director on several corporate and non-profit boards, including Bushnell Outdoor Products, Menard, Inc., Hillman Companies Inc., Nature’s Variety Inc., Sligh Furniture Company and the St. Louis Academy of Science. Mr. Caulk serves as the Chair of our Compensation Committee and also is a member of our Technology Committee. With his years of experience as Chief Executive Officer of growth-oriented consumer product companies, Mr. Caulk brings to the Board demonstrated leadership skills at senior levels, insights into the operational requirements of large companies, and significant experience in mergers and acquisitions.

Bernd F. Kessler	Director since 2010
Mr. Kessler, 52, was the Chief Executive Officer of SRTechnics AG from January 2008 through January 2010. SRTechnics is a privately-held aircraft, component and engine service provider with facilities located in Switzerland, Ireland, Great Britain, France, Spain, Malta and China. From September 2004 through October 2007, Mr. Kessler was the President and Chief Executive Officer of MTU Aero Engines AG, in Munich, Germany, an aero engine design, development, manufacturing and service company, where he was instrumental in preparing the company for a successful initial public offering on the Frankfurt Stock Exchange. Prior to September 2004, Mr. Kessler held management and executive positions for 20 years at Honeywell International and its preceding company AlliedSignal Corp. Among other roles he led Honeywell’s Aerospace aftermarket services business with 27 facilities around the world. Mr. Kessler is a member of our Audit Committee and our Technology Committee. Mr. Kessler is based in Europe and has extensive experience in international management and mergers and acquisitions. Through his employment at Honeywell International, Mr. Kessler obtained skills in talent and organization development, engineering and operations management and the ability to build strong and lasting customer relationships. He is recognized as an industry leader in the global aerospace and defense markets, which will be helpful as we strive to grow our military and international business. His experience in operations, service and global business are expected to be a key asset to us as we continue to increase our sales globally and strive to increase operational efficiency.

Scott W. Wine	Director since 2008
Mr. Wine, 43, has been the Chief Executive Officer of Polaris since September 1, 2008, and was appointed as a member of our Board of Directors on October 23, 2008. Prior to joining Polaris, Mr. Wine served as President of Fire Safety Americas, the Fire & Security Division of United Technologies Corporation since 2007, and, prior to that time, held senior leadership positions at Danaher Corp. from 2003 to 2007, serving as President of its Jacob Vehicle Systems and Veeder-Root subsidiaries and Vice President and General Manager, Manufacturing Programs in Europe. From 1996 to 2003, Mr. Wine held a number of operations and executive positions, both international and domestic, with Allied Signal Corp.’s Aerospace Division, which became Honeywell International after a 1999 merger with Honeywell, Inc. Mr. Wine is a member of our Technology Committee. As a proven leader with considerable experience across a variety of industries and three outstanding international companies, Mr. Wine has a track record of producing exceptional results. Mr. Wine also brings to the Board extensive expertise in mergers and acquisitions in the U.S., Europe and Asia. Mr. Wine’s knowledge of all aspects of our business as its CEO, combined with his drive for innovation and excellence, position him well to serve as a Board member. Mr. Wine plays a key role in facilitating the communication and the flow of information between management and the Board on a regular basis.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis describes our compensation objectives and policies and the compensation awarded to the following executive officers (the “Named Executive Officers”) during 2010:

•	Scott W. Wine, Chief Executive Officer

•	Michael W. Malone, Vice President—Finance and Chief Financial Officer

•	Bennett J. Morgan, President and Chief Operating Officer

•	John B. Corness, Vice President—Human Resources

•	Suresh Krishna, Vice President—Global Operations and Integration

Executive Summary

Our overall performance during 2010 was outstanding, exceeding the expectations we set for ourselves at the beginning of the year. After a very challenging 2009, we entered 2010 expecting that consumer spending would remain weak, and would limit sales and earnings growth. In January 2010 we announced 2010 performance expectations of net income per diluted share in the range of $3.15 to $3.30 per share. The Compensation Committee’s decisions regarding performance goals and compensation opportunities for our senior management were shaped by the economic outlook at the beginning of 2010, as well as its underlying philosophy of paying for superior performance. Consistent with that philosophy, our 2010 executive compensation program included financial performance objectives that were considered challenging to achieve at the time they were established.

The Compensation Committee intends that our executive compensation program be market competitive, fairly reflect our performance over time and align the interests of our executive officers with the interests of our shareholders. Consistent with these principles, the Compensation Committee targets base salaries for our executive officers at the market median, and targets annual and long-term incentive compensation between the market median and 75th percentile, with the target within that range each year determined in part by our performance during the previous year. The amount actually paid upon the completion of the performance period may be higher or lower than the target based on actual performance over the specified performance period.

In approving compensation payments and awards based on our actual 2010 financial and operating performance, the Compensation Committee took into account a number of factors, including the following:

•	Sales increased 27% over 2009, to a record $1,991.1 million.

•	Net income increased 46% over 2009 to a record $147.1 million.

•	Net income per diluted share increased 40% over 2009 to a record $4.28.

•	Our stock price closed 2010 at $78.02, an increase of 79% over the 2009 closing price of $43.63.

•	We experienced continued market share gains in each region of the world, retail sales growth and gross and net margin expansion, due in large measure to innovative new products, our strong dealer network and cost reduction initiatives.

Based upon the assessment of our overall performance, combined with a review of the economic environment, competitive trends and our internal operating plans, the Compensation Committee made the following decisions regarding compensation for our Named Executive Officers:

•	Our CEO received an 18% increase in his annual base salary in 2010 to $680,000, to bring his base salary closer to the market median and to reward him for our performance during the difficult economic environment in 2009.

•	Our Named Executive Officers other than our CEO received base salary increases for 2010 ranging from 1% to 6%, generally to maintain their base salary positions with respect to the market median.

•	Annual cash incentives to the Named Executive Officers under our Senior Executive Annual Incentive Plan (Senior Executive Plan) for 2010 paid out at or near the maximum amount under the plan as net income per diluted share exceeded target by approximately 28%.

•	Long-term cash incentives to the Named Executive Officers under our Long-Term Incentive Plan (LTIP) for the 2008-2010 performance period paid out 13% above target, reflecting our compound annual growth in net income per diluted share over the three year performance period. Because each Named Executive Officer had elected to tie the amount of his payout under the LTIP to the performance of our stock over the three year performance period, these payouts were increased by an additional 66%.

•	The annual stock option award to our CEO in 2010 was 80,000 shares, an increase of 5,000 shares from 2009, while 2010 stock option awards to our other Named Executive Officers generally involved a lesser number of shares than awards made in 2009.

During 2010, the Compensation Committee made no significant design changes to the executive compensation program, but the Board did adopt a “clawback” policy that requires reimbursement or cancellation of cash incentive compensation awarded to any of our executive officers if we are required to restate our financials due to material noncompliance with any financial reporting requirement. We also modified our stock ownership guidelines to express the ownership requirement for each executive officer in terms of a specified number of shares, rather than as a dollar value of shares, to eliminate the possibility that stock price fluctuations could determine whether or not the guidelines have been met.

Objectives of Polaris’ Compensation Program

Our executive compensation philosophy aligns executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program for our Named Executive Officers are the following:

•	Pay for Performance: Emphasize variable compensation that is tied to our financial and stock price performance in an effort to generate and reward superior individual and collective performance;

•	Shareholder Alignment: Link executives’ incentive goals with the interests of our shareholders, provide equity-based forms of compensation and establish specific stock ownership guidelines for employees in key management positions throughout our company;

•	Long-Term Success: Support and reward executives for consistent performance over time and achievement of our long-term strategic goals; and

•	Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage.

To achieve these objectives, we have designed an executive compensation program that places increased emphasis on performance-based compensation as a percentage of total direct compensation (base salary and annual and long-term incentives) as the level of authority of the executive officer’s position increases. The Compensation Committee believes that the compensation of those with the greatest overall responsibility for our performance should be subject to greater variability in compensation based on that performance. We do not, however, have specific policies governing the allocation of the total direct compensation opportunity among its various components. The following table illustrates the percentage of target total direct compensation opportunity for each Named Executive Officer for 2010 represented by each compensation component:

		Performance-Based Compensation
		Target Annual	Target Long-Term	Grant Date Fair
	Base	Executive	Incentive	Value of Stock
Name	Salary (%)	Incentive Plan (%)	Compensation (%)	Option Awards (%)

Scott W. Wine	22%	22%	19%	37%
Michael W. Malone	28	23	22	27
Bennett J. Morgan	20	20	19	41
John B. Corness	28	22	22	28
Suresh Krishna(1)	27	18	17	38

(1)	Mr. Krishna joined our company on March 29, 2010. These numbers do not include the signing bonus and restricted stock award Mr. Krishna received in connection with the commencement of his employment.

Executive Compensation Program Components

The components of our Named Executive Officers’ compensation are summarized in the following table. All of the components, individually and collectively, are provided for the general purpose of providing a competitive compensation program that will enable us to meet our objective of attracting and retaining the highly qualified executives critical to our success. The more specific reasons for providing each component and each component’s key features are summarized in the table.

Compensation Component	Why Provided	Key Features
Base Salary	Provides a fixed level of cash compensation on which executive officers can rely.	Salary levels set based on an assessment of:

•   Level of responsibility;

•   Experience and time in position;

•   Individual performance;

•   Future potential;

•   Salary level relative to market median; and

•   Internal equity considerations.

Salary levels reviewed annually and adjusted as appropriate.

Compensation Component	Why Provided	Key Features
Annual Cash Incentive
Provides executive officers with incentives to achieve annual business financial and operational objectives.

Links pay to performance.

Performance objectives to be aligned with the interests of our shareholders.

Target incentive opportunity expressed as a percentage of executive officer’s base salary, based on responsibilities of position, expected level of contribution and consideration of market data.

Maximum potential payouts established for Section 162(m) purposes based on attainment of specified levels of operating earnings.

Actual payouts may be less than or equal to maximum potential payouts based on degree to which operating earnings objectives achieved and on consideration of other company, business unit and individual performance factors.

Long-Term Incentives • Cash Incentive Awards and Stock Option Awards provided annually • Restricted Stock Awards provided occasionally (new hires, promotions, special recognition)
Provide executive officers with incentives to achieve multi-year financial and operational objectives.

Link pay to financial, operational and stock price performance.

Align executive officers’ interests with the interests of our shareholders.

Attract and retain highly qualified executive officers.
Cash-based performance awards based on degree to which specified financial objectives are attained over a three-year performance period.

•   Target cash incentive opportunity expressed as a percentage of executive officer’s base salary, based on responsibilities of position, expected level of contribution and consideration of market data.

•   Executive officers may elect to tie cash incentive payout amounts to stock price performance over the three-year performance period.

Stock options provide value to executive officers only if stock price increases over the stock option term.

Restricted stock vests only upon attainment of specified financial goals and/or completion of a specified period of employment.

Compensation Component	Why Provided	Key Features
Benefits and Perquisites
Provide an overall compensation package that is competitive with those offered by companies with whom we compete for executive talent.

Provide a level of retirement income and promote retirement savings in a tax-efficient manner.

Participation in 401(k) plan and health and welfare plans on same terms as employees generally.

Executive officers may participate in a non-qualified supplemental retirement savings plan and will receive an employer match up to 5% when their 401(k) participation has been limited by IRS annual contribution rules.

Perquisites described on page 32

Post-Employment Compensation (Severance and Change in Control Arrangements)
Attract and retain highly qualified executive officers.

Enable executive officers to evaluate potential transactions focused on shareholder interests.

Provide continuity of management.

Provide a bridge to next professional opportunity in the event of an involuntary termination.

Double-trigger change in control severance arrangements.

Single-trigger accelerated vesting of equity awards upon change in control.

Severance for termination by the company without cause (or for good reason by CEO).

Non-compete and non-solicitation restrictions following termination of employment.

Determining Executive Compensation

The Process Followed by the Compensation Committee

The practice of the Compensation Committee is to meet in January of each year to: (i) establish the annual base salary and annual incentive compensation opportunity for each of the executive officers for the current year; (ii) determine the annual incentive compensation to be paid to each executive officer for services provided during the prior year; (iii) establish plan targets and performance measures for the three-year performance period beginning on January 1 of the current year for LTIP participants; (iv) determine the payout, if any, to be made under the LTIP for the three-year performance period ended on the immediately preceding December 31st; and (v) determine stock option awards and any other equity-based awards to be granted to executive officers.

When making individual compensation decisions for the executive officers, the Compensation Committee takes many factors into account. These factors include subjective and objective considerations of each individual’s skills, performance and level of contribution towards desired business objectives, our overall performance, retention concerns, the individual’s tenure and experience with our company and in his or her current position, the recommendations of management, the individual’s current and historical compensation, the Compensation Committee’s compensation philosophy, and comparisons to other comparably situated executive officers (both those of the company and those of the peer group companies). The Compensation Committee’s process utilizes input, analysis and review from a number of sources, including our management, other independent directors of the Board, the Compensation Committee’s independent compensation consultant, Delves, and market studies and other comparative compensation information as discussed below.

The Compensation Committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual and long-term incentive targets and opportunities of the executive officers as a group and individually.

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with our CEO annually to review the performance of our other executive officers. The meeting includes an in-depth review of the performance of each executive officer, achievement of individual performance objectives established at the beginning of the year and individual contributions towards achievement of our business goals. A summary of the performance review is presented to the full Board each year.

The Compensation Committee considers input from our CEO, President and COO, CFO, and the Vice President—Human Resources (“VP—HR”) when developing and selecting metrics and performance objectives for our Senior Executive Plan and LTIP, and evaluating performance against such pre-established metrics and objectives. The Compensation Committee also receives recommendations from our CEO, with the assistance of our VP—HR (for executive officers other than himself), regarding base salary amounts, annual and long-term incentive award amounts and equity-based incentive awards for our other executive officers. In determining the CEO’s compensation, the Compensation Committee considers comparative compensation information and input from Delves and our VP—HR.

Role of the Compensation Consultant

Delves provides the Compensation Committee with an annual compensation market analysis for the executive officers and directors; makes recommendations on the executive pay programs; reviews, participates and comments on executive and board compensation matters; and provides updates on legal and other developments and trends in executive compensation.

Market Competitiveness Review

The Compensation Committee annually reviews competitive executive compensation data based upon a report compiled by Delves. The Delves report utilized in connection with 2010 compensation actions included compensation data from a proprietary survey, two national compensation surveys, and a peer group of sixteen companies primarily engaged in the manufacturing industry with fiscal 2009 annual sales ranging from $0.4 billion to $6 billion. Companies in the peer group are selected based on size, complexity and business model relative to our company. We believe that these criteria are effective in identifying a group of companies comparable to our company. Our annual sales approximate the 42nd percentile and our market capitalization approximates the 46th percentile of the peer group companies. The companies comprising the peer group used to establish the 2010 compensation opportunities of the executive officers are listed below:

Harley-Davidson, Inc.	Briggs and Stratton
Jarden Corporation	The Toro Company
Brunswick Corporation	Olin Corporation
Stanley Black & Decker, Inc.	IDEX Corporation
Snap-On, Inc.	Callaway Golf Company
Thor Industries, Inc.	Winnebago
Cabelas, Inc.	Arctic Cat, Inc.
Regal-Beloit Corporation	Johnson Outdoors

With the assistance of Delves, the Compensation Committee reviews the composition of the peer group annually. In October 2010, the Compensation Committee removed Stanley Black & Decker, Inc. (formerly The Stanley Works) from the peer group due to its size after its merger with Black & Decker in September 2010.

The Delves report provides the Compensation Committee with market information at the 25th, median and 75th percentiles for each executive officer position and pay component, and for total direct compensation, and compares the actual and target compensation provided and intended to be provided to each executive officer to the market amounts. This market information is an important element reviewed by the Compensation Committee, which generally intends to target base salaries for our executive officers at the market median for comparable positions as set forth in the report. However, for an executive officer who is new in his or her position and job-level, the Compensation Committee’s philosophy is to set a base salary below the market median, and to increase it to the median over a period of several years, assuming performance warrants such increases. Annual and long-term incentive elements of total direct compensation are generally targeted between the median and 75th percentiles for each component, with the positioning within that range each year determined in part by our performance during the previous year. The Compensation Committee can and does, however, use discretion to adjust a component of pay, or total direct compensation generally, above or below these ranges to recognize the specific circumstances of individual executive officers.

2010 Compensation Determinations for the Named Executive Officers

2010 Base Salaries

The Summary Compensation Table on page 35 sets forth the actual base salary earned by each of our Named Executive Officers during 2010. The following table summarizes their annualized base salaries as established by the Compensation Committee in January 2010 (March 2010 for Mr. Wine), and the percentage change from their previous base salary levels.

	Annualized Base	Percentage
	Salary 2010	Increase
Name	($)	(%)

Scott W. Wine	$680,000	18%
Michael W. Malone	380,000	1
Bennett J. Morgan	425,000	6
John B. Corness	300,000	5
Suresh Krishna(1)	250,000	N/A

(1)	Mr. Krishna joined the company on March 29, 2010 with a starting salary of $250,000. His base salary was increased to $257,500 effective October 1, 2010.

In determining the salary increase for Mr. Wine, the Compensation Committee noted that his base salary had been set well below the market median when he was hired as CEO in 2008 because he had not previously served in that capacity for a public company, and that his base salary had remained well below the market median for 2009. After considering Mr. Wine’s strong individual performance during 2009, and reflecting the Compensation Committee’s intention to progressively move his base salary toward the market median as performance warrants, the Compensation Committee approved the increase in Mr. Wine’s base salary effective April 1, 2010. Even with this increase, Mr. Wine’s base salary remained significantly lower than market median for CEOs in our peer group.

The Compensation Committee approved the 6% increase in Mr. Morgan’s base salary to bring him closer to the market median for positions comparable to his and to recognize his increasing experience and individual performance. The increases to Messrs. Malone and Corness were intended to maintain their relative positions to the market median.

2010 Annual Incentive Compensation

Our Named Executive Officers and other members of senior management selected by the Compensation Committee are eligible to earn annual cash incentive compensation under our Senior Executive Plan, rather than under our broad-based annual profit sharing plan. Cash incentives to participants in the Senior Executive Plan are payable only if and to the degree we achieve an annual performance objective determined by the Compensation Committee.

Cash incentives to our Named Executive Officers under the Senior Executive Plan are structured to be qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). For that purpose, the Compensation Committee establishes maximum payouts that may be made under the Senior Executive Plan to our Named Executive Officers. These maximum Section 162(m) payouts are determined by the degree to which the company achieves the same annual performance objective generally applicable to all Senior Executive Plan participants.

The Compensation Committee has the discretion to pay incentive amounts to the Named Executive Officers that are less than the maximum Section 162(m) payouts. In determining whether and to what degree to exercise its discretion to approve payments that are less than the maximum Section 162(m) payouts that could be made, the Compensation Committee gives primary consideration to the annual incentive amount that would be payable to the Named Executive Officers based on the application of a performance matrix described below that is utilized to determine payouts to Senior Executive Plan participants other than the Named Executive Officers. The Compensation Committee may also consider factors such as (i) corporate performance against specific strategic priorities established for the year, (ii) corporate performance relative to competitors, (iii) performance of the business unit or department for which the executive is responsible or to which the executive is assigned, and (iv) individual achievement of pre-established objectives and contributions to strengthening our business.

For 2010, as in previous years, the Compensation Committee selected earnings from continuing operations per diluted share as the performance metric to be used for purposes of the Senior Executive Plan because (i) it is a well-understood financial measure that is communicated in our audited financial statements, (ii) it is the same metric used for purposes of determining payouts under our broad-based annual profit sharing plan, and (iii) the Compensation Committee believes that this financial measure significantly influences our stock price performance and its use effectively aligns the interests of executive officers and shareholders.

The performance matrix utilized by the Compensation Committee for purposes of the Senior Executive Plan establishes recommended threshold, target and maximum payout amounts that correspond to various levels of earnings from continuing operations per diluted share that we might achieve during the annual performance period. To determine the range of earnings from continuing operations per diluted share to be used in 2010 in the performance matrix and for purposes of determining the maximum Section 162(m) payouts, the Compensation Committee reviewed the market for the products we sell, the general economic environment and our internal operating plan for the upcoming year. Consistent with our pay-for-performance philosophy, the Compensation Committee sets challenging objectives in order to focus executive officers on delivering a high level of performance. For 2010, the target level of performance as specified in the performance matrix required the company to achieve earnings from continuing operations per diluted share of $3.34, an amount that exceeded both the $3.05 amount we achieved in 2009 and the $3.30 upper-end of the guidance range provided to shareholders in January 2010. Threshold and maximum level performance objectives were also specified at amounts equal to 80% and 120%, respectively, of the target level performance objective.

The 2010 annual incentive opportunities in the performance matrix and the maximum Section 162(m) payouts were expressed in terms of a percentage of a participant’s annualized base salary. The percentages utilized for any participant for these purposes were based on the respective executive’s level of responsibility, expected level of contribution and the Compensation Committee’s general intention to target annual incentive compensation between the market median and 75th percentile levels for comparable positions when financial targets are achieved. For 2010, threshold payouts were established at 20% of each Named Executive Officer’s base salary; target payouts were established at 100% of base salary for Messrs. Wine and Morgan, 80% of base salary for Messrs. Malone and Corness and 65% of base salary for Mr. Krishna.

Because our actual earnings from continuing operations per diluted share for 2010 of $4.28 per share exceeded the maximum level performance in the performance matrix, the maximum Section 162(m) payouts that the Compensation Committee was authorized to approve for the Named Executive Officers were 175% of base salary for Messrs. Wine and Morgan, 140% of base salary for Messrs. Malone and Corness, and 113% of base salary for Mr. Krishna. For purposes of assessing whether to pay less than these maximum Section 162(m) payout amounts, the Compensation Committee considered several factors, including the payout amounts suggested by the performance matrix for the Named Executive Officers, the degree to which our financial performance had exceeded the maximum contemplated by the performance matrix, our financial performance and total shareholder return relative to our peer group companies, Mr. Wine’s assessment of the individual performance of the other Named Executive Officers, and the Compensation Committee’s own assessment of Mr. Wine’s individual performance. The Compensation Committee concluded that the amounts to be paid to Messrs. Wine and Morgan should be equal to their maximum Section 162(m) payout amounts, and that the amounts payable to Messrs. Malone, Corness and Krishna should be between their maximum Section 162(m) payout amounts and the amounts suggested by the performance matrix, as shown in the following table:

	2010 Annual		2010 Annual
	Incentive Target	2010 Annual	Incentive
	Payout as % of	Incentive	Payout as % of
Name	Base Salary	Amount Paid ($)	Base Salary

Scott W. Wine	100%	$1,145,476	175%
Michael W. Malone	80	484,185	128
Bennett J. Morgan	100	731,971	175
John B. Corness	80	384,000	128
Suresh Krishna(1)	65	201,680	104

(1)	Mr. Krishna joined the company on March 29, 2010 and was eligible to receive a pro-rated incentive award for 2010 based on his earned base salary.

2010 Long-Term Compensation

Long-term compensation awarded by the company includes both long-term cash-based incentive awards under the LTIP and equity-based awards under the Omnibus Plan. In 2010 as in previous years, annual long-term incentive awards to our Named Executive Officers have included stock options in addition to awards under the LTIP. The Compensation Committee believes that stock options effectively align the financial interest of our executive officers with those of our shareholders because stock options provide value only to the extent that the price of our common stock has appreciated over the option term. The Compensation Committee generally expects to provide approximately 60% of the target value of long-term compensation opportunities to Named Executive Officers in the form of stock options, calculated using the grant date fair value of the stock options, and the remaining approximately 40% in the form of LTIP awards, based on the target level payout for such awards. These ratios may vary depending on individual circumstances, as discussed below.

We also make awards of performance-based restricted stock from time to time on a selective and limited basis under the Omnibus Plan, generally in connection with promotions, individual outstanding performance, hiring of new executives and extensions of existing employment arrangements. During 2010, the only Named Executive Officer to receive a performance-based restricted stock award was Mr. Krishna, who received a 12,000 share award with a grant date fair value of $623,760 in connection with his commencement of employment as Vice President—Supply Chain and Integration. The award was made in consideration of Mr. Krishna’s surrender of unvested equity-based compensation from his previous employer and may vest on either March 31, 2013 or March 31, 2014 if we have satisfied the specified net income and operating income as a percentage of sales performance objectives as of either date.

Long Term Incentive Plan.  Each of the current Named Executive Officers participates in the LTIP. Payouts under the LTIP are made at the beginning of the year following a three consecutive fiscal year performance period, based on the level of achievement of performance objectives specified at the beginning of the performance period. In determining the performance objectives for the LTIP, the Compensation Committee evaluates the external economic environment, the anticipated demand for the products we sell and our long-term business plan. The Compensation Committee, when determining whether we meet our performance goals, may take into account certain unusual events including acquisitions, disposals, and/or restructurings, subject to the maximum amount established under the LTIP for the three year performance period. All payouts under the LTIP are made in cash.

Any participant in the LTIP may elect, at the beginning of a performance period, to have the amount of the cash payout he or she would otherwise receive with respect to a LTIP award adjusted to reflect the change in the market price of our common stock over the course of the performance period. If such an election is made, amounts potentially payable under LTIP awards are effectively converted into stock units, and the amount ultimately payable will be subject to both the upside potential and the downside risk of our stock price movement. Each of the Named Executive Officers have, since the LTIP was introduced in 2004, elected to tie their payout cash values to our common stock price movement over the applicable performance period, further aligning their interests with those of our shareholders.

The Compensation Committee approves an LTIP target payout in January of each year for each Named Executive Officer expressed as a percentage of that individual’s then current annual base salary. For 2010, as in previous years, the Compensation Committee decided to use the same percentage of a Named Executive Officer’s base salary for setting LTIP target level payouts as was used for setting target payouts under the performance matrix of the Senior Executive Plan, for the same reasons as discussed in connection with the Senior Executive Plan. For LTIP awards made during 2010, the following table summarizes the approved LTIP threshold, target and maximum payouts for each Named Executive Officer expressed as an amount of cash and in stock units (calculated using a share price of $49.89 for Messrs. Wine, Malone, Morgan and Corness, and $51.98 for Mr. Krishna, respectively, the closing market price on the specified measurement date).

LTIP Performance Period 2010-2012

	Threshold Payout		Target Payout			Maximum Payout
	Dollars	Stock Units	Percent Base	Dollars	Stock	Dollars	Stock
Name	($)	(#)	Salary (%)	($)	Units (#)	($)	Units (#)

Scott W. Wine	$71,875	1,441	100%	$575,000	11,525	$1,150,000	23,051
Michael W. Malone	37,500	752	80	300,000	6,013	600,000	12,026
Bennett J. Morgan	50,000	1,002	100	400,000	8,018	800,000	16,035
John B. Corness	30,000	601	80	240,000	4,811	480,000	9,621
Suresh Krishna(1)	18,620	358	65	148,958	2,866	297,916	5,731

(1)	Mr. Krishna joined the company on March 29, 2010. As such, his 2010 LTIP will be pro-rated over the performance period.

For 2010 LTIP awards, the Compensation Committee determined that the performance objectives should be based on four financial metrics that emphasize sustained growth in revenue as well as profitability over the three-year performance period. Before any payouts can be made with respect to 2010 LTIP awards, we must achieve at least a 15% return on invested capital during 2012, the final year of the three-year performance period. For these purposes, return on invested capital is calculated by dividing the company’s net income from continuing operations by the company’s total assets minus cash minus current liabilities. If this minimum condition is satisfied, the payouts under the 2010 LTIP awards are a function of the level of Polaris’ 2012 revenue, net income from continuing operations, and operating profit expressed as a percentage of sales. The financial objectives established by the Compensation Committee for the final year of the 2010-2012 performance period are set forth in the following table, and reflect substantial growth in each financial measure as compared to 2009 revenue of $1,565.9 million, net income from continuing operations of $101.0 million, and operating profit as a percentage of sales of 10.5%. The relative weightings of the various financial objectives for purposes of calculating payout amounts are also included in the table.

	2012 Net		2012
	Income from		Operating
	Continuing	Percent	Profit as a	Percent	2012	Percent
	Operations	of Target	Percent of	Of Target	Revenue	of Target
	($ millions)	Paid Out (%)	Sales (%)	Paid Out (%)	($ millions)	Paid Out (%)

Threshold(1)	$117	25.0%	11.0%	12.5%	$1,700	12.5%
Target(1)	142	50.0	12.0	25.0	1,900	25.0
Maximum(1)	170	100.0	13.0	50.0	2,300	50.0

(1)	Percentage payouts for performance between any of the specified levels will be determined on a pro rata basis.

As an example of how an LTIP payout would be calculated, assume that the 2012 return on invested capital is greater than 15%, that net income from continuing operations in 2012 is $142 million, operating profit as a percentage of sales in 2012 is 11.0% and sales in 2012 is $1,900 million. The LTIP payout for an executive officer whose target LTIP payout is 80% of a base salary at award date of $400,000 would be determined as follows:

(80% x $400,000) x (50% + 12.5% + 25%) = $280,000

As an example of how an LTIP would be calculated if the executive officer elected to tie the amount of the LTIP payout to the stock price over the three year performance period, and the stock is priced at the market price on the last day of the performance period (December 31, 2012), assume the stock price on the last day of the performance period is $75.00. The LTIP payout is determined as follows:

•	The target payout of $320,000 (80% x $400,000) would be converted to 6,414 stock units by dividing $320,000 by $49.89, the closing market price of our stock on the measurement date generally used for 2010 awards;

•	The number of stock units ultimately earned would be 5,612, determined by multiplying 6,414 by the performance factor actually earned of 87.5% (50% + 12.5% +25%); and

•	The 5,612 stock units would then be multiplied by the $75.00 stock price, and the LTIP payout would be $420,900 (5,612 x $75.00 = $420,900).

Because all Named Executive Officers have, since the LTIP was first implemented in 2004, elected to have their LTIP payouts adjusted to reflect our stock price performance, the awards have been considered share based payment transactions and have been treated as equity incentive awards for the tables included in this proxy. As such, the grant date fair value of each award is reported in the Summary Compensation Table and the Grants of Plan-Based Awards in 2010 table in the year in which the award is granted, and the amount ultimately paid out, if any, is reported in the Option Exercises and Stock Vested in 2010 table for the final year of the performance period.

No LTIP award payouts were made for the three-year performance periods that ended in 2008 and 2009 because the threshold performance criteria were not achieved. Payouts to the Named Executive Officers for the 2008 LTIP grant for the three year performance period that ended December 31, 2010 are summarized in the Options Exercises and Stock Vested in 2010 table on page 44.

2010 Stock Option Awards.  Annual stock options awards were granted to Messrs. Wine, Malone, Morgan, and Corness in February 2010, and to Mr. Krishna in March 2010 when he joined our company. The number of shares subject to each stock option award is based on the Compensation Committee’s assessment of our operating performance and each individual’s retention risk and performance, considering the same factors described on page 24 in connection with the determination of annual incentive compensation, and on competitive market data provided by Delves as discussed earlier. The stock options granted have a ten-year life, vest in two equal installments on the second and fourth anniversaries of the grant date (except for the stock options granted to Mr. Krishna in connection with his commencement of employment, which will cliff vest on the third anniversary of the grant date), and have an exercise price at the fair market value of a share of our common stock on the date of the grant. The number of shares subject to each Named Executive Officer’s 2010 stock option award was as follows:

Number of
Shares Subject
Named Executive Officer	to Stock Option

Scott W. Wine	80,000
Michael W. Malone	25,000
Bennett J. Morgan	60,000
John B. Corness	20,000
Suresh Krishna	20,000

Our stock option grant practices are designed to ensure that stock option awards approved by the Compensation Committee will be granted subsequent to any release of material non-public information. For example, annual grants are approved by the Compensation Committee at its regularly scheduled January meeting, with a later effective grant date occurring after our release of year-end financial results. We do not engage in the backdating, cancellation or re-pricing of stock options and have not engaged in such practices in the past.

Overview of 2011 Executive Compensation Program

In January 2011, our Compensation Committee determined the components, design and performance objectives of our 2011 executive compensation program.

2011 Base Salaries

The Compensation Committee approved the following annualized base salaries for the Named Executive Officers for 2011, which adjustments will be made at various dates during 2011:

	Annualized Base	Percentage
Name	Salary 2011 ($)	Increase (%)

Scott W. Wine	$800,000	18%
Michael W. Malone	395,000	4
Bennett J. Morgan	460,000	8
John B. Corness	300,000	0
Suresh Krishna	265,000	3

The base salary increase for Mr. Wine brings his base salary to the market median and is intended to reward him for his role in our performance during 2010. The salary increase for Mr. Morgan brings his salary closer to the market median, while the increases for Messrs. Malone and Krishna maintain their positions with respect to the market median.

On January 20, 2011, we entered into a letter agreement with Mr. Corness which provides that he will transition from his current position of VP—HR on or prior to April 1, 2011 to a position in which he will provide advice, counsel and support to our Board and the Compensation Committee for a two-year period prior to his retirement. Mr. Corness will be paid an annual base salary of $100,000 for the first year and $50,000 for the second year during this period. Other terms of this agreement are described on page 38 under the caption “Letter Agreements.”

2011 Annual Incentive Compensation

The Senior Executive Plan for 2011 will be structured in a manner similar to that in place for 2010. Earnings from continuing operations per diluted share was again designated as the financial metric to be used for purposes of the performance matrix and establishing the maximum Section 162(m) payout amounts, and the earnings performance to be achieved for a target-level payout was set at a level appreciably higher than our 2010 performance. In determining whether we meet our performance goals, the Compensation Committee may take into account certain unusual events including acquisitions, disposals, and/or restructurings, subject to the maximum amount established under the Senior Executive Plan for the performance period. Threshold level payouts of 20% of base salary under the performance matrix were again set at 80% of target-level earnings performance, but a maximum payout level of 200% of target-level payouts was established at 140% of target-level earnings performance. For purposes of maintaining deductibility of annual incentive compensation under Section 162(m), the maximum Section 162(m) payout amounts for “covered employees” were set at 200% of base salary if a specified level of earnings from continuing operations per diluted share objective were achieved. As in the past, the performance matrix is expected to be used by the Compensation Committee to guide the exercise of its discretion as to whether and to what degree it will reduce annual incentive payouts below the level of the maximum Section 162(m) payout amounts.

2011 Long-Term Compensation

The 2011 LTIP awards for the 2011-2013 performance period will also be structured in a manner similar to that in place for the 2010-2012 performance period. Achievement of at least a 15% return on invested capital during the final year of the performance period is again a condition to the payment of any amount under the LTIP. Actual payouts will again be a function of the degree to which goals involving our sales, operating income as a percentage of sales, and net income for the last year of the performance period are achieved. The target payouts for the 2011 LTIP awards for the 2011-2013 performance period expressed as a percentage of base salary remain the same for each Named Executive Officer. In determining whether we meet our performance goals, the Compensation Committee may take into account certain unusual events including acquisitions, disposals, and/or restructurings, subject to the maximum amount established under the LTIP for the three year performance period.

The Compensation Committee also awarded stock options to Messrs. Wine, Malone, Morgan and Krishna effective January 31, 2010, two days following our earnings release for fiscal year 2010. The stock options granted have a ten-year life, vest in two equal installments on the second and fourth anniversaries of the date of grant, and have an exercise price of $76.92 per share, the fair market value of a share of our common stock on the date of the grant. The number of shares subject to the stock options granted was as follows:

2011 Stock
Named Executive Officer	Options Granted

Scott W. Wine	65,000
Michael W. Malone	25,000
Bennett J. Morgan	50,000
Suresh Krishna	12,000

The Compensation Committee also awarded Mr. Wine 30,000 shares of restricted stock effective January 31, 2011, which vest with respect to 20% of the shares subject to the award on the anniversary of the date of grant for each of the next five years. The Compensation Committee decided to split the value of the long-term compensation equity grants to be provided to Mr. Wine between stock options and restricted stock, rather than providing it solely in the form of stock options, to facilitate his compliance with our stock ownership guidelines. The grant date fair value of the 2011 equity awards provided to the Messrs. Wine, Morgan, Malone and Krishna was intended to position the target value of each individual’s total 2011 long-term incentive compensation at or near the market 75th percentile, in recognition of our performance during 2010.

Other Executive Compensation Arrangements, Policies and Practices

Health, Welfare and Retirement Benefits

We provide a full range of benefits to our Named Executive Officers, including the standard medical, dental and disability benefits available to our employees generally. We also sponsor a qualified 401(k) Plan in which our Named Executive Officers may participate on the same basis as our employees generally, and which allows participants to make plan contributions on a pre-tax basis and to which we make company-matching contributions dollar-for-dollar with employee contributions up to 5% of covered compensation.

Because the application of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code prevents our senior executives from fully contributing to the 401(k) Plan and receiving the full Company match, we have adopted a Supplemental Retirement/Savings Plan (“SERP”) intended to restore contributions lost because of the application of this annual compensation limit. The SERP provides executives who participate in the 401(k) Plan, including the Named Executive Officers, with the opportunity to defer up to 50% of their base salary and up to 100% of amounts payable under the Senior Executive Plan and the LTIP by making contributions to the SERP. Typically, base salary and Senior Executive Plan deferral contributions are matched by the company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. Company matching contributions to the SERP were suspended in April 2009 as a cost savings measure, but were resumed in January 2010. The SERP is provided to assist executives in accumulating funds on a tax-advantaged basis for retirement and is consistent with observed competitive practices of similarly situated companies.

We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for the our executive officers.

Perquisites

We provide a limited number of perquisites to our executive officers, generally in an effort to remain competitive with similarly situated companies. We eliminated tax gross-ups for any club dues and any tax, estate, and financial planning fee reimbursements effective July 2009. These perquisites consist of:

•	Reimbursement of club entrance/initiation fees and monthly club dues;

•	Reimbursement of tax, estate and financial planning fees;

•	Supplemental family medical and dental coverage up to $50,000 a year through the Exec-U-Care program, which covers annual expenses not covered under the basic medical and dental benefit plans that are available to Company employees generally, and reimbursement of the cost of annual physicals at the Mayo Clinic for each executive officer and his spouse; and

•	Temporary use of Polaris products to encourage a first-hand understanding of the riding experience of our customers and to provide executive officers with an opportunity to evaluate product design and efficiency, along with related parts, garments and accessories.

Severance Arrangements

We have entered into severance arrangements with the executive officers, which provide for certain benefits in the event an executive officer is involuntarily terminated without cause, terminated in connection with a change in control or, in the case of our CEO, if he terminates his employment for good reason. The severance arrangements with our CEO were established as part of the negotiations of his initial employment terms. The severance arrangements are intended to:

•	Allow executive officers to weigh potential transactions focused on shareholder interests and not personal interests;

•	Provide executive officers with a measure of security in the event of an actual or potential change in corporate ownership or control; and

•	Provide executive officers with a bridge to their next professional opportunity.

The benefits provided under the severance arrangements were determined by reference to common market practices based on a 2007 survey completed by our former compensation consultant, Hewitt Associates, Inc. Although we believe that our current severance arrangements are less generous than the prevailing arrangements for much of our peer group, the Compensation Committee has determined to maintain such arrangements at current levels. The design and structure of the severance arrangements do not have any impact on the other elements of compensation provided to the executive officers.

The severance arrangements are described in more detail beginning on page 46 under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

Letter Agreements

Although we do not typically enter into formal employment agreements with our executives, we are a party to letter agreements with our CEO, Scott W. Wine, our President and COO, Bennett J. Morgan and Vice President—Global Operations and Integration, Suresh Krishna. The agreement with Mr. Wine was entered into when he joined our company in 2008, the agreement with Mr. Morgan was entered into upon his promotion to his current position and the agreement with Mr. Krishna was entered into when he joined our company in March 2010. We believe that these agreements were and are important to secure the leadership of these key management individuals. In January 2011, we also entered into a letter agreement with its VP—HR, John B. Corness, setting out the terms under which he will transition out of that position. These agreements are described in more detail on page 38 under the caption “Letter Agreements.”

Clawback Policy

During 2010, we adopted a “clawback” policy that requires reimbursement or cancellation of cash incentive compensation awarded to any of our executive officers subject to Section 16 of the Securities Exchange Act if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, and if the award or payout was predicated upon the achievement of financial results that were restated. The policy applies to awards and payouts received during the three-year period prior to the date we are required to prepare the restatement and requires reimbursement or cancellation of the amount of the award or payout, net of taxes, in excess of what would have been granted or paid based on the actual results. The Compensation Committee has authority to reduce the amount subject to clawback as it deems appropriate.

Deductibility of Compensation

Section 162(m) generally does not allow a publicly held company to take a tax deduction for compensation of more than $1 million paid in any taxable year to certain “covered employees” unless such compensation is considered “performance-based.” For purposes of Section 162(m), the group of “covered employees” consists of a company’s chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer. The Compensation Committee generally intends to comply with the requirements of Section 162(m) with respect to compensation in excess of $1 million paid under the Senior Executive Plan, the LTIP and the Omnibus Plan in order to qualify such compensation as “performance-based” and therefore deductible under Section 162(m). Although the Compensation Committee may elect to provide compensation that is not deductible under Section 162(m) when necessary to achieve its compensation objectives, it believes that all compensation paid to our Named Executive Officers for 2008 through 2010 is deductible for federal income tax purposes.

Stock Ownership Guidelines

The Compensation Committee believes that an important means of aligning the interests of our executive officers, including our Named Executive Officers, with the interests of our shareholders is to ensure that they own significant amounts of our common stock. As a result, we have adopted stock ownership guidelines which were modified in October 2010 to provide that each executive officer is expected to own, directly or indirectly, a specified number of shares of common stock (which may include unvested shares subject to restricted stock awards). The requirement for our CEO is 60,000 shares, for our COO and our CFO, 30,000 shares, and for each other executive officer 15,000 shares. Each executive officer is expected to satisfy the stock ownership guidelines within four years following the date he or she becomes an executive officer or the adoption of the guidelines, whichever is later. Until the applicable guideline is met, an executive officer is required to retain 50% of the shares (net of taxes) received as the result of a stock option exercise or a restricted stock vesting. The following chart sets forth the stock ownership of each of our Named Executive Officers as of December 31, 2010 relative to the stock ownership guidelines:

		Shares of Common
		Stock and
		Restricted Share
	Stock Ownership	Awards Held as of
	Guidelines	December 31,	Stock Ownership
Name	(# Shares)	2010	Guideline Met?

Scott W. Wine	60,000	57,000	(1)
Michael W. Malone	30,000	63,869	Yes
Bennett J. Morgan	30,000	86,578	Yes
John B. Corness	15,000	15,332	Yes
Suresh Krishna	15,000	12,000	(2)

(1)	Mr. Wine began employment on September 1, 2008. Mr. Wine was awarded 30,000 shares of restricted stock effective January 31, 2011, and therefore satisfies the stock ownership guidelines as of that date.

(2)	Mr. Krishna began employment on March 29, 2010. We expect that Mr. Krishna will satisfy the stock ownership guidelines on or prior to October 2014.

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended December 31, 2008, 2009 and 2010, the annual compensation paid to or earned by our CEO, CFO and our three other most highly compensation executive officers.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation
Position	Year	($)(1)	($)(2)	($)(3)(4)	($)(5)	($)(6)	($)(7)	Total($)

Scott W. Wine,(8)	2010	$654,558	$0	$575,000	$1,169,776	$1,145,476	$76,973	$3,621,783
Chief Executive Officer	2009	586,058	0	575,000	256,635	445,404	85,417	1,948,514
	2008	177,622	530,000	2,701,722	2,575,185	185,000	242,177	6,411,706

Michael W. Malone,	2010	378,269	0	300,000	365,555	484,185	52,101	1,580,110
Vice President-Finance and	2009	382,212	0	300,000	166,170	259,904	51,606	1,159,892
Chief Financial Officer	2008	365,385	0	280,000	235,900	310,000	62,533	1,253,818

Bennett J. Morgan,	2010	418,269	0	400,000	877,332	731,971	56,301	2,483,873
President and Chief	2009	407,692	0	400,000	249,255	309,846	80,161	1,446,954
Operating Officer	2008	392,308	0	1,056,750	603,315	440,000	78,469	2,570,842

John B. Corness,	2010	300,000	0	240,000	292,444	384,000	52,870	1,269,314
Vice President-Human	2009	290,481	0	228,000	106,349	220,766	53,686	899,282
Resources	2008	284,615	0	220,000	160,950	260,000	83,192	1,008,757

Suresh Krishna,(9)	2010	193,923	90,000	772,718	353,540	201,680	94,932	1,706,793
Vice President-Global
Operations and Integration

(1)	Amounts shown in this column include amounts deferred by our Named Executive Officers under the 401(k) Plan and SERP. The amount of salary deferred by each of our Named Executive Officers into the SERP during 2010 is shown in the “Executive Contributions in Last FY” column of the Nonqualified Deferred Compensation in 2010 table on page 45. Salary amounts shown for 2009 exceed the annualized salary for each Named Executive Officer for that year because, due to the timing of pay periods, there were 27 pay periods in 2009 compared to 26 pay periods in 2010 and 2008.

(2)	The amounts shown in this column represent signing bonuses paid upon commencement of employment (for Mr. Wine in September 2008, and for Mr. Krishna in March 2010).

(3)	Amounts shown in this column represent the aggregate grant date fair value of LTIP awards (assuming achievement of target-level performance) and performance-based restricted stock awards granted to each of our Named Executive Officers in the fiscal years indicated, and may not represent the amounts our Named Executive Officers will actually realize from these awards. Additional information regarding the 2010 awards is set forth below under the caption “Grants of Plan-Based Awards in 2010” on page 37.

(4)	The 2010 amounts included in this column represent the grant date fair value of LTIP awards made to Messrs. Wine, Malone, Morgan and Corness. The 2010 amount shown for Mr. Krishna includes a grant date fair value for his LTIP award of $148,958. The calculation of these grant date fair value amounts assumes target-level performance against the specified LTIP financial goals. If instead the amounts were calculated assuming maximum-level performance, the grant date fair value of the LTIP awards for 2010 would have been as follows: for Mr. Wine, $1,150,000; for Mr. Malone, $600,000; for Mr. Morgan $800,000; for Mr. Corness, 480,000; and for Mr. Krishna, $297,196. The actual value ultimately realized by our Named Executive Officers with respect to these LTIP awards will depend on our actual performance against the specified financial goals and the market value of our common stock on the last day of the three-year performance period, and may differ substantially from the grant date fair values shown.

(5)	Amounts shown in this column represent the grant date fair value of option awards granted to each of our Named Executive Officers in the fiscal years indicated. Grant date fair value is calculated in accordance with the requirements of FASB ASC Topic 718 using the Black-Scholes method. The assumptions used in determining the grant date fair value of the awards are set forth in Note 2 to the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(6)	Amounts shown in this column represent payments under the Senior Executive Plan, which are reported for the year in which the related services were performed. Additional information about these payments is set forth below under the caption “2010 Annual Incentive Compensation” on page 26.

(7)	Amounts shown in this column include Company matching contributions to the 401(k) Plan and SERP, life insurance premiums, and the aggregate incremental cost to us of the following perquisites: club memberships and dues, financial planning and tax preparation services, relocation benefits, Exec-U-Care supplemental health and dental coverage, annual physicals, the use of company products and the receipt of related parts, garments and accessories. These perquisites are described in further detail under the caption “Perquisites” on page 32. Additional detail regarding the components of the amounts shown for 2010 for each of our Named Executive Officers is provided below in the “All Other Compensation Table.”

(8)	Mr. Wine was hired on September 1, 2008, so his compensation information for 2008 reflects only the portion of the year after his hiring.

(9)	Mr. Krishna was hired on March 29, 2010, so his compensation information is only provided for the portion of 2010 after his hiring.

All Other Compensation Table

The following table provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2010.

	2010 Amount of All Other Compensation ($)
	S. Wine	M. Malone	B. Morgan	J. Corness	S. Krishna

Financial Planning (Reimbursement)	$5,300	$10,000	$13,400	$10,000	$985
Club Initiation Fees and Monthly Dues (Reimbursement)	8,460	0	8,072	6,501	0
Relocation Expenses	0	0	0	0	77,192
Life Insurance Policy Premiums	546	546	546	479	420
Exec-U-Care Premiums	305	2,222	1,496	1,770	1,112
Annual Physicals (Executive and Spouse)	6,950	6,422	2,157	6,826	0
401(k) Plan Matching Contributions by Company	12,250	12,250	12,250	12,250	12,250
SERP Matching Contributions by Company	42,748	19,659	17,837	13,788	1,946
Use of Polaris Products(1)	0	0	0	0	0
Polaris Parts, Garments and Accessories	414	1,002	543	1,256	1,027
Total	$76,973	$52,101	$56,301	$52,870	$94,932

(1)	Each year, the CEO and the President and COO are provided with the use of 12 Polaris products and other Executive Officers are given their choice of six Polaris products. The products used by our Executive Officers are either returned to the company or purchased at a price greater than cost at the end of a defined usage period. We sell the returned products to dealers at an amount greater than the cost of such products to the company. As a result, there is no aggregate incremental cost to the company associated with such use.

GRANTS OF PLAN-BASED AWARDS IN 2010

The following table summarizes each grant of an equity or non-equity incentive award during 2010 to each of our Named Executive Officers.

										All Other
									All	Option
									Other	Awards:
									Stock	Number
									Awards:	of		Grant
									Number	Securi-	Exercise	Date Fair
			Estimated Potential Payouts			Estimated Future Payouts			of	ties	or Base	Value of
			Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares	Underl-	Price of	Stock and
			Awards(1)			Awards(2)			of Stock	ying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	($)(5)

Scott W. Wine,	2/1/2010	1/20/2010	$136,000	$680,000	$1,190,000
Chief Executive	2/1/2010	1/20/2010				1,441	11,525	23,051				$575,000
Officer	2/1/2010	1/20/2010								80,000	$44.66	1,169,776

Michael W. Malone,	2/1/2010	1/20/2010	60,800	304,000	532,000
Vice President-Finance	2/1/2010	1/20/2010				752	6,013	12,026				300,000
Chief Financial Officer	2/1/2010	1/20/2010								25,000	44.66	365,555

Bennett J. Morgan,	2/1/2010	1/20/2010	85,000	425,000	743,750
President &	2/1/2010	1/20/2010				1,002	8,018	16,035				400,000
Chief Operating	2/1/2010	1/20/2010								60,000	44.66	877,332
Officer

John B. Corness,	2/1/2010	1/20/2010	48,000	240,000	420,000
Vice President-	2/1/2010	1/20/2010				601	4,811	9,621				240,000
Human Resources	2/1/2010	1/20/2010								20,000	44.66	292,444

Suresh Krishna(6)	3/29/2010	3/29/2010	25,210	126,050	220,588
Vice President-Global	3/29/2010	3/29/2010				358	2,866	5,732				148,958
Operations and	3/29/2010	3/29/2010							12,000			623,760
Integration	3/29/2010	3/29/2010								20,000	51.98	353,540

(1)	Amounts in these columns represent potential payouts under the Senior Executive Plan, which is our annual cash incentive plan, based on the achievement of specified financial and other goals. The threshold payouts are 20% of base salary and the target payouts range from 65% to 100% of base salary among our Named Executive Officers. The maximum payouts represent the maximum Section 162(m) payout amounts, which for each individual is 175% of the target amount shown. See “2010 Annual Incentive Compensation” on page 26. These estimated payout amounts are based on each Named Executive Officer’s annualized salary as established for the year in which performance occurs. The actual amount earned in 2010 by each Named Executive Officer (and paid in March 2011) under the Senior Executive Plan is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	Amounts in these columns represent potential payouts, expressed in terms of a number of stock units, under the LTIP for the 2010-2012 performance period based on the achievement of specified financial goals. Because each Named Executive Officer elected to tie the amount of his 2010 LTIP grant cash payout to our stock price performance over the three-year performance period, the threshold, target and maximum cash payout amounts for each individual were converted to a number of stock units at a price of $49.89 for Messrs. Wine, Malone, Morgan and Corness and $51.98 for Mr. Krishna, both of which were the closing market price of a share of our common stock on the applicable measurement date. The number of stock units earned is based on the degree to which the financial goals are attained, and the earned units are valued using the closing market price of a share of our common stock on the last day of the performance period and paid in cash. The threshold payouts are 12.5% of the target payouts, and the maximum payouts are 200% of the target payouts. Target payouts are based on a specified percentage of each Named Executive Officer’s salary at the grant date of the award.

(3)	The amount in this column represents shares of performance-based restricted stock granted at the time Mr. Krishna began his employment on March 29, 2010 and will only be vested if the performance targets are met.

(4)	Amounts in this column represent the number of shares subject to stock options granted on the dates indicated. The grant date fair value of the options with a grant date of 2/1/2010 was $46.66 per share, and the grant date fair value of the options with a grant date of March 29, 2010 was $51.98 per share.

(5)	Each amount reported in this column represents the grant date fair value of the applicable award. The calculation of the grant date fair value of the LTIP awards discussed in note (2) and of the performance-based restricted stock award discussed in note (3) is based upon our assessment of the most probable outcome of the respective performance conditions. The actual amounts that will be received by our Named Executive Officers with respect to these performance-based awards will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was deemed probable at the date of grant.

(6)	Mr. Krishna began his employment with the company on March 29, 2010. His estimated potential payouts under the Senior Executive Plan as described in note (1) are based on his partial year salary from March 29, 2010 through December 31, 2010, and his estimated future payout amounts under the LTIP as described in note (2) are pro-rated amounts based on the portion of the applicable performance period during which he will be employed.

Additional Information about Plans and Agreements Affecting Reported Compensation

The following additional information is provided regarding various plans and agreements that affect the compensation information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards in 2010 table above.

Letter Agreements

We entered into letter agreements with Messrs. Wine and Krishna in connection with their initial offers of employment with the company, and with Mr. Morgan in connection with his promotion to President and COO. The 2008 letter agreement with Mr. Wine generally provides that he will serve as our CEO at an annual salary $575,000, subject to annual review and potential increase, have the opportunity to earn a target annual cash incentive and a target LTIP payout each equal to 100% of his base salary, participate in our equity-based compensation and benefit plans, and receive the perquisites made available to our executive officers as described above. The letter agreement also called for Mr. Wine to receive a one-time cash bonus and stock option and performance-based restricted stock awards upon beginning his employment.

The 2005 letter agreement with Mr. Morgan provides he will receive an annual base salary of $350,000, subject to annual review, and generally provides for his ongoing participation in incentive compensation, equity-based compensation and benefit plans on terms comparable to those described for Mr. Wine. The letter agreement also called for Mr. Morgan to receive two stock option awards in connection with his promotion.

The 2010 letter agreement with Mr. Krishna generally provides that he will receive an initial annual salary of $250,000 increasing to $257,500 after six months, subject to annual review, have the opportunity to earn a target annual cash incentive and a target LTIP payout each equal to 65% of his base salary, participate in our equity-based compensation and benefit plans, and receive the perquisites made available to our executive officers as described above. The letter agreement also called for Mr. Krishna to receive a one-time cash bonus and stock option and performance-based restricted stock awards upon beginning his employment.

On January 20, 2011, we entered into a letter agreement with Mr. Corness which provides that he will transition from his current position of VP—HR on or prior to April 1, 2011, but continue to be employed until April 5, 2013, or an earlier retirement date agreed upon by the parties (the period from when he resigns as VP—HR to the date his employment ends is referred to as the “Transition Period”). During the Transition Period, Mr. Corness will provide advice, counsel and support on Board and Compensation Committee matters, employment issues, international expansion, acquisition integration and other matters as may be requested by our CEO at no less than 25% of his normal work week. Mr. Corness will be paid an annual base salary of $100,000 for the first year and $50,000 for the second year during the Transition Period. When Mr. Corness’ employment ends in accordance with the letter agreement, he will receive payments in the aggregate amount of his annual base salary as of December 31, 2010 plus the amount of his cash incentive paid in March 2011 under the Senior Executive Plan. Mr. Corness is also eligible to participate in our benefit and annual bonus programs made available to management level employees during the Transition Period, but will not be eligible to participate in the LTIP beginning with the 2011-2013 performance period. Mr. Corness also agreed to execute a general waiver and release at the end of the Transition Period. Mr. Corness has agreed not to engage in competitive activities or solicit employees for a period of one year following the end of his employment.

Incentive Plan Awards

Senior Executive Plan.  Annual cash incentive compensation awards are made to each of our Named Executive Officers and other eligible employees pursuant to the shareholder-approved Senior Executive Plan. The Senior Executive Plan provides for the payment of awards to participants selected by the Compensation Committee to the degree we, or any subsidiary, business unit or geographic region thereof, achieves performance objectives specified by the Compensation Committee at the beginning of a calendar year performance period. The performance objectives are to be based on one or more shareholder-approved business criteria specified in the Senior Executive Plan. In determining whether we meet our performance goals, the Compensation Committee may take into account certain unusual events including acquisitions, disposals, and/or restructurings, subject to the maximum amount established under the Senior Executive Plan for the performance period. Although all awards are payable in cash, they may be denominated in cash and/or in units with a value equivalent to a share of our common stock. The maximum amount payable to any participant under the Senior Executive Plan for any one-year performance period is $2,500,000. The Senior Executive Plan is to be administered by the Compensation Committee in a manner intended to qualify awards as “performance-based compensation” for purposes of Section 162(m).

Additional information about Senior Incentive Plan awards made in 2010 to our Named Executive Officers, including the performance objectives established by the Compensation Committee and the determination of amounts to be paid, is provided under the caption “2010 Annual Incentive Compensation” on page 26. The estimated threshold, target and maximum payments under the Senior Executive Plan for 2010 are reflected in the “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” columns in the Grants of Plan-Based Awards in 2010 table above. The amounts actually paid in connection with Senior Executive Plan awards during each of the years 2008-2010 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

LTIP.  Long-term cash incentive compensation awards are made to each of our Named Executive Officers and other eligible employees pursuant to the shareholder-approved LTIP. The LTIP is to be administered by the Compensation Committee in a manner intended to qualify awards as “performance-based compensation” for purposes of Section 162(m). The LTIP provides for the payment of awards to participants selected by the Compensation Committee to the degree the we, or any subsidiary, business unit or geographic region thereof, achieves performance objectives specified by the Compensation Committee at the beginning of a three consecutive calendar year performance period. The performance objectives are to be based on one or more shareholder-approved business criteria specified in the LTIP. In determining whether we meet our performance goals, the Compensation Committee may take into account certain unusual events including acquisitions, disposals, and/or restructurings, subject to the maximum amount established under the LTIP for the three year performance period. Although all LTIP awards are payable in cash, a participant may elect at the beginning of a performance period to have the amount payable adjusted to reflect the change in the market price of our common stock over the applicable performance period. A participant who makes this election effectively chooses to convert the cash amounts that would otherwise be payable at various levels of performance under the LTIP to stock units, each of which has a value equal to one share of our common stock. The number of stock units that may be earned at each performance level is determined by dividing the cash amount of the award that would be payable at that level of performance by the closing market price of a share of our common stock as of a specified measurement date within the first 90 days of the applicable performance period. If such an election is made, the number of stock units that are earned will be based on the degree to which performance objectives are attained, and will be valued using the closing market price of a share of our common stock on the last day of the performance period. All of our Named Executive Officers have elected this payment adjustment feature for LTIP awards made since the inception of the LTIP in 2004.

The maximum amount payable under the LTIP to any participant with respect to a LTIP award made in any calendar year is 200% of the participant’s base salary on the applicable measurement date (up to a maximum base salary of $1,000,000). Pursuant to an amendment to the LTIP approved by the Board on January 20, 2011, for any participant who has elected the payout adjustment feature described above, this maximum payment limit will be adjusted to reflect any increase in the market price of our common stock during the applicable performance period, subject to an overall maximum amount payable equal to the value of a number of stock units determined by dividing 200% of the participant’s base salary as of the applicable measurement date (subject to the $1,000,000 maximum) by the closing market price of a share of our common stock on that same date. Our shareholders are being asked at the Annual Meeting to reapprove the material terms of the LTIP as amended in order to continue to qualify payouts under the LTIP as performance-based compensation for purposes of Section 162(m) (see “Proposal 3 — Approval of the Material Terms of the Amended Long Term Incentive Plan” on page 65. If our shareholders do not reapprove the material terms of the LTIP as amended, then the Board will further modify the LTIP so as to expressly exclude participants who are Section 162(m) covered employees from the benefits of this amendment.

Additional information about LTIP awards made in 2010 to our Named Executive Officers for the 2010-2012 performance period, including the performance objectives established by the Compensation Committee, is provided under the caption “2010 Long-Term Compensation” on page 28. The estimated threshold, target and maximum payments under the LTIP for the 2010-2012 performance period and the grant date fair value of such awards are shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns in the Grants of Plan-Based Awards in 2010 table above.

Potential payouts for LTIP awards made to our Named Executive Officers in 2009 for the 2009-2011 performance period will depend on the degree to which three performance objectives are achieved. Potential payments will also depend on our stock price performance during the performance period, since our Named Executive Officers all elected to tie their payouts to our stock price, which was $19.63 on the measurement date used at the time the LTIP awards were granted. No awards will be payable unless we achieve in 2011 at least a 15% return on invested capital and at least $120 million of net income for 2011. If these two minimum conditions are satisfied, the LTIP award payouts for the 2009-2011 performance period will be a function of the level of our 2011 net income from continuing operations expressed as a percentage of sales (net margin percentage), as summarized for our Named Executive Officers (other than Mr. Krishna) in the following table:

	Percentage of Base Salary Payable to Executive Officers Upon Achievement of Performance Objective
Performance Objective(1)	S. Wine	M. Malone	B. Morgan	J. Corness

Threshold:
Net margin percentage of 7.0% achieved in 2011	50%	40%	50%	40%
Target:
Net margin percentage of 7.5% achieved in 2011	100%	80%	100%	80%
Maximum:
Net margin percentage of 8.5% achieved in 2011	200%	160%	200%	160%

(1)	Company performance between the stated objectives will result in a pro rata payout as a percentage of base salary.

Payouts for LTIP awards made in 2008 for the 2008-2010 performance period were dependent on the degree to which two performance objectives were achieved: three-year compound annual sales growth and three-year compound growth in earnings from continuing operations per diluted share. The threshold and target payouts required compound annual growth in the earnings measurement of 6% and 12%, respectively, while the maximum payout required 18% compound annual growth in the earnings measurement and 11% compound annual sales growth. The amounts actually paid in connection with LTIP awards for the 2008-2010 performance period reflected compound annual growth in the earnings measurement at 113% of the target level, as well as the fact that all Named Executive Officers elected to tie their payment amounts to our stock price performance. Actual payout amounts are set forth in the “Stock Awards” columns of the table under the caption “Option Exercises and Stock Vested” on page 44. Mr. Wine’s payout for the 2008-2010 performance period was prorated for the number of months during such performance period that he was employed by our company.

Equity-Based Awards

Stock Options.  Stock option awards granted under the Omnibus Plan during 2010 to employees of our company, including our Named Executive Officers, have an exercise price equal to 100% of the fair market value of a share of our common stock on the date of grant. Each stock option granted to our Named Executive Officers in 2010 vests and becomes exercisable as to 50% of the shares subject to the option on each of the second and fourth anniversaries of the date of grant (except the stock options granted to Mr. Krishna in connection with his commencement of employment, which will cliff vest on the third anniversary of the grant date) and has a 10-year term. The vested portion of an option may be exercised while the participant is employed by the company, and ordinarily for 30 days (36 months in the case of early retirement) after employment ends (unless employment is terminated for cause). If, however, employment ends due to death, disability or normal retirement, an option will fully vest and will remain exercisable for three years after the date employment ends (one year in the case of death). In no event will an option be exercisable beyond the end of its original term. If a participant’s employment ends for any reason other than normal retirement, death or disability, the unvested portion of any outstanding option will terminate at the time the participant’s employment ends. Upon a change in control of our company, each outstanding option will become immediately vested and exercisable in full.

Performance-Based Restricted Stock.  During 2010, a performance-based restricted stock award covering 12,000 shares was made to Mr. Krishna in connection with the commencement of his employment. The shares subject to the award will vest on March 31, 2013 if we have achieved the specified net income and operating income as a percentage of sales goals for the year ending December 31, 2012, or will vest on March 31, 2014 if we have achieved more rigorous net income and operating income as a percentage of sales goals for the year ending December 31, 2013. If the goals are not achieved by either date, the shares will be forfeited.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table sets forth information concerning unexercised stock option awards, unvested performance restricted stock awards and unvested stock unit awards under the LTIP for each of the Named Executive Officers as of December 31, 2010.

	Option Awards						Stock Awards
											Equity
				Equity					Equity		Incentive
				Incentive					Incentive		Plan Awards:
				Plan			Number		Plan Awards:		Market or
	Number			Awards:			of	Market	Number		Payout Value
	of	Number of		Number			Shares or	Value of	of Unearned		of Unearned
	Securities	Securities		of Securities			Units of	Shares or	Shares, Units		Shares, Units
	Underlying	Underlying		Underlying			Stock	Units of	or Other		or Other
	Unexercised	Unexercised		Unexercised	Option		That	Stock That	Rights That		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested		Vested(14)
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)		($)

Scott W. Wine,		52,000	(1)		$45.090	09/01/2018
Chief Executive Officer		180,000	(2)		45.090	09/01/2018
		75,000	(3)		20.060	02/10/2019
		80,000	(4)		44.660	02/01/2020
									50,000	(5)	$3,901,000
									58,584	(6)	4,570,708
									23,051	(7)	1,798,417
Michael W. Malone,	4,494				22.250	07/02/2011
Vice President—	3,508				28.495	10/07/2012
Finance and	2,324				43.015	11/03/2013
Chief Financial	16,000				59.450	11/01/2014
Officer	17,000				44.910	11/01/2015
	22,000				46.660	01/29/2017
		25,000	(8)		43.570	01/31/2018
		50,000	(9)		19.800	02/02/2019
		25,000	(4)		44.660	02/01/2020
									30,565	(6)	2,384,717
									12,026	(7)	938,304
Bennett J. Morgan,	14,000				43.015	11/03/2013
President and Chief	16,000				59.450	11/01/2014
Operating Officer	20,000				65.400	04/11/2015
	15,000				75.210	04/11/2015
	35,000				44.910	11/01/2015
	35,000				46.660	01/29/2017
		50,000	(8)		43.570	01/31/2018
		25,000	(10)		27.270	10/23/2018
		75,000	(9)		19.800	02/02/2019
		60,000	(4)		44.660	02/01/2020
									25,000	(11)	1,950,500
									40,754	(6)	3,179,623
									16,035	(7)	1,251,072
John B. Corness,	14,000				59.450	11/01/2014
Vice President—	14,000				44.910	11/01/2015
Human Resources	14,000				46.660	01/29/2017
		16,000	(8)		43.570	01/31/2018
		32,000	(9)		19.800	02/02/2019
		20,000	(4)		46.660	02/01/2020
									23,230	(6)	1,812,385
									9,621	(7)	750,643
Suresh Krishna,		20,000	(12)		51.980	03/29/2020
Vice President—									5,732	(7)	447,161
Global Operations and Integration									12,000	(13)	936,240

(1)	Represents stock options granted on September 1, 2008, which become exercisable on September 1, 2011 per Mr. Wine’s letter agreement.

(2)	Represents stock options granted on September 1, 2008, which become exercisable in three equal tranches on the fourth, fifth and sixth anniversaries of the grant date per Mr. Wine’s letter agreement.

(3)	Represents stock options granted on February 10, 2009, which vest with respect to 50% of the shares subject to the option on the second anniversary of the date of grant and vest with respect to the remaining 50% of the shares subject to the option on the fourth anniversary of the date of grant.

(4)	Represents stock options granted on February 1, 2010, which vest with respect to 50% of the shares subject to the option on the second anniversary of the date of grant and vest with respect to the remaining 50% of the shares subject to the option on the fourth anniversary of the date of grant.

(5)	Represents a performance-based restricted stock award granted on September 1, 2008 in connection with entry into a letter agreement by and between the company and Mr. Wine as of the same date. The shares are subject to time and performance vesting conditions. The shares will either vest on (i) December 31, 2011 if we achieve at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010 and 2011 or (ii) December 31, 2012 if we achieve at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010, 2011 and 2012, as compared to the actual diluted earnings per share from continuing operations earned in 2007.

(6)	Represents awards made on February 2, 2009 under the LTIP for the three-year performance period beginning January 1, 2009 and ending December 31, 2011 (“the 2009 LTIP Grant”). Awards under the 2009 LTIP Grant will be payable, if earned, after the end of the three-year performance period and prior to March 15, 2012. The amounts shown are the maximum possible payouts based on the SEC requirement that disclosure should be based on a higher performance threshold. There is no assurance that the maximum amounts would be the actual amounts paid based on actual performance.

(7)	Represents awards made on February 1, 2010 under the LTIP for the three-year performance period beginning January 1, 2010 and ending December 31, 2012 (“the 2010 LTIP Grant”). Awards under the 2010 LTIP Grant will be payable, if earned, after the end of the three-year performance period and prior to March 15, 2013. Per his employment offer, Mr. Krishna is eligible to participate in the 2010 LTIP Grant, however, the amount will be prorated for the number of months during such performance cycle that Mr. Krishna is employed by the company. The amounts shown are the maximum possible payouts based on the SEC requirement that disclosure should be based on a higher performance threshold. There is no assurance that the maximum amounts would be the actual amounts paid based on actual performance.

(8)	Represents stock options granted on January 31, 2008, which become exercisable on January 31, 2011, the third anniversary of the date of grant.

(9)	Represents stock options granted on February 2, 2009, which vest with respect to 50% of the shares subject to the option on the second anniversary of the date of grant and vest with respect to the remaining 50% of the shares subject to the option on the fourth anniversary of the date of grant.

(10)	Represents stock options granted on October 23, 2008, which become exercisable on October 23, 2011, the third anniversary of the date of grant.

(11)	Represents a performance-based restricted stock award granted on October 23, 2008. The shares are subject to time and performance vesting conditions. The shares will either vest on (i) December 31, 2011 if we achieve at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010 and 2011 or (ii) December 31, 2012 if we achieve at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2008, 2009, 2010, 2011 and 2012, as compared to the actual diluted earnings per share from continuing operations earned in 2007.

(12)	Represents stock options granted on March 29, 2010, which become exercisable on March 29, 2013, the third anniversary of the date of grant.

(13)	Represents a performance-based restricted stock award granted on March 29, 2010. The shares are subject to time and performance vesting conditions. The shares will either vest on (i) March 31, 2013 if we achieve specified net income and operating income as a percentage of sales goals for the year ending December 31, 2012, or (ii) March 31, 2014 if we achieve more rigorous net income and operating income as a percentage of sales goals for the year ending December 31, 2013.

(14)	These amounts are based upon our stock price of $78.02 on December 31, 2010 and the actual value realized by our Named Executive Officers could be different based upon the eventual stock prices at the time of vesting.

OPTION EXERCISES AND STOCK VESTED IN 2010

The following table provides information concerning the aggregate number of stock options exercised and shares of stock or stock units that vested for each of our Named Executive Officers during 2010, and the aggregate dollar values realized by each of our Named Executive Officers upon such exercise or vesting.

	Option Awards			Stock Awards
	Number of			Number of
	Shares			Shares
	Acquired	Value Realized		Acquired	Value Realized
	on Exercise	on Exercise		on Vesting	on Vesting
Name	(#)	($)(1)		(#)	($)(2)

Scott W. Wine, Chief Executive Officer	—	—		11,208 (3)	$874,435
Michael W. Malone, Vice President—Finance and Chief Financial Officer	21,168 (4)	$528,528	(4)	6,743 (3)	526,120
Bennett J. Morgan, President and Chief Operating Officer	22,800 (5)	927,138	(5)	9,031 (3)	704,624
John B. Corness, Vice President—Human Resources	25,492 (6)	932,391	(6)	5,298 (3)	413,380
Suresh Krishna, Vice President—Global Operations and Integration	—	—		—	—

(1)	Amounts shown in this column are based on the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price.

(2)	Amounts in this column are based on the $78.02 fair market value of a share of our common stock on December 31, 2010, the last day of the 2008-2010 performance period under the LTIP.

(3)	Represents the number of stock units subject to LTIP awards granted in 2008 that became payable upon the completion of the three year 2008-2010 performance period. Cash payments are expected to be made in March 2011 for the 2008 LTIP grant. The Compensation Committee determined that 113% of the target amount of such awards became payable based on our financial performance over the performance period. Mr. Wine’s 2008 LTIP is pro-rated for his start date in September 2008.

(4)	Represents the acquisition of 8,492 shares at an exercise price of $28.495 and 12,676 shares at an exercise price of $43.015, and the sale of 8,492 shares at a weighted average price of $60.04 per share, 6,000 shares at a weighted average price of $62.00 per share, and 6,676 shares at a weighted average price of $65.00 per share.

(5)	Represents the acquisition of 6,000 shares at an exercise price of $14.71875, 6,800 shares at an exercise price of $22.25 and 10,000 shares at an exercise price of $28.495, and the sale of 6,000 shares at a weighted average price of $45.45 per share, 6,800 shares at a weighted average price of $70.17 per share, and 10,000 shares at a weighted average price of $70.19 per share.

(6)	Represents the acquisition of 1,488 shares at an exercise price of $43.015, 13,512 shares at an exercise price of $43.015 and 10,492 shares at an exercise price of $28.495, and the sale of 1,488 shares at a weighted average price of $70.56 per share, 13,512 shares at a weighted average price of $73.78 per share, and 10,492 shares at a weighted average price of $73.83 per share.

NONQUALIFIED DEFERRED COMPENSATION IN 2010

The following table sets forth information regarding the contributions by each Named Executive Officer and the company to the SERP, as well as information regarding earnings, aggregate withdrawals and distributions and balances under the SERP, for each Named Executive Officer as of and for the fiscal year ended December 31, 2010.

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

Scott W. Wine, Chief Executive Officer	$42,748	$42,748	$23,452	—	$200,026
Michael W. Malone, Vice President—Finance and Chief Financial Officer	19,659	19,659	43,895	—	352,105
Bennett J. Morgan, President and Chief Operating Officer	17,837	17,837	33,384	—	270,205
John B. Corness, Vice President—Human Resources	13,788	13,788	35,638	—	292,205
Suresh Krishna, Vice President—Global Operations and Integration	3,114	1,946	46	—	5,106

(1)	Each of these amounts represents the amount of salary and/or annual incentive compensation deferred by each of the Named Executive Officers into the SERP during 2010. These amounts are included in Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table on page 35.

(2)	These amounts represent Company matching contributions to the SERP during 2010. The amount in this column for each Named Executive Officer is included in the “Other Compensation” column of the Summary Compensation Table for 2010.

(3)	These amounts represent earnings during 2010 credited to the respective Named Executive Officers’ SERP accounts. None of these amounts are included in compensation reported in the Summary Compensation Table because none of the earnings is considered to be “above market.”

(4)	Of the aggregate balances shown, the following amounts were reported as compensation to our Named Executive Officers in the Summary Compensation Tables in years prior to 2010: Mr. Wine, $78,708; Mr. Malone, $233,605; Mr. Morgan, $192,041; and Mr. Corness, $186,531; and Mr. Krishna, $0.

We sponsor a 401(k) Plan that allows employees to make plan contributions on a pre-tax basis. Employees are automatically enrolled at 5% of covered compensation and can affirmatively elect to contribute 0-50% of covered compensation into the 401(k) Plan. We match employee contributions dollar-for-dollar up to 5% of covered compensation. Although Named Executive Officers are eligible to participate in the 401(k) Plan, the application of the annual compensation limit under Section 401(a)(17) of the Code prevents Named Executive Officers from fully contributing to the 401(k) Plan and receiving the full company match. The SERP provides executives who participate in the 401(k) Plan with the opportunity to defer up to 50% of their base salary and up to 100% of amounts payable under the Senior Executive Plan, the LTIP, and the Omnibus Plan into the SERP. Typically, contributions are matched by us as if they had been made under the 401(k) Plan dollar-for-dollar up to 5% of covered compensation. The SERP is intended solely to restore contributions lost because of the application of the annual compensation limit under Section 401(a)(17) of the Internal Revenue Code to the 401(k) Plan. Due to the difficult economic conditions we experienced 2009, we suspended SERP matching contributions for our executives in April 2009 as a cost savings measure, but resumed matching contributions in January 2010.

The SERP account of each Named Executive Officer is deemed to be invested in the fund(s) designated by the Named Executive Officer. For this purpose, the Named Executive Officers may choose among the same funds that are available to our employees generally under the 401(k) Plan. Deemed investment earnings and losses are applied to each Named Executive Officer’s SERP account based upon the performance of the applicable investment fund.

At December 31, 2010, accounts of the Named Executive Officers were deemed to be invested in the following funds:

Alger Small Cap Growth Fund Institutional Class American Funds® The Growth Fund of America®	American Funds® EuroPacific Growth Fund® Class R5
Class R5	Artisan Mid Cap Value Inv CL
Fidelity Freedom 2025 Fund	Morgan Stanley Institutional Fund Trust: Mid Cap
Fidelity Fund — Class K	Growth Portfolio Class I Shares
Neuberger Berman Genesis Trust CL	PIMCO Total Return Fund Administrative Class
Fidelity Freedom 2030 Fund	T. Rowe Price Equity Income SHS
Vanguard Institutional Index Fund Institutional Shares	Vanguard Mid-Cap Index Inv CL

The Named Executive Officers are required to elect a distribution option upon becoming a participant in the SERP. The Named Executive Officers may elect to receive distributions (i) upon separation of service or one year after separation of service; (ii) upon the attainment of a certain age, designated by the Named Executive Officer, between 59 1/2 and 70 1/2, provided that the Named Executive Officer will not attain the designated age for at least three years after his election; or (iii) the earlier or later of (i) or (ii). Named Executive Officers may elect to receive the distribution in a lump sum or in monthly, quarterly or annual installments over a period not to exceed 10 years. If the installment method is elected, the Named Executive Officer’s account will continue to be credited with a prorated amount of deemed investment earnings and losses during the installment period.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Our Named Executive Officers are eligible to receive certain payments and benefits in the event of termination of their employment, including following a change in control pursuant to severance arrangements with the company. Currently, our arrangements provide for change in control severance payments in an amount equal to two times salary and bonus upon termination subsequent to a change in control.

Severance Arrangements with Named Executive Officers

We have entered into severance arrangements with our Named Executive Officers, which provide certain benefits to the Named Executive Officers upon their termination of employment under certain circumstances, including following a “change in control.” For this purpose, a “change in control” is deemed to occur if:

•	There is a substantial change in the composition of the Board which causes at least one-half of the Board to consist of new directors that were not nominated by the company; or

•	A third party acquires ownership of 35% or more of our common stock, unless such acquisition is approved by the company; or

•	We engage in certain extraordinary corporate events (such as a liquidation, dissolution, reorganization, merger or sale of all or substantially all of its assets), unless we are the surviving entity after such transaction or at least one-half of our Board continue to serve as directors of the surviving entity after such transaction, as applicable.

Under the severance arrangements, a Named Executive Officer will be considered to have been terminated without cause if he is terminated other than for his nonperformance, misconduct or detrimental actions as specified in the applicable agreement. He will be considered to have terminated his employment for good reason if he terminates his employment due to a reduction of his title, duties or compensation, a change in his principal place of employment or nonperformance by the company, all as specified in the applicable agreement.

Severance, Proprietary Information and Noncompetition Agreement with Mr. Wine

At December 31, 2010, we were a party to a severance, proprietary information and noncompetition agreement with Mr. Wine, our CEO, dated September 1, 2008 (“Wine Severance Agreement”). The terms of the Wine Severance Agreement were established during the negotiations leading to his employment by the company as our CEO. Mr. Wine is entitled to certain payments and benefits under the Wine Severance Agreement if his employment is terminated without cause or if he terminates his employment with good reason. The magnitude of the payments and benefits is dependent upon whether the termination was upon or within 24 months following a change in control. Such payments and benefits include:

•	A cash payment in an amount equal to:

•	in the case of a change in control termination, two times his average annual cash compensation (including cash incentives under the Senior Executive Plan and LTIP, but excluding the award or exercise of stock options or stock grants) for the three fiscal years (or lesser number of fiscal years if employed for a shorter duration) preceding the change in control termination, payable in a lump sum; or

•	in the case of a termination not in connection with a change in control, the sum of (i) 100% of his annual base salary as of the termination date plus (ii) the amount of cash incentive award paid to him for the immediately preceding fiscal year under the Senior Executive Plan, payable over a period of one year;

•	Any earned but unpaid cash incentive award under the Senior Executive Plan;

•	If the termination occurs during the fiscal year after June 30, a payment of the amount of (i) the average cash incentive award paid to him for the three fiscal years immediately preceding the change in control, in the case of a change in control termination, or (ii) the cash incentive award paid to him for the immediately preceding fiscal year in the case of a termination not in connection with a change in control, which amount under (i) or (ii) is prorated for the full number of months actually worked in the current fiscal year prior to the termination;

•	In the case of a termination not in connection with a change in control, (i) an amount equal to what he would otherwise be eligible to receive pursuant to the LTIP had he remained continuously employed through the end of the award period under the LTIP, prorated for the number of full calendar years actually worked in the performance period; (ii) if he elects to receive benefits under the Consolidated Omnibus Reconciliation Act (“COBRA”), payment for the premiums for coverage of Mr. Wine, his spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period; and (iii) reasonable executive outplacement services.

The amount of such payments and benefits are detailed in the table appearing under the caption “Potential Payments to Mr. Wine” on page 50 below. As a condition to receiving such payments and benefits, Mr. Wine must execute a general waiver and release of any claims against the company. The Wine Severance Agreement also provides that during and for a period of (i) 60 months following termination, Mr. Wine is prohibited from using or disclosing our proprietary information, except as required by his duties to Polaris and (ii) two years following termination, Mr. Wine must refrain from working for or acquiring an ownership interest (other than an interest of up to 1% of publicly held securities) in our competitors, or soliciting our employees.

Severance Agreements with Messrs. Malone, Morgan, Corness and Krishna

We have entered into severance agreements with Messrs. Malone, Morgan, Corness and Krishna, which provide that if upon or within 24 months after a change in control, any of such Named Executive Officers terminates his employment for good reason or if his employment is terminated by the company without cause, then he will be entitled to:

•	Any earned but unpaid cash incentive awards under the Senior Executive Plan; and

•	A lump sum cash payment equal to two times his average annual cash compensation (including cash incentives under the Senior Executive Plan and LTIP, but excluding the award or exercise of stock options or stock grants) for our three fiscal years immediately preceding such termination.

No cash incentive award will be paid for any part of the fiscal year in which the termination occurs.

Under the severance agreements, a non-change in control termination is deemed to occur if the Named Executive Officer is terminated by the company without cause other than in connection with a change in control. In the event of a non-change in control termination, the Named Executive Officer will be entitled to:

•	A cash payment in an amount equal to his annual base salary as of the termination date (1.5 times annual base salary for the President and COO) payable over one year;

•	Any earned but unpaid cash incentive award under the Senior Executive Plan;

•	An amount equal to the cash incentive award under the Senior Executive Plan that was paid to him for the fiscal year immediately preceding the fiscal year in which the termination takes place, payable over one year;

•	An amount equal to what he would otherwise be eligible to receive pursuant to the LTIP had he remained continuously employed through the end of the award period under the LTIP, prorated for the number of full calendar years actually worked in the performance period;

•	Eligibility for early retirement benefits under our Early Retirement Benefit Policy for Officers in accordance with the terms and conditions of such policy, which are discussed under the caption “Payments Made Upon Retirement” on page 48;

•	If he elects to receive benefits under COBRA, payment for the premiums for coverage of the Named Executive Officer, his spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period;

•	Reasonable executive outplacement services; and

•	The release of restrictions on all outstanding restricted share awards for which the performance goal has been met and the performance period has expired.

The amounts payable to each Named Executive Officer under the severance agreements are quantified in the tables appearing under the caption “Potential Payments to Messrs. Malone, Morgan, Corness and Krishna” on page 51 below. As a condition to receiving such payments and benefits, the Named Executive Officer must execute a general waiver and release of any claims against the company.

Payments Made Upon Retirement

We maintain the 401(k) Plan and the restorative SERP, as explained in the section entitled “Nonqualified Deferred Compensation in 2010” on page 45. We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for our Named Executive Officers.

We do, however, provide certain benefits and perquisites to Named Executive Officers that are retirement-eligible. These benefits and perquisites include:

•	Medical insurance coverage or cash equivalent for retirees and their spouses from age 55 to 64 with coverage coinciding with Medicare B on and after age 65;

•	Dental insurance coverage for retirees and their spouses at the same coverage level with the same provider as an active employee;

•	Continued annual physical exams at the Mayo Clinic for retirees and their spouses in accordance with the active officer benefit;

•	Continued use of Polaris products in accordance with the active Named Executive Officer benefits, including related parts, garments and accessories;

•	For LTIP participants, prorated LTIP payout based on the time worked during the performance measurement period payable in accordance with the normal payment schedule;

•	For Senior Executive Plan participants, a possible prorated payout under the plan based on the time worked during the incentive compensation award period payable in accordance with the normal payment schedule;

•	For Named Executive Officers other than the CEO, waiver of vesting period for outstanding stock options that have not yet vested at the date of retirement and an exercise period that is 36 months from the effective date of termination; and

•	For the CEO only, secretarial services and reasonable office facilities and the continued use of our airplane and travel services in accordance with the active officer benefit.

To be eligible for full retirement-age benefits, the Named Executive Officer must have attained the age of at least 65. None of our Named Executive Officers were retirement-eligible as of December 31, 2010.

We also provide certain early retirement benefits to Named Executive Officers who have attained the age of at least 55 and have a minimum of 10 years of service to our Company. These benefits include the same benefits available at full retirement age described above, except that for Named Executive Officers other than the CEO, all outstanding stock options that have not yet vested are forfeited. Mr. Corness was the only Named Executive Officers that was eligible for early retirement benefits as of December 31, 2010.

Non-Compete and Non-Solicitation Agreements

As described in “Severance, Proprietary Information and Noncompetition Agreement with Mr. Wine” on page 46, Mr. Wine has agreed not to engage in competitive activities or solicit employees for a period of two years following his termination of employment. The other Named Executive Officers were required to enter into non-competition agreements as a condition to the receipt of restricted stock and LTIP grants, under which they agree to not engage in competitive activities or soliciting employees for a period of one year following their termination of employment.

Potential Payments to Named Executive Officers Upon Termination

The following tables quantify the amounts and benefits payable to the Named Executive Officers upon termination under various scenarios. In calculating the payments set forth in such tables, we have assumed that (i) the date of termination was December 31, 2010, the last business day of fiscal year 2010, and (ii) the stock price was $78.02 per share, the closing market price of our common stock on such date. The tables do not reflect payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination, including:

•	Earned but unpaid base salary through the date of termination;

•	Accrued but unused vacation pay through the date of termination;

•	Company matching contributions to the 401(k) Plan in an amount which take into account the final payouts for base salary, incentive awards under the Senior Executive Plan, if any, and accrued vacation;

•	Distributions of plan balances under the Polaris 401(k) Plan; and

•	A life insurance benefit equal to two times base salary up to a maximum of $650,000, payable in the event of termination upon death.

The tables also do not reflect amounts attributable to vested, non-forfeitable equity-based awards (see “Outstanding Equity Awards at 2010 Fiscal Year-End” on page 42), or distributions of plan balances under the SERP (see “Nonqualified Deferred Compensation in 2010” on page 45). In addition, the tables do not reflect any applicable tax withholdings or other deductions by the company from the amounts otherwise payable to the Named Executive Officers upon termination of employment. To the extent applicable, the present value of the payments presented in the tables below was calculated using a discount rate of 5%.

We provide a number of lifetime benefits and perquisites to our Named Executive Officers upon retirement or receipt of early retirement benefits. For purposes of quantifying the value of such benefits and perquisites in the tables below, we have used an average life expectancy age of 78 for such individuals. The costs of medical and dental coverage are based on current annual premiums times the number of years between officer age and 78 for those that receive it until then using a discount rate of 5%. Company parts, garments and accessories coverage is based on average spend for the Named Executive Officers in 2010 multiplied by the number of years between the executive officer’s age and 78 (for those who receive it), using a discount rate of 5%.

Potential Payments to Mr. Wine

		Without Cause
		or With Good		Without Cause
		Reason		or With Good
	For Cause or	Termination		Reason
	Without Good	(not in connection		Termination
	Reason	with a Change in		(Change in		Death or
	Termination ($)	Control ($)		Control) ($)		Disability ($)		Retirement ($)

Scott W. Wine Compensation:
Cash Compensation	$0	$1,801,254		$2,178,450		$0		$0
Annual Cash Incentives (Senior Executive Plan-100% of Base Salary)	0	1,135,990		1,135,990		1,135,990		0
LTIP Incentive Awards	0	2,421,300	(1)	0		2,421,300	(1)	0
Stock Options (Unvested and Accelerated)	N/A	14,655,560	(2)	14,655,560	(2)	14,655,560	(2)	0
Restricted Stock (Unvested and Accelerated)	N/A	0		3,901,000		3,901,000		0
Benefits and Perquisites
Medical and Dental	N/A	18,324		0		0		0
Use of Polaris Products	N/A	0		0		0		0
Polaris Parts, Garments and Accessories	N/A	0		0		0		0
Physical Exams	N/A	0		0		0		0

Total	$0	$20,032,429		$21,871,000		$22,113,850		$0

(1)	The amount reflected for Mr. Wine represents his pro rata target payout for the 2008, 2009 and 2010 LTIP Grants and assumes the payments would be made by March 2011, March 2012 and March 2013, respectively.

(2)	Represents the market value of unvested stock options less the option exercise price.

Potential Payments to Messrs. Malone, Morgan, Corness and Krishna

				Without Cause
		Without Cause		or With Good
		(not in		Reason
		connection		Termination (in
		with a		connection with
		Change in		a Change in		Death or
	For Cause ($)	Control) ($)		Control) ($)		Disability ($)		Retirement(3)($)

Mr. Malone
Cash Compensation	$0	$866,947		$1,480,707		$0		$0
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	0	480,175		480,175		480,175		0
LTIP Incentive Awards	0	1,326,027	(1)	0		1,326,027	(1)	0
Stock Options (Unvested and Accelerated)	N/A	N/A		4,606,250	(2)	N/A		0
Restricted Stock (Unvested and Accelerated)	N/A	N/A		0		0		0
Benefits and Perquisites
Medical and Dental Insurance	N/A	550,309		N/A		N/A		0
Use of Polaris Products	N/A	0		N/A		N/A		0
Polaris Parts, Garments and Accessories	N/A	12,196		N/A		N/A		0
Physical Exams	N/A	80,336		N/A		N/A		0

Total	$0	$3,315,990		$6,567,132		$1,806,202		$0

Mr. Morgan
Cash Compensation	$0	$1,353,912		$1,830,706		$0		$0
Annual Cash Incentives (Senior Executive Plan-100% of Base Salary)	0	725,909		725,909		725,909		0
LTIP Incentive Awards	0	1,770,847	(1)	0		1,770,847	(1)	0
Stock Options (Unvested and Accelerated)	N/A	N/A		9,359,350	(2)	N/A		0
Restricted Stock (Unvested and Accelerated)	N/A	N/A		1,950,500		1,950,500		0
Benefits and Perquisites
Medical and Dental Insurance	N/A	598,648		N/A		N/A		0
Use of Polaris Products	N/A	0		N/A		N/A		0
Polaris Parts, Garments and Accessories	N/A	13,229		N/A		N/A		0
Physical Exams	N/A	87,140		N/A		N/A		0

Total	$0	$4,549,605		$13,866,465		$4,447,256		$0

Mr. Corness
Cash Compensation	$687,465	$687,465		$1,166,999		$0		$687,465
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	380,820	380,820		380,820		380,820		380,820
LTIP Incentive Awards	1,025,547	1,025,547	(1)	0		1,025,547	(1)	1,025,547
Stock Options (Unvested and Accelerated)	N/A	N/A		3,081,440	(2)	N/A		N/A
Restricted Stock (Unvested and Accelerated)	N/A	N/A		0		0		N/A
Benefits and Perquisites
Medical and Dental Insurance	N/A	502,267		N/A		N/A		502,267
Use of Polaris Products	N/A	0		N/A		N/A		0
Polaris Parts, Garments and Accessories	N/A	11,167		N/A		N/A		11,167
Physical Exams	N/A	73,561		N/A		N/A		73,561

Total	$2,093,832	$2,680,828		$4,629,259		$1,406,367		$2,680,828

Mr. Krishna
Cash Compensation	$0	$391,766		$797,878		$0		$0
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	0	200,010		200,010		200,010		0
LTIP Incentive Awards	0	66,898	(1)	0		66,898	(1)	0
Stock Options (Unvested and Accelerated)	N/A	N/A		520.800	(2)	N/A		0
Restricted Stock (Unvested and Accelerated)	N/A	N/A		936,240		936,240		0
Benefits and Perquisites
Medical and Dental Insurance	N/A	18,324		N/A		N/A		0
Use of Polaris Products	N/A	0		N/A		N/A		0
Polaris Parts, Garments and Accessories	N/A	0		N/A		N/A		0
Physical Exams	N/A	0		N/A		N/A		0

Total	$0	$676,998		$2,454,928		$1,203,147		$0

(1)	The amount reflected for each Named Executive Officer represents the pro rata target award payout for the 2008, 2009 and 2010 LTIP Grants and assumes the payments would be made in March 2011, March 2012 and March 2013, respectively.

(2)	Represents the market value of unvested stock options less the option exercise price.

(3)	Mr. Corness was the only Named Executive Officer that was eligible for early retirement benefits as of December 31, 2010. See “Payments Made Upon Retirement” on page 48.

DIRECTOR COMPENSATION

The following table sets forth the compensation earned for each of the non-employee directors for the year ended December 31, 2010.

	Fees Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)(1)	($)(2)	($)

Robert L. Caulk	$71,000	$82,325	$153,325
Annette K. Clayton	65,000	82,325	147,325
Bernd F. Kessler	49,111	82,047	131,158
John R. Menard, Jr.	57,000	82,325	139,325
Gregory R. Palen	166,000	82,325	248,325
R. M. (Mark) Schreck	67,000	82,325	149,325
William Grant Van Dyke	83,000	82,325	165,325
John P. Wiehoff	70,731	82,325	153,056
Andris A. Baltins(3)	38,440	1,648	40,088

(1)	As described in more detail in the accompanying narrative, directors may defer all or a portion of the fees otherwise payable to them in accordance with our Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”). Each of the current directors, except for Mr. Caulk, deferred all fees otherwise payable to him or her in 2010 in accordance with the Deferred Compensation Plan. The deferred amounts were converted into common stock equivalents at the then current market price per share of our common stock. The aggregate number of common stock equivalents held by each non-employee director as of December 31, 2010 is reflected in the “Stock Awards” column of the “Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End” table appearing below.

(2)	On April 29, 2010, the continuing non-employee directors were each awarded under the Omnibus Plan 1,250 deferred stock units, each with a value equal to one share of our common stock. The grant date fair value for these deferred stock units was $61.86 per unit. In addition, as of each quarterly date on which retainer payments are to be made to non-employee directors, each non-employee director automatically receives an award of common stock equivalents under the Deferred Compensation Plan for Directors having a fair market value of $1,250, resulting in annual awards to each non-employee director with an aggregate grant date fair value of $5,000. The aggregate number of deferred stock units and common stock equivalents held by each non-employee director as of December 31, 2010 is reflected in the “Stock Awards” column of the “Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End” table appearing below.

(3)	Mr. Baltins did not seek reelection to the Board at the 2010 Annual Meeting and ceased to serve as a director as of April 29, 2010.

Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of shares of common stock underlying outstanding stock options and stock awards for each of the non-employee directors as of December 31, 2010.

	Stock	Stock
Name	Options	Awards(1)

Robert L. Caulk	—	12,877
Annette K. Clayton	—	17,844
Bernd F. Kessler	—	2,300
John R. Menard, Jr.	—	19,751
Gregory R. Palen	16,000	57,331
R. M. (Mark) Schreck	16,000	23,707
William Grant Van Dyke	—	15,178
John P. Wiehoff	—	10,988

(1)	Includes common stock equivalents awarded to directors under the Deferred Compensation Plan and deferred stock units awarded under the Omnibus Plan and the accompanying dividend equivalent units issued on each form of award.

Director Fees

Directors who are employees of our company receive no compensation for their services as directors or as members of committees. Compensation for non-employee directors is divided into cash and stock components. We presently pay each non-employee director other than our Chairman, Mr. Palen, an annual director’s retainer of $57,000. At least $5,000 (paid in quarterly installments of $1,250 per quarter) of the annual director’s retainer paid to each non-employee director will be payable in common stock equivalents (as described below). Mr. Palen, our non-executive Chairman of the Board, currently receives an annual retainer of $157,000 in lieu of the annual director’s retainer received by other non-employee directors. The Chairs of the Compensation Committee, Corporate Governance and Nominating Committee and Technology Committee currently receive an annual committee chairman’s fee of $10,000, and the Chair of the Audit Committee receives an annual committee chairman’s fee of $15,000. Non-employee directors also receive $1,000 for each committee meeting attended. Any non-employee director may elect to defer the receipt of all or a specified portion of the retainer and fee payments specified in this paragraph under the Deferred Compensation Plan (as described below).

Deferred Compensation Plan

We maintain the Deferred Compensation Plan for non-employee directors. As of each quarterly date on which retainer payments are made to non-employee directors, each non-employee director automatically receives an award of common stock equivalents having a fair market value of $1,250. A non-employee director can also defer all or a portion of the retainer and fee payments that would otherwise be paid to him or her in cash. Such deferred amounts are converted into additional common stock equivalents based on the then fair market value of the common stock. Each common stock equivalent represents the economic equivalent of one share of common stock. Dividend equivalents are credited to non-employee directors as if the common stock equivalents are outstanding shares of common stock. Such dividend equivalents are deemed invested in additional common stock equivalents.

As soon as practicable after an non-employee director’s service on the Board terminates, he or she will receive a distribution of a number of shares of our common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of a non-employee director, the shares will be issued to his or her beneficiary. Upon a change in control of our company (as defined in the Deferred Compensation Plan), each non-employee director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.

A maximum of 250,000 shares of common stock are reserved for issuance under the Deferred Compensation Plan. The Deferred Compensation Plan will remain effective until May 31, 2020, unless terminated earlier by the Board. The Deferred Compensation Plan may be terminated or amended at any time by the Board.

Deferred Stock Units and Stock Options

Since 2007, we have granted our non-employee directors an annual award of deferred stock units in an amount determined by the Board. The deferred stock units are fully vested upon issuance. Upon termination of service as a director or upon an earlier change in control of Polaris, each non-employee director will receive one share of common stock for every deferred stock unit credited to the non-employee director’s account. Dividend equivalents are credited to non-employee directors as if the deferred stock units are outstanding shares of common stock. Such dividend equivalents are deemed invested in additional deferred stock units. The annual deferred stock unit awards replaced annual stock option awards, each involving 4,000 shares, provided to non-employee directors prior to 2007. All stock options issued to non-employee directors have a 10-year term and have become fully vested and exercisable. If a non-employee director’s term of service ends, any option will be exercisable for 5 years if the non-employee director was then age 65 or older, for 3 years if the non-employee director was less than age 65 but had served as a director for 10 years or more, for one year if the non-employee director died, and for 90 days under any other separation scenario, subject in all cases to the 10-year option term.

Use of Polaris Products

We provide each of the non-employee directors with the use of six Polaris products, of his or her choice, at no charge to encourage a first-hand understanding of the riding experience of our customers and to provide the non-employee directors with an opportunity to evaluate product design and efficiency. The products used by the non-employee directors can be returned to the company or purchased at a price greater than cost at the end of a defined usage period based upon months, miles or hours, depending upon the product line. We sell the returned products to dealers at an amount greater than the cost of such products to the company. All non-employee directors also receive related parts, garments and accessories.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines, which provide that each non-employee director is expected to own, directly or indirectly, shares of our common stock, common stock equivalents and deferred stock units having a value of at least three times the amount of the annual retainer and, if applicable, any committee chairman fee paid to such director. Compliance with the stock ownership guidelines is voluntary but is monitored by our CFO. All non-employee directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board. The following chart sets forth the stock ownership of each of the non-employee directors that were in office as of December 31, 2010 relative to the stock ownership guidelines:

			Shares of Common
	Stock Ownership		Stock, Common
	Guidelines		Stock Equivalents
	(as a Multiple of		and Deferred Stock
	Annual Director		Units Held as of
	Retainer/Chairman		December 31,	Stock Ownership
Name	Fee)		2010	Guideline Met?

Robert L. Caulk	3	x	12,877	Yes
Annette K. Clayton	3	x	17,844	Yes
Bernd F. Kessler	3	x	2,300	(1)
John R. Menard, Jr.	3	x	19,751	Yes
Gregory R. Palen	3	x	74,758	Yes
R.M. (Mark) Schreck	3	x	27,597	Yes
William Grant Van Dyke	3	x	16,178	Yes
John P. Wiehoff	3	x	10,988	Yes

(1)	Mr. Kessler was first appointed to the Board on January 21, 2010. We expect that Mr. Kessler will satisfy the stock ownership guidelines on or prior to the fourth anniversary of the date he was first appointed to the Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the Board in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of our director and executive compensation programs and administers our stock option, restricted share and other equity-based plans, reviews the compensation of directors, Named Executive Officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this Compensation Committee Report.

In performing its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that appears earlier in this Proxy Statement with management. Based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2011 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the year ended December 31, 2010.

COMPENSATION COMMITTEE

Robert L. Caulk, Chair
Annette K. Clayton
William Grant Van Dyke

Management conducted a risk assessment of our employee compensation policies and practices, including those that apply to our executive officers. Management reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the company.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans Approved by Shareholders

Our shareholders have approved the Polaris Industries Inc. 1995 Stock Option Plan, the Polaris Industries Inc. Restricted Stock Plan, the Polaris Industries Inc. Employee Stock Purchase Plan, the Polaris Industries Inc. Deferred Compensation Plan for Directors, the 2003 Non-Employee Director Stock Option Plan and the Polaris Industries Inc. Omnibus Incentive Plan.

We do not have any equity compensation plans outstanding that have not been approved by shareholders.

Summary Table

The following table sets forth certain information as of December 31, 2010, with respect to compensation plans under which shares of our common stock may be issued.

Number of securities
remaining available for
issuance under equity
	Number of securities to be		Weighted-average exercise	compensation plans
	issued upon exercise of		price of outstanding	(excluding securities
	outstanding options,		options,	reflected in the first
Plan category	warrants and rights		warrants and rights	column

Equity compensation plans approved by security holders	3,603,262(1	)(2)	$43.14(3)	1,780,035(4)
Equity compensation plans not approved by security holders	None		n/a	None

(1)	Includes 3,443,286 shares issuable upon exercise of outstanding stock options, 44,727 shares issuable upon settlement of deferred stock units and accompanying dividend equivalent units issued under the Omnibus Plan to non-employee directors and 115,249 shares issuable upon settlement of common stock equivalents awarded to non-employee directors under the Deferred Compensation Plan for Directors but excludes 128,454 shares of restricted stock issued under the Omnibus Plan.

(2)	The weighted average remaining contractual life of outstanding options was 6.86 years as of December 31, 2010. Unvested stock options and stock appreciation rights do not receive dividend equivalents.

(3)	Reflects the weighted-average exercise price of outstanding options. There is no exercise price for outstanding deferred stock units or common stock equivalents.

(4)	A total of 34,278 shares were available under the Deferred Compensation Plan, a total of 832,818 shares were available under the Omnibus Plan, of which 120,321 shares were available for grant as full value shares (if the shareholders approve the amendment and restatement of the Omnibus Plan as described in this Proxy Statement, then going forward, an additional 4,000,000 shares will be available for issuance and a fungible ratio of three to one will be applied to the Omnibus Plan pool as a replacement for the limits), and a total of 912,939 shares were available under the Employee Stock Purchase Plan.

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

Introduction

The Polaris Industries Inc. 2007 Omnibus Incentive Plan (the “Omnibus Plan”) was originally approved by our shareholders on April 19, 2007, and replaced our 1995 Stock Option Plan, 1999 Broad-Based Stock Option Plan, Restricted Stock Plan, and 2003 Nonemployee Director Stock Option Plan (the “Prior Plans”). As originally adopted, the Omnibus Plan authorized the issuance pursuant to equity-based compensation awards of up to 1,750,000 shares of our common stock plus the number of shares subject to then outstanding awards under the Prior Plans that subsequently expire or are forfeited or settled in cash. On April 30, 2009, our shareholders approved amendments to the Omnibus Plan that, among other things, increased the maximum number of shares issuable under the Omnibus Plan to 2,750,000.

As of February 28, 2011, there were approximately 537,000 shares of our common stock remaining available for future grants under the Omnibus Plan. The Board believes that it is both necessary and appropriate to further increase the maximum number of shares issuable under the Omnibus Plan in order to enable the company to continue offering meaningful equity-based incentives to key employees and non-employee directors.

As a result, our Board approved on January 20, 2011 an amendment and restatement of the Omnibus Plan, subject to shareholder approval at the Annual Meeting. The proposed amendment and restatement would, among other things discussed below, add an additional 4,000,000 shares to the Omnibus Plan share reserve. If the proposed amendment and restatement of the Omnibus Plan is approved by the shareholders, it will take effect as of April 28,

2011. If the proposed amendment and restatement is not approved, the Omnibus Plan will remain in effect as it existed immediately prior to the proposed amendment and restatement.

Shareholder Approval Requirement

Shareholder approval of the amendment and restatement of the Omnibus Plan is necessary in order for the company to (i) meet the shareholder approval requirements of the NYSE, (ii) take tax deductions for certain compensation resulting from awards granted under the Omnibus Plan qualifying as performance-based compensation under Section 162(m) of the Code, and (iii) grant incentive stock options under the Omnibus Plan.

Principal Changes to the Existing Omnibus Plan

The principal changes to the existing Omnibus Plan as reflected in the proposed amendment and restatement are intended to incorporate a range of compensation best practices, and are summarized as follows:

•	Increase in Pool of Shares Authorized for Issuance. The aggregate number of shares that may be issued under the Omnibus Plan would increase by 4,000,000 shares, from a total of 2,750,000 shares to 6,750,000 shares.

•	Use of Fungible Share Pool Concept. The authorized share reserve will be reduced by one share of our common stock for every one share subject to a stock option or stock appreciation right granted under the Omnibus Plan and by three shares of our common stock for every one share subject to an award other than an option or stock appreciation right (a “full value award”). This replaces the existing 150,000 share sublimit on full value awards that currently exists.

•	Double Trigger Accelerated Vesting/Payment Following a Change in Control. If an outstanding award is continued, assumed or replaced in connection with a change in control that involves a business combination, the amended Omnibus Plan presumes that accelerated vesting or payment of the award will occur only if the participant’s employment is terminated involuntarily without cause within one year of the change in control, but permits the participant’s award agreement to provide otherwise. Currently, the Omnibus Plan presumes that “single trigger” accelerated vesting or payment will occur upon a change in control unless a participant’s award agreement provides otherwise.

•	Minimum Vesting Period for Full Value Awards. For full value awards, a minimum vesting period of three years is prescribed for awards subject only to service-based vesting conditions and one year for awards subject to performance-based vesting conditions, subject only to limited exceptions. No minimum vesting period had previously been prescribed.

•	No Unrestricted Dividends or Dividend Equivalents on Performance Shares or Units. Dividends or dividend equivalents payable on performance-based restricted stock and restricted stock unit awards will be subject to the same restrictions as the underlying shares or units. No such requirement had previously been in effect.

•	No Liberal Share Counting. The Omnibus Plan continues to provide that shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise may not be used again for new grants. As proposed to be modified, it also precludes shares repurchased by the company using option exercise proceeds from being used again for new grants.

•	Compensation Recovery Policy. Awards under the Omnibus Plan are to be subject to any compensation recovery policy adopted by our Board or the Compensation Committee.

In addition, the Omnibus Plan as proposed to be amended and restated continues to incorporate the following compensation best practices:

•	No Repricing or Replacement of Underwater Options or Stock Appreciation Rights. The Omnibus Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or stock appreciation rights when the exercise price per share of an option or stock appreciation right exceeds the fair market value of the underlying shares.

•	No In-the-Money Option or Stock Appreciation Right Grants. The Omnibus Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of our common stock on the date of grant.

•	Independent Administration. The Compensation Committee of our Board, which consists of only independent directors, continues to have overall administrative authority over the Omnibus Plan, and only this committee may make awards to executive officers and directors.

Summary of the Amended and Restated Omnibus Plan

The major features of the Omnibus Plan as proposed to be amended and restated are summarized below. The summary is qualified in its entirety by reference to the full text of the amended and restated Omnibus Plan, which is attached to this Proxy Statement as Annex A.

Plan Purpose

The Omnibus Plan is intended to advance the interests of our company and its shareholders by enabling the company and our affiliated entities to attract and retain qualified individuals through opportunities for equity participation in our company, and to reward those individuals who contribute to the achievement of our financial and strategic business goals through equity- and cash-based compensation.

Administration

The Omnibus Plan will be administered by the Compensation Committee of our Board. The Compensation Committee has the authority to determine, within the limits of the express provisions of the Omnibus Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Compensation Committee may also establish subplans and modify the terms of award agreements to the extent necessary to comply with local laws in connection with awards made to participants outside of the United States. To the extent consistent with applicable law, the Compensation Committee has discretion to delegate its authority under the Omnibus Plan to a subcommittee, to executive officers (with respect to awards to participants who are not directors or executive officers) or, in connection with nondiscretionary administrative duties, to other parties as it deems appropriate.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the Omnibus Plan prohibits the Compensation Committee from repricing any outstanding “underwater” option or stock appreciation right (“SAR”) without prior approval of our shareholders. For these purposes, “repricing” includes amending the terms of an underwater option or SAR to lower the exercise price, canceling an underwater option or SAR and granting in exchange replacement options or SARs having a lower exercise price or other forms of awards, or repurchasing the underwater option or SAR.

Available Shares

A maximum of 6,750,000 shares of our common stock are available for issuance under the Omnibus Plan, plus the number of shares subject to outstanding awards under the Prior Plans as of the date the Omnibus Plan was originally adopted that subsequently expire or are forfeited or settled in cash (the “forfeited award shares”). The pool of shares available for issuance under the Omnibus Plan may be used for all types of equity awards available under the Omnibus Plan, which include stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards and other stock-based awards, as described in more detail below. The shares of common stock covered by the Omnibus Plan are authorized but unissued shares.

Shares of common stock that are issued under the Omnibus Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the Omnibus Plan by one share for each share issued or issuable pursuant to an option or SAR award, and by three shares for each share issued or issuable pursuant to a full value award.

Any shares of common stock subject to an award under the Omnibus Plan, or to an award under any of the Prior Plans that is outstanding on the date the Omnibus Plan was originally adopted, that expires, is forfeited, or is settled or exchanged for cash will, to the extent of such expiration, forfeiture, settlement or exchange, automatically again become available for issuance under the Omnibus Plan. Each share that again becomes available for issuance will be added back as (i) one share if the share was subject to an option or SAR granted under either the Omnibus Plan or one of the Prior Plans, or (ii) as three shares if the share was subject to a full value award under the Omnibus Plan or one of the Prior Plans. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares we repurchased using option exercise proceeds and any shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise may not be used again for new grants.

Awards granted under the Omnibus Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by the company or any of our affiliates (referred to as “substitute awards”) will not reduce the number of shares of common stock authorized for issuance under the Omnibus Plan. Additionally, if a company acquired by the company or any of our affiliates has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the Omnibus Plan and will not reduce the shares authorized for issuance under the Omnibus Plan, but only if the shares are used for awards made to individuals who were not employed by or providing services to the company or any of our affiliates immediately prior to such acquisition.

Limitations on Awards

Under the terms of the Omnibus Plan, the number of shares of common stock subject to options or SARs granted to any one participant during a calendar year may not exceed 600,000. With respect to awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), the aggregate number of shares subject to full value awards granted during any calendar year to any one participant who is a “covered employee” (as defined in Section 162(m)) may not exceed 125,000 shares, and the maximum amount payable with respect to cash-based awards granted under the Omnibus Plan during any calendar year to any one covered employee shall not exceed $7,000,000. These share limitations are subject to adjustment for changes in our corporate structure or shares, as described below.

Share Adjustment Provisions

If certain transactions with our shareholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the Omnibus Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the Omnibus Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Compensation Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the Omnibus Plan, the Compensation Committee will make such adjustments as it deems equitable.

Eligible Participants

The Compensation Committee may grant awards to any employee, non-employee director, consultant or other person providing services to the company or our affiliates. Currently, there are approximately 1,000 persons employed by or otherwise in the service of our company and our affiliates, including eight non-employee directors, who would be eligible to receive awards under the Omnibus Plan. Although not necessarily indicative of future grants under the Omnibus Plan, approximately 600 of our employees and non-employee directors have been granted awards under the Omnibus Plan.

Types of Awards

Awards under the Omnibus Plan may include stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based incentive awards.

Stock Options.  The Compensation Committee may grant to participants options to purchase our common stock that qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the number of shares, exercise price, vesting periods, and other conditions on exercise, will be determined by the Compensation Committee.

The per share exercise price for stock options will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of our common stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On February 28, 2011, the fair market value of a share of our common stock was $75.45 based on the closing sale price of our common stock on the NYSE on such date.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of our stock on the date of grant, the exercise period may not exceed five years.

At the Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, in shares of our common stock held by the participant, by withholding a number of shares otherwise deliverable upon exercise of the option, or in any manner acceptable to the Compensation Committee (including one or more forms of broker-assisted “cashless” exercise).

Stock Appreciation Rights.  The Compensation Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised. The payment upon exercise of a SAR may be in cash, shares of common stock, or any combination thereof, as approved by the Compensation Committee in its sole discretion.

The per share exercise price for a SAR will be determined by the Compensation Committee in its discretion, but may not be less than 100% of the fair market value of one share of our common stock on the date when the SAR is granted. SARs must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant.

Restricted Stock and Restricted Stock Units.  The Compensation Committee may award to a participant shares of common stock subject to specified restrictions (“restricted stock”). Shares of restricted stock are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified vesting period and/or the attainment of specified company performance objectives over a specified performance period.

The Compensation Committee also may award to a participant restricted stock units, each representing the right to receive in the future, in cash and/or shares of our common stock as determined by the Compensation Committee, the fair market value of a share of common stock subject to the achievement of one or more goals relating to the completion of a specified period of service by the participant and/or the achievement of specified performance or other objectives. The terms and conditions of restricted stock and restricted stock unit awards are determined by the Compensation Committee.

Other Stock-Based Awards.  The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, or restricted stock units. The terms and conditions of each other stock-based award will be determined by the Compensation Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Compensation Committee.

Cash-Based Awards.  The Compensation Committee may grant cash-based incentive compensation awards, which could include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m). The terms and conditions of each cash-based award will be determined by the Compensation Committee.

Minimum Vesting Requirements

Full value awards that vest based solely on the satisfaction by the participant of service-based vesting conditions shall be subject to a vesting period of not less than three years from the applicable date of grant (but permitting pro rata vesting over such vesting period). Full value awards whose vesting is subject to the satisfaction of performance goals shall be subject to a performance period of not less than one year. These minimum vesting periods will not apply, however, (i) upon a change in control, (ii) upon termination of employment due to death or disability, (iii) to a substitute award that does not reduce the vesting period of the award being replaced, and (iv) to awards involving an aggregate number of shares not in excess of 10% of the share reserve under the Omnibus Plan.

Dividend Equivalents

The Compensation Committee may provide for the payment of dividend equivalents with respect to any units or share equivalents subject to a restricted stock unit award or any other stock-based award under the Omnibus Plan. Dividend equivalents are not permitted in connection with stock options and SARs. Dividends, distributions and comparable dividend equivalents paid with respect to unvested awards whose vesting is subject to performance conditions will be subject to the same restrictions as the underlying shares, units or share equivalents. Regular cash dividends or comparable dividend equivalents paid with respect to unvested awards whose vesting is based solely on the satisfaction of service-based vesting conditions will not be subject to the same restrictions as the underlying shares, units or share equivalents unless the Compensation Committee determines otherwise.

Performance-Based Compensation Under Section 162(m)

The Compensation Committee may grant full value and cash-based awards under the Omnibus Plan to employees who are or may be “covered employees,” as defined in Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current IRS interpretations, “covered employees” of a company are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at a year end. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied. Options and SARs granted under the Omnibus Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The pre-established performance goals set by the Compensation Committee for Section 162(m) performance-based awards must be based on one or more of the following performance measures specified in the Omnibus Plan:

•	Net earnings or net income (before or after taxes);

•	Earnings per share or earnings per share growth, total units, or unit growth;

•	Net sales, sales growth, total revenue, or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price or relative share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Market share or change in market share;

•	Customer retention or satisfaction;

•	Working capital targets; and

•	Economic value added or EVA® (net operating profit after tax minus the product of capital multiplied by the cost of capital)

The Compensation Committee may select one performance measure or multiple performance measures for measuring performance, and the measurement may be based upon company, affiliate or business unit performance, and may be expressed in absolute amounts, on a per share basis, relative to one or more performance measures, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies, a specified index or other external measures. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to Section 162(m) performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Approval of the amended and restated Omnibus Plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the Omnibus Plan, the performance measures upon which awards intended to be “performance-based compensation” under Section 162(m) may be made, and the qualification of options and SARs granted under the Omnibus Plan as “performance-based compensation” for purposes of Section 162(m).

Amendment and Termination

The Board of Directors may at any time amend, terminate or modify the Omnibus Plan or any award agreement issued thereunder. No such action may be taken that adversely affects in any material way any award previously granted under the Omnibus Plan without the consent of the participant, except for amendments necessary to comply with applicable laws or stock exchange rules. In addition, no material amendment of the Omnibus Plan may be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rules, and no “underwater” option or SAR may be repriced in any manner (except for anti-dilution adjustments) without shareholder approval (see “Administration” above). In no event may any awards be made under the Omnibus Plan after April 28, 2021.

Change in Control of the Company

If a change in control of our company that involves a corporate transaction occurs, then the consequences will be as described in this paragraph unless the Compensation Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with such corporate transaction, and if within one year after the change in control a participant’s employment or other service is involuntarily terminated without cause, then (i) each of the participant’s outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) each of the participant’s other unvested awards will fully vest. If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction and (ii) all other awards will fully vest immediately prior to the effective time of the corporate transaction. Alternatively, the Compensation Committee may elect to terminate awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

If a change in control of our company that does not involve a corporate transaction occurs, the Compensation Committee may provide that (i) any award will become fully vested and exercisable upon the change in control or upon the involuntary termination of the participant without cause within one year of the change in control, (ii) any option or SAR will remain exercisable during all or some portion of its remaining term, or (iii) awards will be canceled in exchange for payments in a manner similar to that described above with respect to a change in control involving a corporate transaction.

For purposes of the Omnibus Plan, the following terms have the meanings indicated:

•	A “change in control” generally occurs if (i) a person or group acquires 35% or more of our outstanding voting power, (ii) certain changes occur in the composition of the Board of Directors, or (iii) a corporate transaction is consummated (unless our voting securities immediately prior to the transaction continue to represent over 50% of the voting power of our company or the surviving entity immediately after the transaction).

•	“Cause” for termination means, unless defined differently in an agreement between our company and the participant, (i) a material breach of any confidentiality, nonsolicitation, noncompetition, invention assignment or similar agreement with our company or any affiliate, (ii) an act of dishonesty resulting in personal enrichment at the expense of our company, (iii) persistent failure to perform duties, (iv) any failure to materially conform to our business conduct or ethics code, or (v) indictment or conviction for a felony.

•	A “corporate transaction” means any of the following: (i) a reorganization, merger, consolidation or statutory share exchange involving our company, or (ii) a sale or other disposition, in one or a series of transactions, of all or substantially all of the assets of the company.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the company and to participants subject to U.S. taxation with respect to awards granted under the Omnibus Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. Plan participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.  A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the issuance of the shares to the participant (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) we will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, we will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant.

Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.  A participant who is granted a nonqualified stock option under the Omnibus Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. We generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount paid for the shares and the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.  A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the difference between the fair market value of one share of our common stock on the date of exercise and the grant price per share of the SAR, multiplied by the number of shares as to which the SAR is being exercised); and (b) we will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Stock.  A participant will not be taxed at the date of grant of an award of restricted stock, but will be taxed at ordinary income rates on the fair market value of any shares of restricted stock as of the date that the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the restricted stock as of the date of such grant. We will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the grant of the restricted shares, if the employee has made an election under Section 83(b) of the Internal Revenue Code). To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the company unless the participant has made a Section 83(b) election, in which case the dividends will thereafter be taxable to the employee as dividends and will not be deductible by the company.

Restricted Stock Units.  A participant will normally not recognize taxable income upon an award of restricted stock units, but will generally recognize ordinary income at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. We will be entitled to a corresponding deduction at the same time.

Other Stock-Based Awards and Cash-Based Awards.  Normally, a participant will not recognize taxable income upon the grant of other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. We also will then be entitled to a deduction in the same amount.

New Plan Awards

No awards will be made under the Omnibus Plan as proposed to be amended and restated until after it has been approved by our shareholders. Because all awards under the Omnibus Plan are within the discretion of the Compensation Committee, neither the number nor types of future Omnibus Plan awards to be received by or allocated to particular participants or groups of participants are presently determinable. The Compensation Committee did, however, approve on January 19, 2011, stock option and restricted stock awards under the Omnibus Plan as it existed prior to the proposed amendment and restatement as summarized in the table below.

These awards are not contingent upon shareholder approval of the proposed amendment and restatement of the Omnibus Plan.

	Number of	Number of
	Stock Option	Restricted Stock
Name and Position	Shares Issued	Shares Issued

Scott W. Wine	65,000	30,000
Chief Executive Officer
Michael W. Malone	25,000	0
Vice President—Finance and Chief Financial Officer
Bennett J. Morgan	50,000	0
President and Chief Operating Officer
John B. Corness	0	0
Vice President—Human Resources
Suresh Krishna	12,000	0
Vice President—Global Operations and Integration
All executive officers as a group	258,000	30,000
All other employees as a group	0	0
All nonemployee directors as a group	0	0

Each of the stock option awards summarized in the foregoing table has an exercise price of $76.92 per share, vests and becomes exercisable as to 50% of the subject shares on each of the second and fourth anniversaries of the grant date, and has a term of ten years. In addition, Mr. Wine was granted 30,000 shares of restricted stock effective January 31, 2011, which vest with respect to 20% of the shares subject to the award on the anniversary of the date of grant for each of the next five years.

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote “FOR” the proposal to approve the Amended and Restated Omnibus Incentive Plan.

PROPOSAL 3 — APPROVAL OF THE MATERIAL TERMS OF THE AMENDED LONG TERM
INCENTIVE PLAN

Introduction

On January 20, 2011, the Board approved an amendment to the LTIP that clarifies the manner of calculating the limit on the maximum amount payable to any individual with respect to an award under the LTIP. As described more fully below, this amendment is intended to correct an oversight in the original drafting of the LTIP in 2004. We are asking our shareholders to reapprove the material terms of the LTIP as amended to preserve our ability to take a federal tax deduction under Section 162(m) for compensation payable under the LTIP to certain executive officers whose compensation would otherwise be subject to the deduction limitations of Section 162(m).

If the shareholders do not reapprove the material terms of the LTIP as amended, the Board will further modify the LTIP to exclude from the terms of this amendment those executive officers participating in the LTIP whose compensation is or may be subject to the deduction limitations of Section 162(m).

Section 162(m) and Payment Limitations

Section 162(m) generally does not allow a publicly held company to take a tax deduction for compensation of more than $1,000,000 paid in any taxable year to certain “covered employees” unless the compensation is considered “performance-based” in accordance with Section 162(m) and its implementing regulations. Under Section 162(m), the group of “covered employees” as of the end of any taxable year consists of a company’s chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer. Currently our “covered employees” are the Named Executive Officers identified on page 20, other than its Chief Financial Officer.

Incentive compensation of the type payable under the LTIP will qualify as performance-based compensation for purposes of Section 162(m) if, among other things, the material terms under which the compensation is to be paid are approved by our shareholders. The material terms which shareholders must approve for purposes of Section 162(m) include either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to an employee. The material terms of the LTIP, as originally approved by the shareholders in April 2004 and as reapproved by the shareholders in April 2009, provide that the maximum amount of compensation that may be paid to any employee with respect to a LTIP award cannot exceed 200% of the participant’s base salary, up to a maximum base salary of $1,000,000.

LTIP Payout Adjustment Feature

Since its inception in 2004, the LTIP has permitted any participant to elect to have the amount of the cash payout he or she would otherwise receive under a LTIP award adjusted to reflect the change in the market price of our common stock over the course of the performance period. A participant who makes this election effectively chooses to convert the cash amounts that would otherwise be payable at various levels of performance under the LTIP to stock units, each of which has a value equal to one share of our common stock. The number of stock units that may be earned at each performance level is determined using the market price of a share of our common stock as of the measurement date specified in connection with the LTIP award. The number of stock units that are earned based on the degree to which performance goals are attained will be valued using the market price of a share of our common stock on the last day of the performance period and paid in cash. As a result, a participant making such an election makes his or her payout under the LTIP subject to both the upside potential and the downside risk of our stock price performance over the three year performance period.

As an example, assume a LTIP participant received an award that entitled him to a payout of $50,000, $100,000 or $200,000 if we achieved the threshold, target or maximum performance objective, respectively, over the three-year performance period. Assume further that this participant elected to have the amount of his payout adjusted to reflect the performance of our stock over the performance period, and that the market price of our common stock on the date the award was granted was $20.00 per share. As a result of the election, the participant’s potential LTIP award payouts would be expressed in terms of stock units — 2,500 stock units for threshold performance, 5,000 stock units for target performance, and 10,000 stock units for maximum performance. If we achieved target level performance over the performance period, this participant would receive a cash payout equal to the then current fair market value of 5,000 shares of our common stock on the last day of the performance period, whether that amount happened to be more or less than the $100,000 the participant would have received absent the election.

All of our Named Executive Officers have elected this adjustment in connection with the LTIP awards made to them since the inception of the LTIP in 2004. For example, the potential payouts expressed in terms of stock units for the 2010-2012 performance period are disclosed in the Grants of Plan-Based Awards in 2010 table on page 37.

Lack of Coordination Between Payout Adjustment Feature and Payment Limitation

At the time the LTIP was implemented in 2004, it had been the intention of the Compensation Committee and the Board that the 200% of base salary maximum payout limitation expressed in the LTIP would be subject to adjustment to take into account potential increases in our stock price over the course of a performance period for those participants who made the payout adjustment election. This intention was not, however, expressly reflected in the terms of the LTIP. Although to date this oversight has not had an impact on the payout of any LTIP awards, the substantial increase in our stock price over the past two years has raised the concern that for LTIP awards beginning with the 2009 LTIP grant for the 2009-2011 performance period, the imposition of the 200% of base salary limitation may substantially reduce the amount of the permissible LTIP award payouts to those participants who elected to have the amount of their payout reflect our stock price performance.

Amendment to Payment Limitation Provision

Because this consequence was not intended by either the Compensation Committee or the Board at the time the LTIP was adopted, and because the Compensation Committee and the Board believe that it would be unfair to participants who had in good faith elected to further align their personal economic interests with those of our shareholders by making the payout adjustment election, on January 20, 2011, the Board approved an amendment to the LTIP that expressly states the Board’s original intentions regarding the interplay of the maximum payout provision of the LTIP and the payout adjustment election. Section 8 of the LTIP as amended now reads as follows (the language added is underlined):

“8. Maximum Incentive Compensation Award Payable.  The maximum amount payable with respect to an Incentive Compensation Award to any Participant is (i) 200% of such Participant’s base salary as of a measurement date established for this purpose that is no later than 90 days after the start of the related Incentive Compensation Award Period (up to a maximum of base salary of $1,000,000), or (ii) if, pursuant to Section 5, the amount payable under an Incentive Compensation Award is to be adjusted to reflect any increase in the market price of the Company’s common stock during the related Incentive Compensation Award Period, the maximum number of stock units that may be credited to the Participant to effectuate such adjustment, which shall be equal to the maximum amount payable under clause (i) divided by the closing market price of the Company’s common stock on the measurement date specified under clause (i). This number of stock units may be equitably adjusted by the Committee if there is a change in the Company’s capitalization of a type described in the regulations under Code Section 162(m).

Because the award maximum is a material term of the LTIP that our shareholders are required to approve under Section 162(m), we determined it would be appropriate to obtain shareholder re-approval of the material terms of the LTIP with clear language included as to the application of the maximum to participants who have made a payment adjustment election. If our shareholders do not reapprove the material terms of the LTIP as amended, then the Board will further modify Section 8 so as to expressly exclude participants who are Section 162(m) covered employees from the benefits of this amendment. As a result, LTIP payouts to Section 162(m) covered employees will then be limited under all circumstances to 200% of their base salaries, notwithstanding any election to have an LTIP payout reflect our stock price performance.

The Board has determined that it would be in the best interests of the company and its shareholders to reapprove the material terms of the LTIP as so amended.

Summary of the LTIP as Amended

The following summary of the LTIP as amended is qualified in its entirety by reference to the complete text of the LTIP, which is attached as Annex B.

Purpose.  The purpose of the LTIP is generally to reward key employees for outstanding performance when certain long-term performance objectives are achieved and to align their interests with those of the shareholders.

Administration.  The Compensation Committee has been designated to administer the LTIP. The Compensation Committee will interpret the LTIP, prescribe, amend, and rescind rules relating to it, select eligible participants, and take all other actions necessary for its administration, which actions will be final and binding upon all participants.

Selection of Participants.  For each performance period, the Compensation Committee will determine in writing the participants who will be eligible to receive an award under the LTIP. Any employee of our company may be designated to participate in the LTIP (approximately 185 individuals participate as of the date of this Proxy Statement). The Compensation Committee will select participants prior to the commencement of a performance period, or at such other time as permitted by Section 162(m). The Compensation Committee will also designate which participants are considered covered employees for purposes of Section 162(m).

Performance Objectives.  The period over which performance objectives must be achieved to earn a payout under the LTIP will be a period of three consecutive calendar years. For each three-year performance period, the Compensation Committee will establish the applicable performance objectives in writing before the performance period begins, or at such other time permitted by Section 162(m). The performance objectives selected shall be relative or absolute measures of any one or more of the business criteria described below. The Compensation Committee will also establish in writing a formula which will provide an objective method for computing the amount of the award payable to the participant depending on the degree to which the applicable performance objectives have been attained.

Payout Adjustment Feature.  The amount payable under an LTIP award will be denominated in cash unless, under terms established by the Compensation Committee, a participant elects at the beginning of the performance period to have the amount payable adjusted to reflect changes in the market price of our common stock over the applicable performance period. If such an election is made, the amount payable will be expressed in terms of a number of stock units, each with a value equal to the market price of a share of our common stock. The number of stock units by which payment will be measured at any given level of performance will be determined by dividing the cash amount of the award that would be payable at that level of performance by the closing market price of a share of our common stock as of a specified measurement date occurring during the first 90 days of the applicable performance period. If such an election is made, the number of stock units earned based on the degree to which performance objectives are attained will be valued using the closing market price of a share of our common stock on the last day of the performance period. All amounts paid under the LTIP will be paid in cash.

Business Criteria.  The LTIP requires that the payment of cash awards shall be subject to the achievement of specified performance objectives which are to be based upon one or more of the following business criteria:

Operating Income	Net Income	Expense Targets
Pre-Tax Income	Customer Retention	Customer Satisfaction
Cash Flow	Return on Investment	Sales
Return on Capital	Revenue	Sales Growth
Return on Invested Capital	Revenue Growth	Productivity Targets
Return on Equity	Total Shareholder Return	Earnings Per Share
Return on Assets	Stock Price	Earnings Per Share Growth
Return on Sales	Market Share	Economic Value Added

The terms used to describe the business criteria shall have the same meaning as in our financial statements, or if the terms are not used in our financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable. The Compensation Committee may apply the business criteria (i) in absolute terms or relative to one or more other business criteria, companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the company as a whole.

Extraordinary or Unusual Events.  The Compensation Committee may, in its discretion, disregard the impact of any extraordinary or unusual event (in accordance with generally accepted accounting procedures) in determining whether a performance objective has been attained or may make appropriate adjustments in any performance objective to reflect such extraordinary or unusual event. With respect to payments under the LTIP intended to qualify as “performance-based compensation” for purposes of Section 162(m), such discretion will be exercised as permitted by Section 162(m).

Award Certification.  The Compensation Committee will certify in writing prior to payment of a LTIP award that the performance objective has been attained and the award is payable.

Maximum Award Payable.  The maximum amount payable under the LTIP to any participant with respect to a LTIP award made in any calendar year is 200% of such participant’s base salary as of a specified measurement date occurring during the first 90 days of the applicable performance period (up to a maximum base salary of $1,000,000). For any participant who has elected the payout adjustment feature described above, this limit will be adjusted to reflect any increase in the market price of our common stock during the applicable performance period, subject to an overall maximum amount payable equal to the value of a number of stock units determined by dividing 200% of the participant’s base salary as of a specified measurement date occurring during the first 90 days of the applicable performance period (up to a maximum base salary of $1,000,000) by the closing market price of a share of our common stock on that same date.

Discretion to Reduce Rewards.  The Compensation Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a participant.

Active Employment Requirement.  An award will be paid for a performance period only to a participant who is actively employed by the company (or on approved vacation or other approved leave of absence) throughout the performance period and who is employed by the company on the date the bonus is paid. To the extent consistent with Section 162(m), the Compensation Committee may in its sole discretion grant an award for the performance period to a participant who is first employed during the performance period, or whose employment ends during the performance period because of the participant’s retirement, death, or disability. In such cases of active employment for a portion of a performance period, a pro rata award may be paid for the performance period.

Payment of Awards.  Awards will be paid to participants for a performance period no later than March 15 of the year following the year in which the performance period ended, unless the Compensation Committee permits a participant to defer receipt of the payment in accordance with a deferred compensation plan sponsored by the company.

Amendment and Termination of the LTIP.  The Board may amend or terminate the LTIP at any time, except that no such action may impair the rights of any participant to an award that would be payable were the participant to terminate employment on the effective date of such action, unless the participant consents to it. The LTIP will automatically terminate on December 31, 2014, unless sooner terminated by the Board.

Benefits Provided Under LTIP

Awards under the LTIP provided to our Named Executive Officers for the performance period from 2010-2012 are summarized in the Grants of Plan-Based Awards in 2010 table on page 37.

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote “FOR” the proposal to approve the material terms of the Polaris Industries Inc. Amended Long Term Incentive Plan.

PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for fiscal 2011, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Audit Committee Charter require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the Board on a significant issue of corporate governance.

If the selection of E&Y as our independent registered public accounting firm for fiscal 2011 is not ratified by our shareholders, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board, upon recommendation of the Audit Committee, unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board by providing oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the responsibilities, performance, budget and staffing of our internal audit function, and (5) the performance of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee is comprised of four directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.

In performing the Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2010 with management and with representatives of the independent registered public accounting firm of Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee also reviewed, and discussed with management and representatives of E&Y, management’s assessment and report and E&Y’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) regarding the independent accountant’s communication with the audit committee concerning independence, and the Audit Committee has discussed the independence of E&Y with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to the company by the independent registered public accounting firm are compatible with maintaining their independence.

Management is responsible for our system of internal controls and the financial reporting process. E&Y is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the PCAOB (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In reliance on the reviews and discussions referred to in this Report, the Audit Committee recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

AUDIT COMMITTEE

William Grant Van Dyke, Chair
Bernd F. Kessler
Gregory R. Palen
John P. Wiehoff

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees.  The aggregate audit fees paid to E&Y for the fiscal years ended December 31, 2010 and December 31, 2009, were $818,000 and $776,000, respectively. These fees include amounts for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory audits at certain foreign subsidiaries and the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, including services related thereto such as attest services and consents.

Audit-Related Fees.  The aggregate audit-related fees paid to E&Y for the fiscal years 2010 and 2009 were $355,000 and $102,000, respectively. These fees represent amounts reasonably related to the performance of the audit or review of the consolidated financial statements that are not reported under the Audit Fees category such as the audit of Polaris Acceptance, the audit of employee benefit plans, assistance related to potential transactions and the issuance of certain industry reports.

Tax Fees.  The aggregate fees billed by E&Y for tax services rendered for the fiscal years 2010 and 2009 were $402,000 and $347,000, respectively. These fees were primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries, potential transactions and the establishment of a new European headquarters operation.

All Other Fees.  There were no other fees paid to E&Y for the years ended December 31, 2010 and December 31, 2009.

Audit Committee Pre-Approval Requirements.  The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all significant non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act, and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by E&Y during fiscal 2010 were pre-approved pursuant to the procedures outlined above.

PROPOSAL 5 — ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

General Information

In accordance with the recently enacted Dodd-Frank Act, we are providing our shareholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis (“CD&A”), our executive compensation philosophy and programs align executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program include:

•	Emphasizing variable compensation that is tied to our financial and stock price performance to generate and reward superior individual and collective performance,

•	Linking executives’ incentive goals with the interests of our shareholders, providing equity-based forms of compensation and establishing specific stock ownership guidelines for key management employees,

•	Supporting and rewarding executives for consistent performance over time and achievement of our long-term strategic goals, and

•	Attracting and retaining highly qualified executives whose abilities are critical to our success and competitive advantages.

Our shareholders have a right to cast an advisory vote on our executive compensation program at the Annual Meeting. As a result, we are presenting this proposal, which gives you, as a shareholder, the opportunity to endorse our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the shareholders approve the compensation of Polaris Industries Inc. Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in our 2011 proxy statement.”

The Board urges shareholders to endorse the compensation programs for our Named Executive Officers by voting FOR the resolution.

As discussed in the CD&A contained in this Proxy Statement, the Compensation Committee of the Board believes that the executive compensation for 2010 is reasonable and appropriate, is justified by the our performance in an extremely difficult economic environment and is the result of a carefully considered approach. In deciding how to vote on this proposal, the Board advises you to consider the following factors related to the compensation paid to our Named Executive Officers in fiscal 2010, each of which is discussed in the CD&A:

•	Our financial results exceeded the expectations we set for ourselves at the beginning of the year, with a reported sales increase of 27% over 2009, to a record $1,991.1 million, and a 40% increase in net income per diluted share to a record $4.28. Reported net income increased 46% to $147.1 million for 2010 over 2009. Net income margin increased 90 basis points to 7.4% for the 2010 year. The results reflect continued market share gains, retail sales growth and gross profit and net margin expansion, due in large measure to innovative new products, our strong dealer network and cost reduction initiatives. Our stock price closed 2010 at $78.02 per share, an increase of 79% from $43.63 at the end of 2009.

•	We exceeded our per share net income target by well over 25%, resulting in an above target annual cash incentive payout under the Senior Executive Plan. For the first time since the inception of the LTIP in 2004, we paid out awards under our LTIP for the 2008 LTIP grant for the 2008-2010 performance period because we exceeded the threshold compound annual growth rate over the performance period in per share net income from continuing operations. Each of our Named Executive Officers had elected to tie the amount of his 2008 LTIP grant cash payout to the performance of our stock over the performance period, resulting in a further alignment of the interests of our executives with those of our shareholders.

•	In 2010, we made only modest base salary increases for our Named Executive Officers other than our CEO, following salary reductions of approximately 1.9% in 2009. During 2010, our CEO received an 18% increase in base salary to bring his salary closer to the market median and to reward him for our performance during the difficult economic environment in 2009.

•	Our target payouts for the LTIP awards granted in 2010 for the 2010-2012 performance period as a percentage of base salary remained the same for each Named Executive Officer. Payouts under the 2010 LTIP awards will require achievement of financial performance on return on invested capital and compound annual growth in sales and net income from continuing operations, as well as achievement of a certain operating profit expressed as a percentage of sales.

•	Our annual stock option awards to our Named Executive Officers in 2010 resulted in the grant of fewer shares than in 2009 for all Named Executive Officers other than our CEO, and an increase of 5,000 shares in the stock option award for our CEO to maintain his market competitiveness.

•	We adopted a policy in 2010 that allows the company to recapture incentive payments paid to executives following certain specified restatement of financial results.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the Compensation Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote “FOR” approval of the resolution to approve the compensation of our Named Executive Officers.

PROPOSAL 6 — ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

A separate proposal will be presented at the Annual Meeting asking shareholders to approve on an advisory basis the frequency of the shareholder advisory vote on the compensation of our Named Executive Officers.

Shareholders are being asked to vote on whether the shareholder vote on the compensation of our Named Executive Officers should occur every one, two or three years. You will also have the choice to abstain from voting on this proposal.

The Board recommends that the shareholders vote in favor of conducting the advisory vote to approve the compensation of our Named Executive Officers once every three years. Our Board reviewed the alternatives to determine the approach that will best serve our company and our shareholders. Our Board has determined that an advisory vote on executive compensation held every three years would be the best approach for Polaris based on a number of considerations, including, among other things, the following:

•	Our compensation program ties a substantial portion of the compensation provided to our Named Executive Officers to our long-term corporate performance and shareholder returns. We believe that a triennial vote will give our shareholders the opportunity to more fully assess the success or failure of our long-term compensation strategies and the related business outcomes with the hindsight of three years of corporate performance; and

•	A three-year vote cycle allows sufficient time for our Board to review and respond to shareholders’ views on executive compensation and to implement changes, if necessary, to our executive compensation program.

Because your vote is advisory, it will not be binding upon the Board. However, our Board values the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory vote on the compensation of our Named Executive Officers as it deems appropriate.

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote for the option of once every three years as the frequency for which shareholders are provided an advisory vote to approve the compensation of our Named Executive Officers.

OTHER MATTERS

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Under the rules of the SEC, if a shareholder wants the company to include a proposal in our proxy statement and form of proxy for presentation at our 2012 Annual Meeting of Shareholders the proposal must be submitted in writing and received by our Secretary at our principal executive offices by November 11, 2011. The proposal must comply with the rules of the SEC and our bylaws, which are described below. The nominations may also need to comply with our bylaws, if permitted by the final SEC rules. If a shareholder intends to introduce an item of business or director nomination at the 2012 Annual Meeting, without including the proposal or nomination in the proxy statement, we must receive notice of that intention no later than January 29, 2012.

A shareholder’s notice to the company must include the information required by our bylaws, including, if the item of business does not relate to the nomination of a person to serve as a director, a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, any material interest of the shareholder or any associated person of the shareholder in the business desired to brought before the meeting, the name and address of the shareholder and any associated person of the shareholder as they appear on our books, and specified information regarding the shareholder’s interests in our capital stock. A shareholder’s notice to the company of the nomination of a person to serve as a director must include, as applicable, similar information as required above, as well as the name of any director nominee, information about the nominee required by SEC rules and the director nominee’s consent to be named and serve if elected.

ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K, including the Annual Report to Shareholders, for the year ended December 31, 2010, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Corporate Secretary
Polaris Industries Inc.
2100 Highway 55
Medina, MN 55340
(763) 542-0500

You may also obtain our Annual Report on Form 10-K, including incorporated sections from the Annual Report to Shareholders, over the Internet at the SEC’s Internet site, www.sec.gov.

Additional copies of the Annual Report to Shareholders, Annual Report on Form 10-K, the Notice, this Proxy Statement and the accompanying proxy may be obtained from Stacy L. Bogart, the Vice President, General Counsel and Secretary of the company at the address above. Copies of exhibits to Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

/s/  Stacy L. Bogart

Stacy L. Bogart
Vice President, General Counsel and Secretary

Annex A

Polaris Industries Inc.
2007 Omnibus Incentive Plan

(As Amended and Restated April 28, 2011)

Article 1.  Establishment, Purpose, and Duration

1.1 Establishment.  Polaris Industries Inc., a Minnesota corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Polaris Industries Inc. 2007 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash-Based Awards and Other Stock-Based Awards.

The Plan originally became effective as of February 20, 2007 (the “Effective Date”), which is the date on which the Plan was originally approved by the Board of Directors. The Plan was amended and restated by the Board of Directors as of January 22, 2009, and the Company’s shareholders approved that amendment and restatement on April 30, 2009. The Board of Directors approved a further amendment and restatement of the Plan on January 20, 2011, subject to the approval of the Company’s shareholders on April 28, 2011. If the Company’s shareholders fail to approve the amendment and restatement of the Plan as approved by the Board of Directors on January 20, 2011, the Plan as amended and restated as of January 22, 2009 shall remain in full force and effect.

1.2 Purpose of This Plan.  The purpose of this Plan is to provide a means through which the Company may provide Employees, Nonemployee Directors, and Third-Party Service Providers of the Company and its Affiliates and Subsidiaries the opportunity to receive compensation consistent with the Company’s compensation goals.

1.3 Duration of This Plan.  Unless sooner terminated as provided herein, this Plan shall terminate on April 28, 2021. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.  Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” means any corporation that is a Subsidiary or Parent of the Company.

2.2 “Award” means a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3 “Award Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award, including, in each case, any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other nonpaper Award Agreements, and the use of electronic, internet or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.4 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5 “Cash-Based Award” means an Award, denominated in cash, as described in Article 9.

2.6 “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Affiliate or, in the absence of any such then-effective agreement or definition, means (i) a Participant’s material breach of any employment, confidentiality, nonsolicitation, noncompetition, invention assignment or other agreement with the Company or any Affiliate, (ii) an act or acts of dishonesty undertaken by a Participant resulting in gain or personal enrichment of the Participant at the expense of the Company or any Affiliate, (iii) persistent failure by a Participant to perform the duties associated with Participant’s employment or status as a Nonemployee Director or Third-Party Service

Provider, (iv) any failure by the Participant to materially conform to the Company’s business conduct or ethics code, or (v) the indictment or conviction of the Participant for a felony.

2.7 “Change of Control” means, unless otherwise provided in an Agreement, any of the following:

(a) Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

(b) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Company’s Voting Securities then outstanding, unless such acquisition has been designated by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or

(c) The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the persons who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2.7 unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

2.10 “Company” means Polaris Industries Inc., a Minnesota corporation, and any successor thereto as provided in Article 20 herein.

2.11 “Corporate Transaction” means any of the following: (i) a reorganization, merger, consolidation or statutory share exchange involving the Company, or (ii) a sale or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company.

2.12 “Covered Employee” means any Employee who is or may (as determined by the Committee in its sole discretion) become a “covered employee” as defined in Code Section 162(m).

2.13 “Director” means any individual who is a member of the Board.

2.14 “Effective Date” has the meaning set forth in Section 1.1.

2.15 “Employee” means any individual designated as an employee of the Company or any Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or an Affiliate as an independent contractor, a consultant, or an employee of an employment, consulting, or temporary agency or any other entity other than the Company or an Affiliate, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company or an Affiliate during such period.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “Fair Market Value” or “FMV” means the fair market value of a Share determined as follows: (i) if the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sale price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) if the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

2.18 “Full-Value Award” means an Award other than in the form of an Option, SAR or Cash-Based Award.

2.19 “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

2.20 “Grant Price” means the per share price established at the time of grant of an SAR that is used to determine the amount of any payment due upon exercise of the SAR.

2.21 “Incentive Stock Option” or “ISO” means an Option that is designated as an Incentive Stock Option and that meets the requirements of Code Section 422, or any successor provision.

2.22 “Incumbent Director” means an individual who (i) is, as of the Effective Date, a Director, or (ii) is elected as a Director subsequent to the Effective Date and whose initial election, or nomination for initial election by the Company’s shareholders, was approved by at least a majority of the then Incumbent Directors.

2.23 “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Exchange Act Rule 16a-1(f)) or Director of the Company, or a more than ten percent (10%) beneficial owner (within the meaning of Exchange Act Rule 13d-3) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act.

2.24 “Nonemployee Director” means a Director who is not an Employee.

2.25 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.26 “Nonqualified Stock Option” or “NQSO” means an Option that is not an Incentive Stock Option.

2.27 “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price per Share, as described in Article 6.

2.28 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29 “Other Stock-Based Award” means an Award of the type described in Section 9.2.

2.30 “Parent” means a “parent corporation” as defined in Code Section 424(e).

2.31 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.32 “Performance-Based Compensation” means compensation under an Award to a Covered Employee that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.33 “Performance Measures” means measures as described in Section 13.2 on which performance goals are based in order to qualify Awards as Performance-Based Compensation.

2.34 “Performance Period” means the period of time during which the performance goals must be achieved in order to determine the amount payable to, and/or the vested interest of a Participant, with respect to an Award.

2.35 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36 “Plan” means this Polaris Industries Inc. 2007 Omnibus Incentive Plan, as amended and restated.

2.37 “Plan Year” means the calendar year.

2.38 “Prior Plans” means the Polaris Industries Inc. 1995 Stock Option Plan, 1999 Broad-Based Stock Option Plan, Restricted Stock Plan and 2003 Nonemployee Director Stock Option Plan.

2.39 “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in the Plan and the applicable Award Agreement, as described in Article 8.

2.40 “Restricted Stock Unit” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement, as described in Article 8.

2.41 “Share” means a share of common stock of the Company, par value $.01 per share.

2.42 “Stock Appreciation Right” or “SAR” means a right granted under the Plan to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date, as described in Article 7.

2.43 “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

2.44 “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.45 “Third-Party Service Provider” means any consultant, agent, advisor, independent contractor, or other service provider who is a natural person and who renders services to the Company or an Affiliate that: (i) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.46 “Voting Securities” of an entity are the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests of such entity).

Article 3.  Administration

3.1 General.  The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, (i) selecting Award recipients; (ii) establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements; (iii) granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company; (iv) construing any ambiguous provision of the Plan or any Award Agreement; and (v) subject to Article 17 and Section 8.8, cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise adopting modifications and amendments to this

Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company or its Affiliates operate.

3.3 Delegation.  To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to one or more of its members or, with respect to Awards to Employees who are not Insiders, to one or more executive officers of the Company. The Committee may also delegate to one or more Employees, agents or advisors such nondiscretionary administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. Any delegation of authority by the Committee to an executive officer to approve Awards to Employees who are not Insiders shall be by resolution authorizing the executive officer to: (i) designate Employees to be recipients of Awards; and (ii) determine the number of Shares or amount of cash subject to any such Awards; provided, however, (a) the resolution providing such authorization sets forth the total number of Shares and/or amount of cash subject to Awards that such executive officer(s) may grant; and (b) the executive officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In addition, the Board may exercise any of the powers and authority of the Committee under the Plan. In the event of any delegation of authority under this Section 3.3, or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as applicable, to the delegate of the Committee or to the Board.

Article 4.  Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Awards.  Subject to adjustment as provided in this Article 4, the number of Shares that may be the subject of Awards and issued under the Plan (the “Share Authorization”) shall be 6,750,000. Nor further awards shall be made under the terms of the Prior Plans after the Effective Date. Shares issued under the Plan shall come from authorized and unissued Shares. In determining the number of Shares to be counted against this Share Authorization in connection with any Award, the following rules shall apply:

(a) Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the Share Authorization as one Share for every one Share granted.

(b) Shares that are subject to Full-Value Awards shall be counted against the Share Authorization as three Shares for every one Share granted.

(c) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the Share Authorization prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

(d) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the Share Authorization shall be the larger number of Shares that would be counted against the share reserve under either of the Awards.

(e) Substitute Awards shall not be counted against the Share Authorization, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

4.2 Effect of Forfeitures and Other Actions.  Any Shares subject to an Award, or to an award granted under the Prior Plans that is outstanding on the Effective Date (a “Prior Plan Award”), that is forfeited, cancelled or expires or is settled or exchanged for cash shall, to the extent of such forfeiture, cancellation, expiration, settlement or exchange, again become available for Awards under this Plan, and the Share Authorization under Section 4.1 shall be correspondingly increased as provided in Section 4.3 below. The following Shares shall not, however, again become available for Awards or increase the Share Authorization under Section 4.1: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or any Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or any Prior Plan, and (iv) Shares subject to a stock appreciation right issued under this Plan or any Prior Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.

4.3 Counting Shares Again Available.  Each Share that again becomes available for Awards as provided in Section 4.2 shall increase the Share Authorization under Section 4.1 by (i) one Share if such Share was subject to an Option or Stock Appreciation Right under the Plan or to a stock option or stock appreciation right award under any Prior Plan, and (ii) three Shares if such Share was subject to a Full-Value Award under the Plan or to an award other than a stock option or stock appreciation right award under any Prior Plan.

4.4 Effect of Plans Operated by Acquired Companies.  If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Nonemployee Directors prior to such acquisition or combination.

4.5 Award Limits.  The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 6,750,000. The aggregate number of Shares subject to Option and/or Stock Appreciation Rights Awards granted during any Plan Year to any one Participant shall not exceed 600,000 Shares. With respect to Awards that are intended to qualify as Performance-Based Compensation, the aggregate number of Shares subject to Full-Value Awards granted during any Plan Year to any one Covered Employee shall not exceed 125,000 Shares, and the maximum amount payable with respect to Cash-Based Awards granted during any Plan Year to any one Covered Employee shall not exceed $7,000,000.

4.6 Adjustments for Changes in Capitalization.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718 — Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Option Price of outstanding Options , (iv) the Grant Price of outstanding SARs, and (v) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 4.6 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

To the extent permitted by Code Section 162(m) in connection with Awards intended to qualify as Performance-Based Compensation, the Committee may also make appropriate adjustments in, or modify, the terms of any Awards under this Plan in connection with, or in anticipation of, any of the foregoing corporate events or transactions, including adjustments and/or modifications of performance goals, changes in the length of Performance Periods and changes in the expiration dates of Options or SARs. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5.  Eligibility and Participation

5.1 Eligibility.  Individuals eligible to participate in this Plan include all Employees, Directors, including Nonemployee Directors, and Third-Party Service Providers.

5.2 Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6.  Stock Options

6.1 Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any Affiliate of the Company.

6.2 Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares with respect to which the Option is exercisable, the conditions upon which the Option shall become vested and/or exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price.  The Option Price for each Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share on the Grant Date

6.4 Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine, as specified in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

6.5 Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company, in full as determined by the Committee in its discretion, in the manner set forth in the Award Agreement, which shall be one or more of the following: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a cashless (broker-assisted) exercise; (d) by the withholding of a number of Shares having a Fair Market Value on the date of exercise equal to the Option Price; (e) any other method approved or accepted by the Committee in its sole discretion or (f) by a combination of (a), (b), (c), (d), and/or (e).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Termination of Employment.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service on the Board or to the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.8 Notification of Disqualifying Disposition.  If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7.  Stock Appreciation Rights

7.1 Grant of SARs.  Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share on the Grant Date.

7.2 SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR.  The term of an SAR granted under this Plan shall be determined by the Committee, as specified in the Award Agreement; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

7.4 Exercise of SARs.  SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5 Settlement of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or service on the Board or to the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 8.  Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of this Plan, Restricted Stock and/or Restricted Stock Units may be granted to Participants in such amounts and upon such terms as shall be determined by the Committee in its sole discretion.

8.2 Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable, including a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, service-based vesting conditions, restrictions on vesting and transferability based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals and/or time-based restrictions.

To the extent deemed appropriate by the Committee, the Company may retain the certificates, if any, representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. The Company may place on any certificate, if any, representing Shares issued to a Participant pursuant to this Section 8.3 any such legend(s) as the Company or the Committee may deem appropriate.

Except as otherwise provided in this Article 8 or in the applicable Award Agreement, after all conditions and restrictions applicable to Shares of Restricted Stock or to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), the Shares of Restricted Stock shall become freely transferable by the Participant and the Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4 Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.3, each certificate, if any, representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Polaris Industries Inc. 2007 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Polaris Industries Inc.

8.5 Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or service on the Board or to the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election.  The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

8.8 Minimum Vesting Requirements.  Restricted Stock or Restricted Stock Units that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than three years from the applicable Grant Date (but permitting pro rata vesting over such vesting period). Restricted Stock or Restricted Stock Units whose vesting is subject to the satisfaction of performance goals over a Performance Period shall be subject to a Performance Period of not less than one year. The foregoing minimum vesting periods will not apply, however, in the following circumstances: (i) upon a Change in Control, (ii) termination of employment or of service as a Director or Third-Party Service Provider due to death or disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, and (iv) Awards involving an aggregate number of Shares not in excess of 10% of the Share Authorization under Section 4.1.

Article 9.  Cash-Based Awards and Other Stock-Based Awards

9.1 Cash-Based Awards.  Subject to the terms and provisions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms as shall be determined by the Committee in its sole discretion. Payment, if any, with respect to a Cash-Based Award shall be made in cash in accordance with the terms of the Award.

9.2 Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Other Stock-Based Awards that involve the issuance of Shares or are to be settled in Shares, and which in either case are subject to possible forfeiture if specified vesting conditions are not satisfied, shall be subject to the same minimum vesting requirements that are specified in Section 8.8 for Restricted Stock and Restricted Stock Unit Awards.

9.3 Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, subject to the terms and conditions of the Plan.

9.4 Termination of Employment.  The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment or service on the Board or to the Company or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 10.  General Terms of Awards

10.1 Dividends and Dividend Equivalents.  Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular quarterly cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for a Restricted Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Restricted Stock Unit Award or an Other Stock-Based Award whose vesting is subject to the satisfaction of specified performance objectives will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 10.1. No dividend equivalents shall be permitted in connection with Option and SAR Awards.

10.2 Restrictions on Shares.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option or SAR, or upon the vesting or payout of a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, as it may deem advisable, including minimum holding period requirements, restrictions under applicable federal securities laws or under the requirements of any stock exchange upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

10.3 Leave of Absence and Change in Status.  Except as otherwise provided in this Plan or an Award Agreement, employment of, or provision of services to, the Company or any Affiliate will not be deemed terminated in the case of (i) any approved leave of absence, (ii) transfers among the Company and any Affiliates in any capacity of Employee, Director or Third-Party Service Provider, or (iii) any change in status so long as the individual remains in the employment or service of the Company or any Affiliate. For purposes of continued employment by a Participant who has been granted an ISO, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as a NQSO.

10.4 Performance-Based Awards.  Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the Performance Period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Article 13 of this Plan.

Article 11.  Change in Control

11.1 Corporate Transactions.  Unless otherwise provided in an Award Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(a) Continuation, Assumption or Replacement of Awards.  In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Articles 4 and 12), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 11.1(d) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 11.1(a), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the Option Price or Grant Price, as applicable, thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and provides for a vesting or exercisability schedule and terms that are substantially equivalent to those of the award being replaced.

(b) Acceleration.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Options and SARs shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Full-Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants. The accelerated exercisability of any Option or SAR pursuant to this Section 11.1(b) and the exercise of any Option or SAR whose exercisability is so accelerated shall be conditioned upon the consummation of the Corporate Transaction, and any such exercise shall be effective only immediately before such consummation.

(c) Payment for Awards.  If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 11.1(c). The Committee will not be required to treat all Awards similarly for purposes of this Section 11.1(c). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate Option Price or Grant Price, as applicable (if any) for the Shares subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be canceled pursuant to this Section 11.1(c) without payment of any kind to the affected Participant. Payment of any amount under this Section 11.1(c) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the

Company’s shareholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(d) Termination After a Corporate Transaction.  If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 11.1(a), and if within one year after the Corporate Transaction a Participant experiences an involuntary termination of employment or provision of services as a Director or Third-Party Service Provider for reasons other than Cause, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment or service, and (ii) any Full-Value Awards that are not yet fully vested shall immediately vest in full.

11.2 Other Change in Control.  In connection with a Change in Control that does not involve a Corporate Transaction, the Committee may provide (in the Award Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested and exercisable upon the occurrence of the Change in Control or upon the involuntary termination of the Participant’s employment or provision of services without Cause within one year of the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 11.1(c). The Committee will not be required to treat all Awards similarly in such circumstances.

11.3 Dissolution or Liquidation.  Unless otherwise provided in an Award Agreement, in the event the shareholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

Article 12.  Transferability of Awards

12.1 Transferability.  Except as provided in Section 12.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.

12.2 Committee Action.  The Committee may, in its discretion, determine that notwithstanding Section 12.1, any or all Awards (other than ISOs) may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933, as amended). Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

12.3 Domestic Relations Orders.  Without limiting the generality of Section 12.1, and notwithstanding Section 12.2, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

Article 13.  Performance-Based Compensation

13.1 Designation of Awards.  The Committee may provide at the time a Full Value Award is granted to a Covered Employee that this Article 13 will be applicable to such Award, which shall be considered Performance-Based Compensation. If an Award is subject to this Article 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable Performance Period of one or more performance goals based on one or more of the performance measures specified in Section 13.2. The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any Performance Period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Article 13, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m).

13.2 Performance Measures.  The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be based upon one or more of the following Performance Measures:

(a) Net earnings or net income (before or after taxes);

(b) Earnings per share or earnings per share growth, total units, or unit growth;

(c) Net sales, sales growth, total revenue, or revenue growth;

(d) Net operating profit;

(e) Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g) Earnings before or after taxes, interest, depreciation, and/or amortization;

(h) Gross or operating margins;

(i) Productivity ratios;

(j) Share price or relative share price (including, but not limited to, growth measures and total shareholder return);

(k) Expense targets;

(l) Margins;

(m) Operating efficiency;

(n) Market share or change in market share;

(o) Customer retention or satisfaction;

(p) Working capital targets; and

(q) Economic value added or EVA® (net operating profit after tax minus the product of capital multiplied by the cost of capital).

Any performance goal based on one or more of the foregoing Performance Measures may, in the Committee’s discretion, be expressed in absolute amounts, on a per share basis, relative to one or more other Performance Measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, and may relate to one or any combination of Company, Affiliate or business unit performance. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13, so long as any accelerated vesting does not occur less than one year after the Grant Date of the applicable Award.

13.3 Evaluation of Performance.  In specifying the performance goals applicable to any Performance Period, the Committee may provide in any Award subject to this Article 13 that one or more objectively determinable adjustments may be made to the Performance Measures on which the performance goals are based, which may include adjustments for any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, and (vii) foreign exchange gains and losses. Such adjustments shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

13.4 Adjustment of Performance-Based Compensation.  Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

13.5 Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 14.  Nonemployee Director Awards

Nonemployee Directors may only be granted Awards under the Plan in accordance with the procedures specified in this Article 14, but such Awards shall otherwise be subject to the provisions of the Plan. Awards to Nonemployee Directors shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a committee of the Board, service of a Nonemployee Director as Chair of the Board, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the foregoing, the Board shall grant such Awards to Nonemployee Directors and any Nonemployee Director serving as Chair of the Board, and grant such Awards to new Nonemployee Directors, as it shall from time to time determine.

Article 15.  Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 16.  Rights of Participants

16.1 Employment.  Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Participant’s employment or service on the Board or to the Company or its Affiliates at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or its Affiliates and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or its Affiliates.

16.2 Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17.  Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination.  Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.6, no Option or SAR may be amended to decrease the Option Price or Grant Price, as applicable, thereof, be cancelled in exchange for the grant of any new Option or SAR with a lower exercise price or any new Full-Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under the accounting rules or otherwise as a “repricing” of such Option or SAR. In addition, no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee shall make equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.6 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Any adjustments pursuant to this Section 17.2 to Awards subject to Article 13 shall be in accordance with the requirements of Code Section 162(m).

17.3 Awards Previously Granted.  Notwithstanding any other provision of this Plan to the contrary (other than 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

17.4 Amendment to Conform to Law.  Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law or stock exchange rule relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to any administrative regulations and rulings promulgated thereunder.

Article 18.  Substitute Awards.

The Committee may grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

Article 19.  Withholding

19.1 Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2 Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, as set forth in the applicable Award Agreement, to satisfy the withholding requirement, in whole or in part (up to the Participant’s minimum required tax withholding rate), by having the Company withhold Shares, or by the Participant deliver to the Company already owned Shares, in either case having a Fair Market Value on the date the tax is to be determined equal to the amount required to be withheld. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20.  Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21.  General Provisions

21.1 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause; termination of the Participant’s provision of services to the Company or any Affiliate; violation of material Company or Affiliate policies; breach of confidentiality, nonsolicitation, noncompetition, invention assignment, or other restrictive covenants that may apply to the Participant; or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(b) Awards shall be subject to any compensation recoupment policy adopted by the Board or Committee, and as such policy may be amended from time to time after its adoption.

21.2 Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange upon which such Shares are then listed and/or traded.

21.3 Legend.  The certificates, or book-entry confirmation or notification in the case of uncertificated Shares, for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares, including the legends described in Sections 8.3 and 8.4.

21.4 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.5 Severability.  In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.6 Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, including compliance with the provisions of applicable state and federal securities laws, and to such approvals by any governmental agencies or stock exchange as may be required.

21.7 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.8 Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.9 Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.10 Employees Based Outside of the United States.  Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or its Affiliates operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates shall be covered by this Plan;

(b) Determine which Employees, Directors, or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees, Directors, or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.10 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.11 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13 Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14 Deferred Compensation.  Notwithstanding any other provision of the Plan, the Committee may cause any Award to comply with or to be exempt from Section 409A of the Code and may interpret this Plan in any manner necessary to ensure that Awards under the Plan comply with or are exempt from Section 409A of the Code. In the event that the Committee determines that an Award should comply with or be exempt from Section 409A and that a Plan provision or Award Agreement provision is necessary to ensure that such Award complies with or is exempt from Section 409A of the Code, such provision shall be deemed included in the Plan or such Award Agreement.

21.15 Nonexclusivity of this Plan.  The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Minnesota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Minnesota, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

Annex B

POLARIS INDUSTRIES INC.
LONG TERM INCENTIVE PLAN

As Amended and Restated Effective January 22, 2009
and Further Amended Effective January 20, 2011

1. Purpose.  The Polaris Industries Inc. Long Term Incentive Plan is intended to increase incentives for Eligible Employees to attain and maintain the highest standards of performance, to attract and retain key executives of outstanding competence and ability, to stimulate the active interest of key executives in the development and financial success of the Company, to further the identity of interests of employees with those of the Company’s shareholders generally and to reward executives for outstanding performance when certain objectives are achieved. This amendment and restatement of the Plan is effective as of January 20, 2011.

2. Definitions.  As used herein, the terms set forth below shall have the following respective meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Business Criteria” means the business criteria listed in Section 6 of this Plan.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Committee appointed by the Board to administer the Plan. The Committee shall be constituted at all times so as to meet the outside director requirements of Section 162(m) of the Code.

(e) “Company” means Polaris Industries Inc., a Minnesota corporation, and its successors and assigns.

(f) “Effective Date” means January 1, 2004.

(g) “Eligible Employee” means any employee of the Company designated by the Committee as an Eligible Employee.

(h) “Incentive Compensation Award” means an incentive compensation award payable under this Plan.

(i) “Incentive Compensation Award Period” means, with respect to an Incentive Compensation Award, as determined by the Committee, the three consecutive calendar years beginning on or after the Effective Date with respect to which such Incentive Compensation Award is to be paid.

(j) “Participant” means, with respect to an Incentive Compensation Award Period, the Eligible Employees selected by the Committee to be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period as provided in Section 5 of this Plan.

(k) “Performance Objective” means the performance objective or objectives established pursuant to Section 5 of the Plan.

(l) “Plan” means the Polaris Industries Inc. Long Term Incentive Plan, as it may be amended from time to time.

3. Administration.  The Committee shall interpret the Plan, prescribe, amend, and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration, which actions shall be final and binding upon all Participants. To the extent permitted by law, all members of the Board of Directors, including the members of the Committee, shall be indemnified and held harmless by the Company with respect to any loss, cost, liability or expense that may be reasonably incurred in connection with any claim, action, suit or proceeding which arises by reason of any act or omission under the Plan so long as such act or omission is taken in good faith and within the scope of the authority delegated herein.

4. Compliance with Sections 162(m) and 409A.  The Plan shall be administered to comply with Sections 162(m) and 409A of the Code and regulations promulgated thereunder, and if any Plan provision is found not to be in compliance with Sections 162(m) and 409A of the Code, the provision shall be deemed modified as necessary to meet the requirements of Sections 162(m) and 409A of the Code.

5. Selection of Participants and Performance Objective.  Prior to the commencement of each Incentive Compensation Award Period, or at such later time as permitted by Section 162(m) of the Code and regulations thereunder, the Committee shall determine in writing (i) the Participants who shall be eligible to receive an Incentive Compensation Award for such Incentive Compensation Award Period, (ii) the Performance Objective, which shall consist of any one or more of the Business Criteria, and (iii) the formula for computing the amount of the Incentive Compensation Award payable to each Participant if the Performance Objective is achieved, which formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code. The amount of an Incentive Compensation Award payable to a Participant may be denominated in cash and, pursuant to terms established by the Committee, at the election of a Participant may be adjusted to reflect changes in the market price of the Company’s common stock during an Incentive Compensation Award Period, provided that all amounts paid under the Plan shall be paid in cash.

6. Business Criteria.  The Business Criteria will include specified levels of one or more of the following:

Operating Income	Net Income
Pre-Tax Income	Customer Retention
Cash Flow	Return on Investment
Return on Capital	Revenue
Return on Invested Capital	Revenue Growth
Return on Equity	Total Shareholder Return
Return on Assets	Stock Price
Return on Sales	Market Share
Expense Targets	Productivity Targets
Customer Satisfaction	Earnings Per Share
Sales	Earnings Per Share Growth
Sales Growth	Economic Value Added

The above terms shall have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the Company’s industry, as applicable. As determined by the Committee, the Business Criteria shall be applied (i) in absolute terms or relative to one or more other Business Criteria, other companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole).

7. Incentive Compensation Award Certification.  The Committee shall certify in writing prior to payment of the Incentive Compensation Award that the Performance Objective has been attained and the Incentive Compensation Award is payable. With respect to Committee certification, approved minutes of the meeting in which the certification is made shall be treated as written certification.

8. Maximum Incentive Compensation Award Payable.  The maximum amount payable with respect to an Incentive Compensation Award to any Participant is (i) 200% of such Participant’s base salary as of a measurement date established for this purpose that is no later than 90 days after the start of the related Incentive Compensation Award Period (up to a maximum of base salary of $1,000,000), or (ii) if, pursuant to Section 5, the amount payable under an Incentive Compensation Award is to be adjusted to reflect any increase in the market price of the Company’s common stock during the related Incentive Compensation Award Period, the maximum number of stock units that may be credited to the Participant to effectuate such adjustment, which shall be equal to the maximum amount payable under clause (i) divided by the closing market price of the Company’s common stock on the measurement date specified under clause (i). This number of stock units may be equitably adjusted by the

Committee if there is a change in the Company’s capitalization of a type described in the regulations under Code Section 162(m).

9. Extraordinary or Unusual Events.  The Committee may, in its discretion, disregard the impact of any extraordinary or unusual event (in accordance with generally accepted accounting procedures) in determining whether a Performance Objective has been obtained or may make appropriate adjustments in any Performance Objective to reflect such extraordinary or unusual event.

10. Discretion to Reduce Awards.  The Committee, in its sole and absolute discretion, may reduce the amount of any award otherwise payable to a Participant.

11. Active Employment Requirement.  Except as provided below, an Incentive Compensation Award shall be paid for an Incentive Compensation Award Period only to a Participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the Incentive Compensation Award Period and who is employed by the Company on the date the Incentive Compensation Award is paid. To the extent consistent with the deductibility of awards under Section 162(m) of the Code and regulations thereunder, the Committee may in its sole discretion grant an Incentive Compensation Award for the Incentive Compensation Award Period to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Plan during the Incentive Compensation Award Period, or whose employment is terminated during the Incentive Compensation Award Period because of the Participant’s retirement under the Company’s 401(k) plan, death, or because of disability as defined in Section 22(e)(3) of the Code. In such cases of active employment for part of an Incentive Compensation Award Period, a pro rata Incentive Compensation Award may be paid for the Incentive Compensation Award Period.

12. Payment and Deferrals of Incentive Compensation Award.  An Incentive Compensation Award shall be paid to the Participant for the Incentive Compensation Award Period as provided in this Plan. The Company shall pay the Incentive Compensation Award to the Participant in such form as the Committee may determine and at such time as the Committee may determine after the Committee certifies that the Incentive Compensation Award is payable as provided in Section 7, but no later than March 15th of the year following the year in which the Incentive Compensation Award Period ends. In the event of the Participant’s death, any Incentive Compensation Award shall be paid to the Participant’s spouse or, if there is no surviving spouse, the Participant’s estate. Payments under this Section shall operate as a complete discharge of the Committee and the Company. The Company shall deduct from any Incentive Compensation Award paid under the Plan the amount of any taxes required to be withheld by the federal or any state or local government.

The Committee may, in its sole and absolute discretion, permit a Participant elect to defer receipt of such Incentive Compensation Award in accordance with the terms of the Polaris Industries Inc. Supplemental Retirement/Savings Plan.

13. Shareholder Approval.  No Incentive Compensation Award shall be payable under this Plan unless the Plan is disclosed to and approved by the shareholders of the Company in accordance with Section 162(m) of the Code and regulations thereunder.

14. Limitation of Rights.  Nothing in this Plan shall be construed to (a) give any employee of the Company any right to be awarded any Incentive Compensation Award other than that set forth herein, as determined by the Committee; (b) give a Participant any rights whatsoever with respect to shares of common stock of the Company; (c) limit in any way the right of the Company to terminate an employee’s employment with the Company at any time for any reason or no reason; (d) give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company; or (e) be evidence of any agreement or understanding, express or implied, that the Company will employ an employee in any particular position or at any particular rate of remuneration.

15. Non-Exclusive Arrangement.  The adoption and operation of this Plan shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

16. Nonassignment.  The right of a Participant to the payment of any Incentive Compensation Award under the Plan may not be assigned, transferred, pledged, or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

17. Amendment or Termination of the Plan.  The Board may amend or terminate the Plan at any time, except that no amendment or termination shall be made that would impair the rights of any Participant to an Incentive Compensation Award that would be payable were the Participant to terminate employment on the effective date of such amendment or termination, unless the Participant consents to such amendment or termination. The Plan shall automatically terminate on December 31, 2014 unless sooner terminated by action of the Board or extended with the approval of the Board and the Company’s shareholders.

18. Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Minnesota, other than the conflict of law provisions of such laws.

00076038

POLARIS INDUSTRIES INC.
ANNUAL MEETING OF SHAREHOLDERS
Thursday, April 28, 2011
9:00 a.m.
2100 Highway 55
Medina, MN 55340

POLARIS INDUSTRIES INC. 2100 Highway 55 Medina, MN 55340

For directions to the Annual Meeting, please call (763) 542-0500.	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 28, 2011.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” each of the nominees in Item 1 and “FOR” the proposals in Items 2 through 5 and 3 Years for Item 6.
By signing the proxy, you revoke all prior proxies and appoint Bennett J. Morgan and Michael W. Malone, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/pii	1-800-560-1965
Mark, sign and date your proxy
Use the Internet to vote your proxy	Use a touch-tone telephone to	card and return it in the
until 11:59 p.m. (CT) on	vote your proxy until 11:59 p.m.	postage-paid envelope provided.
April 27, 2011.	(CT) on April 27, 2011.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

  COMPANY #

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors Recommends a Vote FOR Each of the Nominees in Item 1 and FOR the Proposals in Items 2 through 5:

1.	Election of	01 Gary E. Hendrickson	03 R. M. (Mark) Schreck	☐ Vote FOR all nominees	☐ Vote WITHHELD
	directors:	02 John R. Menard	04 William Grant Van Dyke	(except as marked)	from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
   Please fold here — Do not separate

2.	Approval of Amended and Restated 2007 Omnibus Incentive Plan	☐	For	☐	Against	☐	Abstain

3.	Approval of the material terms of the Amended Long Term Incentive Plan	☐	For	☐	Against	☐	Abstain

4.	Ratification of the selection of Ernst & Young LLP as the independent	☐	For	☐	Against	☐	Abstain
registered public accounting firm for 2011

5.	Advisory vote on approval of the compensation of our Named Executive Officers	☐	For	☐	Against	☐	Abstain
The Board of Directors Recommends a Vote FOR 3 Years:

6.	Advisory vote on the frequency of executive
	compensation votes	☐	3 Years	☐	2 Years	☐	1 Year	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.